Exhibit 10.1

Execution Version

FINANCING AGREEMENT

Dated as of December 31, 2024

by and among

FREIGHTCAR NORTH AMERICA, LLC

as Borrower,

FREIGHTCAR AMERICA, INC. AND EACH SUBSIDIARY OF THE BORROWER
LISTED AS A GUARANTOR ON THE SIGNATURE PAGES HERETO,
as Guarantors,

THE LENDERS FROM TIME TO TIME PARTY HERETO,
as Lenders,

and

BLUE TORCH FINANCE LLC,
as Administrative Agent and Collateral Agent

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Table of Contents

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SCHEDULE AND EXHIBITS

Schedule 1.01(A) Lenders and Lenders’ Commitments

Schedule 1.01(B) Facilities; Fee Owned Real Estate; Mortgages

Schedule 1.01(C) Immaterial Subsidiaries

Schedule 6.01(e) Capitalization; Subsidiaries

Schedule 6.01(f) Litigation

Schedule 6.01(i) ERISA

Schedule 6.01(l) Nature of Business

Schedule 6.01(q) Environmental Matters

Schedule 6.01(r) Insurance

Schedule 6.01(u) Intellectual Property

Schedule 6.01(v) Material Contracts

Schedule 7.02(a) Existing Liens

Schedule 7.02(b) Existing Indebtedness

Schedule 7.02(e) Existing Investments

Schedule 7.02(k) Limitations on Dividends and Other Payment Restrictions

Schedule 8.01 Cash Management Accounts

Exhibit A Form of Joinder Agreement

Exhibit B Form of Assignment and Acceptance

Exhibit C Form of Notice of Borrowing

Exhibit D Form of SOFR Notice

Exhibit E Form of Compliance Certificate

Exhibit F Forms of U.S. Tax Compliance Certificates

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FINANCING AGREEMENT

Financing Agreement, dated as of December 31, 2024, by and among FREIGHTCAR NORTH AMERICA, LLC, a Delaware limited liability company (the “Borrower”), FREIGHTCAR AMERICA, INC., a Delaware corporation (the “Parent”), each subsidiary of the Borrower listed as a “Guarantor” on the signature pages hereto (together with the Parent, the Borrower and each other Person that executes a joinder agreement and becomes a “Guarantor” hereunder, each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”), Blue Torch Finance LLC, a Delaware limited liability company (“Blue Torch”), as collateral agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”), and Blue Torch, as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

RECITALS

The Borrower has asked the Lenders to extend credit to the Borrower consisting of an initial term loan in the aggregate principal amount of $115,000,000. The proceeds of the initial term loan shall be used to refinance existing indebtedness of the Borrower, to redeem certain preferred equity of the Parent and to pay fees and expenses related to this Agreement. The Lenders are severally, and not jointly, willing to extend such credit to the Borrower subject to the terms and conditions hereinafter set forth.

In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

Article I.

DEFINITIONS; CERTAIN TERMS

Section 1.01. Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below:

“ABL Credit Agreement” means that certain asset-based credit or financing agreement, in form and substance satisfactory to the Agent, among the Borrower, a financial institution acceptable to the Agent, as administrative agent and collateral agent thereunder (the “ABL Agent”) and the other parties thereto from time to time.

“ABL Facility” means that certain asset-based revolving facility incurred pursuant to the ABL Credit Agreement.

“ABL Loan Documents” means “Loan Documents” (or such comparable term) (as such term and any component definition thereof are defined in the ABL Credit Agreement approved by the Agent).

“ABL Priority Collateral” has the meaning ascribed thereto in the Intercreditor Agreement; provided, that in no event shall the ABL Facility be secured by (a) any property

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owned by a Loan Party that is not organized in the United States or property that is not located within the United States and (b) any property that does not secure the Obligations.

“Account Debtor” means, with respect to any Person, each debtor, customer or obligor in any way obligated on or in connection with any Account (as defined in the Uniform Commercial Code, as applicable) of such Person.

“Acquisition” means the acquisition (whether by means of a merger, amalgamation, consolidation or otherwise) of all of the Equity Interests of any Person or all or substantially all of the assets of (or any division or business line of) any Person.

“Action” has the meaning specified therefor in Section 12.12.

“Additional Amount” has the meaning specified therefor in Section 2.09(a).

“Administrative Agent” has the meaning specified therefor in the preamble hereto.

“Administrative Agent’s Accounts” means one or more accounts designated by the Administrative Agent at a bank designated by the Administrative Agent from time to time as the accounts into which the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the Equity Interests having ordinary voting power for the election of members of the Board of Directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an “Affiliate” of any Loan Party.

“Agent” and “Agents” have the respective meanings specified therefor in the preamble hereto.

“Agreement” means this Financing Agreement, including all amendments, restatements, amendments and restatements, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

“AML Legislation” means the Proceeds of Crime (Money Laundering), as amended from time to time and all regulations thereunder and other applicable anti-terrorism laws and “know your client” policies, regulations, laws or rules, including any guidelines or orders thereunder.

“Anti-Corruption Laws” means all Requirements of Law concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices

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Act of 1977, as amended (the “FCPA”), the UK Bribery Act of 2010, the Mexican Ley General de Responsabilidades Administrativas, and the anti-bribery and anti-corruption laws and regulations of those jurisdictions in which the Loan Parties or any of their Subsidiaries do business.

“Anti-Money Laundering Laws” means all Requirements of Law concerning or relating to terrorism or money laundering, including, without limitation, the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956-1957), the USA PATRIOT Act, AML Legislation, and the Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5332 and 12 U.S.C. §§ 1818(s), 1820(b) and §§ 1951-1959) and the rules and regulations thereunder, and any law prohibiting or directed against the financing or support of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B).

“Applicable Margin” means, as of any date of determination, with respect to the interest rate of (a) any Reference Rate Loan or any portion thereof, 5.00% per annum and (b) any SOFR Loan or any portion thereof, 6.00% per annum.

“Applicable Premium” means

(a) as of the date of the occurrence of an Applicable Premium Trigger Event specified in clause (c) or (d) of the definition thereof:

(i) during the period from and after the Effective Date up to and including the date that is the first anniversary of the Effective Date (the “First Period”), an amount equal to the Make-Whole Amount;

(ii) during the period after the First Period up to and including the date that is the second anniversary of the Effective Date (the “Second Period”), an amount equal to 2.00% times the aggregate principal amount of the Term Loans outstanding on the date of such Applicable Premium Trigger Event;

(iii) during the period after the Second Period up to and including the date that is the third anniversary of the Effective Date (the “Third Period”), an amount equal to 1.00% times the aggregate principal amount of the Term Loans outstanding on the date of such Applicable Premium Trigger Event and

(iv) thereafter, zero;

(b) [reserved]; and

(c) as of the date of the occurrence of an Applicable Premium Trigger Event specified in clause (b) of the definition thereof:

(i) during the First Period, an amount equal to the Make-Whole Amount; and

(ii) during the Second Period, an amount equal to 2.00% times the amount of the aggregate principal amount of the Term Loans being paid on such date;

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(iii) during the Third Period, an amount equal to 1.00% times the amount of the aggregate principal amount of the Term Loans being paid on such date; and

(iv) thereafter, zero.

“Applicable Premium Trigger Event” means

(a) [reserved];

(b) any payment by any Loan Party of all, or any part, of the principal balance of any Term Loan for any reason (including, without limitation, any optional prepayment or mandatory prepayment other than (x) any prepayment made pursuant to Section 2.05(c)(i) or Section 2.05(c)(iii)(B) and (y) any regularly scheduled amortization payment made pursuant to the first sentence of Section 2.03(b)) whether before or after (i) the occurrence of an Event of Default, or (ii) the commencement of any Insolvency Proceeding, and notwithstanding any acceleration (for any reason) of the Obligations;

(c) (i) the acceleration of the Obligations for any reason, including, without limitation, acceleration in accordance with Section 9.01, including as a result of the commencement of an Insolvency Proceeding or (ii) authorization to commence an Insolvency Proceeding by an Loan Party or its Subsidiaries; or

(d) the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any Insolvency Proceeding, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any Insolvency Proceeding to any Agent, for the account of the Lenders in full or partial satisfaction of the Obligations.

“Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Collateral Agent (and the Borrower and/or the Administrative Agent, if applicable), in accordance with Section 12.07 hereof and substantially in the form of Exhibit B hereto or such other form acceptable to the Collateral Agent.

“Authorized Officer” means, with respect to any Person, the chief executive officer, chief operating officer, chief financial officer, controller, director, president, secretary, treasurer or other financial officer performing similar functions, president or executive vice president of such Person.

“Availability” means “Availability” (or such comparable term) (as such term and any component definition thereof are defined in the ABL Credit Agreement approved by the Agent).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any

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tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.07.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code, the Mexican Ley de Concursos Mercantiles, as amended from time to time and any successor statute or any similar federal or state law for the relief of debtors.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.07(h)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of:

(a) the alternate benchmark rate that has been selected by the Administrative Agent, in consultation with the Borrower, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated private credit facilities at such time and

(b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment for each applicable Interest Period, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent, in consultation with the Borrower, giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market

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convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (1) the date of the public statement or publication of information referenced therein and (2) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

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(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.07(h) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.07(h).

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Blue Torch” has the meaning specified therefor in the preamble hereto.

“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Board of Directors” means with respect to (a) any corporation, the board of directors of the corporation, consejo de administración, administrador único or any committee thereof duly authorized to act on behalf of such board, (b) a partnership, the board of directors, board of managers, consejo de gerentes, gerente único or equivalent governing body of the general partner of the partnership, (c) a limited liability company, the managing member or members or any controlling committee, board of directors or board of managers (or equivalent governing body) of such company or the sole member or the managing member thereof, and (d) any other Person, entity, individual, board or committee of such Person serving a similar function.

“Borrower” has the respective meanings specified therefor in the preamble hereto.

“Borrowing Base” means “Borrowing Base” (or such comparable term) (as such term and any component definition thereof are defined in the ABL Credit Agreement approved by the Agents.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in New York, except that, if a determination of a Business Day shall relate to a SOFR Loan, the term “Business Day” also shall exclude any day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Capital Expenditures” means, with respect to any Person for any period, the sum of (a) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in

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accordance with GAAP are or should be included in “property, plant and equipment” or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed, including all Capitalized Lease Obligations, obligations under synthetic leases and capitalized software costs that are paid or due and payable during such period and (b) to the extent not covered by clause (a) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Equity Interests of, any other Person (excluding (i) normal replacements and maintenance which are properly charged to current operations and (ii) expenditures made in connection with the acquisition, replacement, substitution or restoration of assets to the extent financed (x) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (y) with cash awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced).

“Capitalized Lease” means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property by such Person as lessee that is required under GAAP to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within twelve months from the date of acquisition thereof; (b) commercial paper, maturing not more than 365 days after the date of issue rated P 1 by Moody’s or A 1 by Standard & Poor’s; (c) certificates of deposit maturing not more than 365 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (c) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof; (e) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, which assets are primarily comprised of Cash Equivalents described in another clause of this definition; (f) marketable tax exempt securities rated A or higher by Moody’s or A+ or higher by Standard & Poor’s, in each case, maturing within 365 days from the date of acquisition thereof and (g) in the case of any Foreign Subsidiary, cash and cash equivalents that are substantially equivalent in such jurisdiction to those described in clauses (a) through (f) above in respect of each country that is a member of the Organization for Economic Co-operation and Development.

“Cash Management Accounts” means the bank accounts of each Loan Party maintained at one or more Cash Management Banks listed on Schedule 8.01.

“Cash Management Bank” has the meaning specified therefor in Section 8.01(a).

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“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means each occurrence of any of the following:

(a) [reserved];

(b) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of beneficial ownership of more than 35% of the aggregate outstanding voting or economic power of the Equity Interests of the Parent;

(c) [reserved];

(d) the Parent shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting or economic power of the Equity Interests of each other Loan Party and each of its Subsidiaries or, such lesser amount that the Parent owns on the Effective Date or, if later, the date such Loan Party or Subsidiary becomes a Loan Party or Subsidiary, as applicable (other than in connection with any transaction permitted pursuant to Section 7.02(c)(i)), free and clear of all Liens (other than Permitted Specified Liens);

(e) [reserved]; or

(f) a “Change of Control” (or any comparable term or provision) under or with respect to any of the Equity Interests or Material Indebtedness of the Parent or any of its Subsidiaries.

“Collateral” means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations, in each case other than any Excluded Property.

“Collateral Agent” has the meaning specified therefor in the preamble hereto.

“Collateral Agent Advances” has the meaning specified therefor in Section 10.08(a).

“Collateral Document” has the meaning specified therefor in Section 12.02(b).

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

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“Commitments” means, with respect to each Lender, such Lender’s Term Loan Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a Compliance Certificate, substantially in the form of Exhibit E, duly executed by an Authorized Officer of the Parent.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Reference Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.08 and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated EBITDA” means, with respect to any Person for any period:

(a) the Consolidated Net Income of such Person for such period,

plus

(b) without duplication, the sum of the following amounts for such period to the extent deducted in the calculation of Consolidated Net Income for such period:

(i) any provision for United States federal, state, local and foreign income taxes or other taxes measured by net income,

(ii) Consolidated Net Interest Expense,

(iii) any loss from extraordinary (as such term was defined under GAAP prior to giving effect to FASB 2015-01) items,

(iv) any depreciation and amortization expense,

(v) any aggregate net loss on the Disposition of property (other than accounts and Inventory) outside the ordinary course of business,

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(vi) any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts and Inventory),

(vii) any expenses and fees incurred during such period to consummate the transactions contemplated by this Agreement in an amount not to exceed $3,500,000, and

(viii) any loan servicing or amendment fees paid to the Agents or the Lenders after the Effective Date pursuant to the requirements of the Loan Documents or any amendments or waivers thereof,

minus

(c) without duplication, the sum of the following amounts for such period to the extent included in the calculation of such Consolidated Net Income for such period:

(i) any credit for United States federal, state, local and foreign income taxes or other taxes measured by net income,

(ii) any gain from extraordinary (as such term was defined under GAAP prior to giving effect to FASB 2015-01) items,

(iii) any aggregate net gain from the Disposition of property (other than accounts and Inventory) outside the ordinary course of business, and

(iv) any other non-cash gain, including any reversal of a charge referred to in clause (b)(vi) above by reason of a decrease in the value of any Equity Interest;

in each case, determined on a consolidated basis in accordance with GAAP.

For the avoidance of doubt (x) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of ASC 815 and its related pronouncements and interpretations, or the equivalent accounting standard under GAAP or an alternative basis of accounting applied in lieu of GAAP and (y) in no event shall any “run-rate” revenue enhancements, increases from new contracts or amendments to existing contracts or similar adjustments be included as an addback in this definition.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period; provided, however, that the following shall be excluded:

(a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person or its Subsidiaries), except to the extent of the amount of dividends or distributions derived from earned income and paid to such Person or Subsidiary,

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(b) (i) the net income of any Subsidiary of such Person that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions, to the extent of such restriction or limitation, and (ii) non-cash stock based compensation expenses,

(c) the net income of any other Person arising prior to such other Person becoming a Subsidiary of such Person or merging or consolidating into such Person or its Subsidiaries, and

(d) (1) any effect of income (loss) from the early extinguishment of Indebtedness or Swap Obligations or other derivative instruments (including deferred financing costs written off and premiums paid), (2) any non-cash income (or loss) related to currency gains or losses related to Indebtedness, intercompany balances, and other balance sheet items and to Swap Obligations pursuant to ASC 815 (or such successor provision), and (3) any non-cash expense, income, or loss attributable to the movement in mark to market valuation of foreign currencies, Indebtedness, or derivative instruments pursuant to GAAP.

“Consolidated Net Interest Expense” means, with respect to any Person for any period,

(a) gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person and excluding all rent payments under the Mexico Facility Lease that are classified as interest), less

(b) the sum of (i) interest income for such period and (ii) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense), plus

(c) the sum of (i) losses for such period on Hedging Agreements (to the extent not included in gross interest expense) and (ii) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), in each case, determined on a consolidated basis and in accordance with GAAP.

“Contingent Indemnity Obligations” means any Obligation constituting a contingent, unliquidated indemnification obligation of any Loan Party, in each case, to the extent (a) such obligation has not accrued and is not yet due and payable and (b) no claim has been made or is reasonably anticipated to be made with respect thereto.

“Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, and (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any

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such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include (x) any product warranties extended in the ordinary course of business and (y) endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Agreement” means, with respect to any deposit account, any securities account, commodity account, futures account, securities entitlement, commodity contract or futures contract, an agreement, in form and substance reasonably satisfactory to the Collateral Agent, among the Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to the Collateral Agent or otherwise establishes the Collateral Agent’s administrative control over such account.

“Controlled Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Cure Right” has the meaning specified in Section 9.02.

“Current Value” has the meaning specified therefor in Section 7.01(m).

“Debtor Relief Law” means the Bankruptcy Code or any other provincial or territorial corporate statute (to the extent that such corporate statute is used by a Person to seek or propose a compromise, arrangement, stay of proceedings or enforce some or all of the debts of a Person) and any other liquidation, conservatorship, bankruptcy, concurso mercantil, quiebra, liquidación assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization restructuring, restructuring plan, or similar debtor relief law of the United States, Mexico or other applicable jurisdiction from time to time in effect.

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“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Disbursement Letter” means a disbursement letter, in form and substance reasonably satisfactory to the Collateral Agent, by and among the Loan Parties, the Agents, the Lenders and the other Persons party thereto, and the related funds flow memorandum describing the sources and uses of all cash payments in connection with the transactions contemplated to occur on the Effective Date.

“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells (including, without limitation, any sale leaseback transaction), assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person. For purposes of clarification, “Disposition” shall include (a) the sale or other disposition for value of any contracts, (b) any disposition of property through a plan of division under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (c) the early termination or modification of any contract resulting in the receipt by any Loan Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification) or (d), any sale of merchant accounts (or any rights thereto (including, without limitation, any rights to any residual payment stream with respect thereto)) by any Loan Party.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition,

(a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than Contingent Indemnity Obligations) and the termination of the Commitments),

(b) is redeemable at the option of the holder thereof, in whole or in part,

(c) provides for the scheduled payments of dividends or distributions in cash, or

(d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is 181 days after the Final Maturity Date;

provided that if such Equity Interest is issued pursuant to a plan for the benefit of employees, officers or directors of the Parent, the Borrower or the Subsidiaries, or by any such plan to such employees, officers or directors, such Equity Interest shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by Parent in order to satisfy applicable statutory or regulatory obligations or as a result of the termination, death or disability of such employees, officers or directors.

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“Dollar,” “Dollars” and the symbol “$” each means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning specified therefor in Section 5.01.

“Employee Plan” means an employee benefit plan within the meaning of Section 3(3) of ERISA (other than a Multiemployer Plan), regardless of whether subject to ERISA, that any Loan Party or any of its ERISA Affiliates maintains, sponsors or contributes to or is obligated to contribute to or otherwise has any liability.

“Environmental Claim” means any action, suit, complaint, summons, citation, notice, order, claim, litigation, investigation, judicial or administrative proceeding, judgment from any Person or Governmental Authority under or pursuant to Environmental Law or asserting any actual or potential Environmental Liability.

“Environmental Law” means any Requirement of Law relating to, regulating or governing (i) the pollution or protection of the environment, any environmental media, natural resources or human health or safety (as it relates to exposure to Hazardous Materials), or (ii) the manufacture, use, handling, processing, distribution, labeling, generation, transportation, storage, treatment, Release, discharge, disposal or arranging for the disposal of, or exposure to, any Hazardous Materials, or the clean up or remediation thereof. For purposes of this Agreement and the other Loan Documents, the term “Environmental Laws” shall also include, without limitation, the Mexican Ley General del Equilibrio Ecológico y la Protección al Ambiente, Ley de Aguas Nacionales, Ley General para la Prevención y Gestión Integral de los Residuos, Ley General de Salud, and their respective regulations, as well as Mexico’s Reglamento Federal de Seguridad y Salud en el Trabajo, as each of the foregoing have been amended and/or supplemented or may be amended and/or supplemented from time to time.

“Environmental Liability” means all liabilities (contingent or otherwise, known or unknown), losses (including monies paid in settlement), damages, natural resource damages, costs

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and expenses (including all reasonable fees, costs, client charges and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest arising directly or indirectly as a result of, from, or based upon (a) any actual or alleged violation of or non-compliance with any Environmental Law or Environmental Permit, (b) any actual or alleged Release of, or exposure to, Hazardous Materials, (c) any Remedial Action, or (d) any contract, agreement or other written arrangement pursuant to which liability is assumed or imposed contractually or by operation of law with respect to any of the foregoing (a)-(d).

“Environmental Lien” means any Lien arising out of any Environmental Liability.

“Environmental Permit” means any permit, license, authorization, approval, registration or entitlement required by or issued by any Governmental Authority pursuant to Environmental Law.

“Equity Interests” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership, partes sociales, or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable; provided, that any instrument evidencing Indebtedness convertible or exchangeable for Equity Interests shall not be deemed to be Equity Interests unless and until such instrument is so converted or exchanged.

“Equity Issuance” means either (a) the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Equity Interests or (b) the receipt by the Parent of any cash capital contributions.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) that, together with such Person is, or within the last six (6) years was, treated as a single employer under Section 414 of the Internal Revenue Code or Section 4001 of ERISA.

“ERISA Event” means

(a) the occurrence of a Reportable Event with respect to any Pension Plan;

(b) the failure to meet the minimum funding standards of Section 412 or 430 of the Internal Revenue Code or Section 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA) or the failure to make a contribution or installment required under Section 412 or Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan;

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(c) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Internal Revenue Code or Section 303 of ERISA);

(d) a determination that any Multiemployer Plan is, or is expected to be, in “critical,” “endangered” or “critical and declining” status, in each case, under Section 432 of the Internal Revenue Code or Section 305 or within the meaning of Title IV of ERISA;

(e) the filing of a notice of intent to terminate a Pension Plan or the treatment of an amendment to a Pension Plan as a termination under Section 4041 of ERISA;

(f) the withdrawal by any Loan Party, any of its Subsidiaries or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Loan Party, any of its Subsidiaries or any of its ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA;

(g) the institution by the PBGC of proceedings to terminate any Pension Plan or appoint a trustee to administer any Pension Plan, or the occurrence of any event or condition that might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan;

(h) the imposition of liability on any Loan Party, any of its Subsidiaries or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069(a) of ERISA or by reason of the application of Section 4212(c) of ERISA;

(i) the withdrawal of any Loan Party, any of its Subsidiaries or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan or the receipt by any Loan Party, any of its Subsidiaries or any of its ERISA Affiliates of notice from any Multiemployer Plan that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;

(j) the occurrence of any act, circumstance, transaction, failure or omission which result in, or which would reasonably be expected to give result in, liability to a Loan Party or any of its Subsidiaries under Title I of ERISA or any fines, penalties, taxes or related charges under any of Sections 4971 through 5000 of the Internal Revenue Code;

(k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent, upon any Loan Party, any of its Subsidiaries or any of its ERISA Affiliates;

(l) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any such Pension Plan (or such other Employee Plan) to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code;

(m) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; or

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(n) the occurrence of any Foreign Plan Event.

“Erroneous Payment” has the meaning specified in Section 10.18(a).

“Erroneous Payment Subrogation Rights” has the meaning specified in Section 10.18(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified therefor in Section 9.01.

“Excess Cash Flow” means, with respect to any Person for any period,

(a) Consolidated EBITDA of such Person and its Subsidiaries for such period, less

(b) the sum of, without duplication (solely to the extent financed with cash of such Person and its Subsidiaries generated as a result of such Person’s operations and not financed with proceeds of Dispositions, casualty proceeds, Equity Issuances or Indebtedness (other than revolving Indebtedness incurred pursuant to the ABL Facility),

(i) all cash principal payments (excluding any principal payments made pursuant to Section 2.05(b) or Section 2.05(c)) on the Loans made during such period, and all cash principal payments on Indebtedness (other than Indebtedness incurred under this Agreement) of such Person or any of its Subsidiaries during such period to the extent such other Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement (but, in the case of revolving loans or Indebtedness, only to the extent that the revolving credit commitment in respect thereof is permanently reduced by the amount of such payments),

(ii) all Consolidated Net Interest Expense to the extent paid or payable in cash during such period,

(iii) the cash portion of Capital Expenditures made by such Person and its Subsidiaries during such period to the extent permitted to be made under this Agreement (to the extent financed with internally generated cash),

(iv) all cash used by such Person and its Subsidiaries during such period for Permitted Acquisitions and other Permitted Investments (other than intercompany Investments and Investments in cash and Cash Equivalents), in each case, to the extent permitted to be made under this Agreement and financed through with internally generated cash;

(v) all scheduled loan servicing fees and other similar fees in respect of Indebtedness of such Person or any of its Subsidiaries paid in cash during such period, to the extent such Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement,

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(vi) income taxes paid in cash by such Person and its Subsidiaries for such period,

(vii) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by such Person or any of its Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness, in each case, the extent financed with internally generated cash;

(viii) all cash expenses, cash charges, cash losses and other cash items that were added back in the determination of Consolidated EBITDA for such period and

(ix) the excess, if any, of Working Capital at the end of such period over Working Capital at the beginning of such period (or minus the excess, if any, of Working Capital at the beginning of such period over Working Capital at the end of such period).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Account” means,

(a) any deposit account specifically and exclusively used

(i) for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party’s employees and amounts withheld from payments to third parties intended to be paid over by such Loan Party to a Governmental Authority as withholding tax,

(ii) for escrow, fiduciary or trust purposes,

(iii) [reserved], and

(iv) solely to hold cash collateral to the extent permitted by clause (q) of the definition of “Permitted Liens” and

(b) any deposit accounts with deposits at any time in an aggregate amount not in excess of $100,000 for any one account and $500,000 in the aggregate for all such accounts.

Notwithstanding the foregoing, in no event shall any deposit account of a Loan Party that is pledged as collateral to secure the obligations of the Loan Parties under or pursuant to the ABL Credit Agreement constitute an “Excluded Account”.

“Excluded Equity Issuance” means

(a) in the event that the Parent or any of its Subsidiaries forms any Subsidiary in accordance with this Agreement, the issuance by such Subsidiary of Equity Interests to the Parent or such Subsidiary, as applicable,

(b) [reserved],

(c) [reserved],

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(d) the issuance of Equity Interests of the Parent to directors, officers and employees of the Parent and its Subsidiaries pursuant to employee stock option plans (or other employee incentive plans or other compensation arrangements) approved by the Board of Directors of the Parent,

(e) [reserved], and

(f) the issuance of Equity Interests by a Subsidiary of the Parent to its parent or member in connection with the contribution by such parent or member to such Subsidiary of the proceeds of an issuance described in clauses (a) – (e) above.

“Excluded Property” has the meaning set forth in the Security Agreement.

“Excluded Subsidiary” means,

(a) a “controlled foreign corporation” as defined under Section 957 of the Internal Revenue Code (“CFC”) or any direct or indirect Subsidiary that owns (directly or indirectly ) no material assets other than equity interests (or equity interests and other securities) in one or more CFCs (“FSHCO”); provided that (i) if any such Person described in this definition may guarantee the Obligations without material adverse tax consequences to the Parent and its Subsidiaries, (unless the Collateral Agent consents otherwise in writing) such Person shall not be an Excluded Subsidiary and, shall execute and deliver the agreements, instruments and other documents required by Section 7.01(b) and (ii) Parent and its Subsidiaries shall use commercially reasonable efforts not create (or otherwise cause any of its Subsidiaries to become) a CFC or FSHCO,

(b) any Immaterial Subsidiary,

(c) any Subsidiary acquired after the Effective Date that is prohibited or restricted by applicable laws or by any Contractual Obligation existing on the date of such acquisition, as applicable (to the extent such contractual prohibition was not entered into in contemplation thereof) from guaranteeing the Obligations, or which would require governmental (including regulatory) or other third-party consent, approval, license or authorization (other than any consent, approval, license or authorization from the Parent or any Subsidiary or any consent, approval, license or authorization created in contemplation thereof) to provide a guarantee of the Obligations (it being agreed that Parent shall use commercially reasonable efforts to seek any such consent, approval, license or authorization and/or waiver of such contractual prohibition) and

(d) any other Subsidiary of the Parent (other than the Borrower) with respect to which the Borrower and the Collateral Agent reasonably agree in writing that the cost or other consequences of guaranteeing the Obligations would be excessive in view of the benefits to be obtained by the Lenders.

Notwithstanding the foregoing, no Subsidiary that owns or is the exclusive licensee of any Material Asset shall be an Excluded Subsidiary and no Subsidiary that is CFC or FSHCO shall be an Excluded Subsidiary unless Borrower has reasonably determined, in consultation with the Administrative Agent, that there would be material adverse tax consequences if such Subsidiary was a Guarantor. As of the Effective Date, there are no Excluded Subsidiaries other than Immaterial Subsidiaries.

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“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such Guarantor becomes effective with respect to such related Swap Obligation.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient,

(a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes,

(b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.12(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.09, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office,

(c) Taxes attributable to such Recipient’s failure to comply with Section 2.09(d) and

(d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Existing Credit Facility” means that certain Amended and Restated Loan and Security Agreement dated as of July 30, 2021, by and among the Parent, the Borrower, certain Subsidiaries of the Parent and Siena Lending Group LLC, as lender, as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof.

“Existing Lenders” means the lenders party to the Existing Credit Facility.

“Exiting Preferred Equity” means the Series C Preferred Stock, par value $0.01 per share, of the Parent.

“Extraordinary Receipts” means any cash received by the Parent or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.05(c)(ii) or (iii) hereof), including, without limitation,

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(a) foreign, United States, state or local tax refunds,

(b) pension plan reversions,

(c) proceeds of insurance (other than to the extent such insurance proceeds are (i) immediately payable to a Person that is not the Parent or any of its Subsidiaries in accordance with applicable Requirements of Law or with Contractual Obligations entered into in the ordinary course of business or (ii) received by the Parent or any of its Subsidiaries as reimbursement for any out-of-pocket costs incurred or made by such Person prior to the receipt thereof directly related to the event resulting from the payment of such proceeds) and proceeds of all business interruption insurance,

(d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action,

(e) condemnation awards (and payments in lieu thereof),

(f) indemnity payments (other than to the extent such indemnity payments are (i) immediately payable to a Person that is not an Affiliate of the Parent or any of its Subsidiaries or (ii) received by the Parent or any of its Subsidiaries as reimbursement for any costs previously incurred or any payment previously made by such Person), and

(g) any purchase price adjustment received in connection with any purchase agreement (other than in connection with a Permitted Acquisition).

“Facility” means the real property identified on Schedule 1.01(B) and any New Facility hereafter acquired by the Parent or any of its Subsidiaries, including, without limitation, the land on which each such facility is located, all buildings and other improvements thereon, and all fixtures located thereat or used in connection therewith.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal, Tax or regulatory legislation, rules or official practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of Sections 1471 through 1474 of the Internal Revenue Code and the Treasury Regulations thereunder.

“FCPA” has the meaning specified therefor in the definition of Anti-Corruption Laws.

“FCA-FASEMEX” means FCA-FASEMEX, S. de R.L. de C.V. a duly incorporated and validly existing sociedad de responsabilidad limitada de capital variable in Mexico.

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“FCA-Enterprise” means FCA-FASEMEX Enterprise, S. de R.L. de C.V. a duly incorporated and validly existing sociedad de responsabilidad limitada de capital variable in Mexico.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds banks of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fee Letter” means the fee letter, dated as of the date hereof, among the Borrower and the Agent.

“Final Maturity Date” means December 31, 2028; provided that if such day is not a Business Day, then the Final Maturity Date shall be the immediately preceding Business Day.

“Financial Statements” means

(a) the audited consolidated balance sheet of the Parent and its Subsidiaries for the Fiscal Year ended December 31, 2023, and the related consolidated statement of operations, shareholders’ equity and cash flows for the Fiscal Year then ended, and

(b) the unaudited consolidated balance sheet of the Parent and its Subsidiaries for the three, six and nine months ended March 31, 2024, June 30, 2024 and September 30, 2024, and the related consolidated statement of operations, shareholder’s equity and cash flows for the three, six, and nine months then ended.

“Fiscal Year” means the fiscal year of the Parent and its Subsidiaries ending on December 31 of each year.

“Floor” means a rate of interest equal to 3.00% per annum.

“Foreign Lender” has the meaning specified therefor in Section 2.09(d)(ii)(B).

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained, sponsored or contributed to, or for which there is an obligation to contribute to, by any Loan Party, any of its Subsidiaries or any of its ERISA Affiliates that is subject to any Requirements of Laws other than, or in addition to, the laws of the United States or any state thereof or the laws of the District of Columbia.

“Foreign Plan Event” means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any Requirement of Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the

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failure to make any required contribution or payment under any Requirement of Law within the time permitted by any Requirement of Law for such contributions or payments, (c) the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability by any Loan Party or any Subsidiary under any law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction with respect to a Foreign Plan that is prohibited under any Requirement of Law and that would reasonably be expected to result in the incurrence of any liability by any Loan Party or any Subsidiary, or the imposition on any Loan Party or any Subsidiary of any fine, excise tax or penalty with respect to a Foreign Plan resulting from any noncompliance with any Requirement of Law.

“Foreign Sovereign Immunities Act” means the US Foreign Sovereign Immunities Act of 1976 (28 U.S.C. Sections 1602-1611), as amended.

“Foreign Subsidiary” means any Subsidiary of the Parent that is not a Domestic Subsidiary.

“Funding Losses” has the meaning specified therefor in Section 2.08.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 7.03 hereof and the definitions used therein, “GAAP” shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements, provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 7.03 hereof, the Collateral Agent and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.03 hereof shall be calculated as if no such change in GAAP has occurred.

“Governing Documents” means,

(a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);

(b) with respect to any limited liability company, the certificate or articles of formation or organization, and the operating agreement;

(c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, declaration or other applicable agreement or documentation evidencing or otherwise relating to its formation or organization, governance and capitalization; and

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(d) with respect to any of the entities described above, any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.

“Governmental Authority” means any nation or government, any foreign, federal, state, territory, province, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranteed Obligations” has the meaning specified therefor in Section 11.01.

“Guarantor” means (a) the Parent, the Borrower (except as to its own obligations) and each Subsidiary of the Parent listed as a “Guarantor” on the signature pages hereto, and (b) each other Person which guarantees, or is required to provide a guarantee, pursuant to Section 7.01(b) or otherwise, all or any part of the Obligations.

“Guaranty” means (a) the guaranty of each Guarantor party hereto contained in Article XI hereof and (b) each other guaranty, in form and substance reasonably satisfactory to the Collateral Agent, made by any other Guarantor in favor of the Collateral Agent for the benefit of the Agents and the Lenders guaranteeing all or part of the Obligations.

“Hazardous Material” means any element, material, substance, waste, compound or chemical (whether solid, liquid or gas) that is defined, listed or otherwise classified as a contaminant, pollutant, toxic or hazardous substance, hazardous waste, universal waste, special waste, or is otherwise characterized by words of similar import under any Environmental Law or that is regulated under, or for which liability or standards of care are imposed, pursuant to any Environmental Law, including, without limitation, petroleum, polychlorinated biphenyls; asbestos-containing materials, lead or lead-containing materials, urea formaldehyde-containing materials, radioactive materials, radon, toxic mold and per- and polyfluoroalkyl substances.

“Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

“Highest Lawful Rate” means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“Immaterial Subsidiary” means, at any time, any Subsidiary that

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(a) contributed 2.50% or less of the Consolidated EBITDA of the Parent and its Subsidiaries for the most recently ended period of four fiscal quarters for which financial statements have been delivered,

(b) contributed 2.50% or less of the revenues of the Parent and its Subsidiaries for the most recently ended period of four fiscal quarters for which financial statements have been delivered, and

(c) had assets representing 2.50% or less of the total consolidated assets of the Parent and its Subsidiaries on the last day of the most recently ended period of four fiscal quarters for which financial statements have been delivered;

provided that Immaterial Subsidiaries shall not comprise in the aggregate more than (i) 5.00% of the Consolidated EBITDA of the Parent and its Subsidiaries, (ii) 5.00% of the revenues of the Parent and its Subsidiaries or (iii) 5.00% of the consolidated assets of the Parent and its Subsidiaries, in each case, as of the end of the most recently ended period of four fiscal quarters for which financial statements have been delivered.

As of the Effective Date, the Immaterial Subsidiaries are listed on Schedule 1.01(C).

“Indebtedness” means, with respect to any Person, without duplication,

(a) all indebtedness of such Person for borrowed money;

(b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person’s business and not outstanding for more than 90 days after the date such payable was created and any earn-out, purchase price adjustment or similar obligation until such obligation becomes due and payable in accordance with GAAP);

(c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made;

(d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property;

(e) all Capitalized Lease Obligations of such Person;

(f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit (including standby), bankers’ acceptance, bank guaranties, surety bonds and similar facilities or instruments;

(g) all net obligations and liabilities of such Person under Hedging Agreements;

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(h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing;

(i) all Contingent Obligations;

(j) all Disqualified Equity Interests; and

(k) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided that the amount of Indebtedness of any Person for purposes of this clause (k) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property of such Person encumbered thereby as determined by such Person in good faith.

The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer. Notwithstanding the foregoing, none of the rental payment obligations owed by any Loan Party under the Mexico Facility Lease shall be treated as Indebtedness for any purpose under this Agreement or any other Loan Document.

“Indemnified Matters” has the meaning specified therefor in Section 12.15.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified therefor in Section 12.15.

“Initial Term Loan” means, collectively, the loans made by the Initial Term Loan Lenders to the Borrower on the Effective Date pursuant to Section 2.01(a)(ii).

“Initial Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make the Initial Term Loan to the Borrower in the amount set forth in Schedule 1.01(A) hereto or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

“Initial Term Loan Lender” means a Lender with an Initial Term Loan Commitment or an Initial Term Loan.

“Initial Total Term Loan Commitment” means the sum of the amounts of the Lenders’ Initial Term Loan Commitments. As of the Effective Date, the aggregate Initial Total Term Loan Commitment equals $115,000,000.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

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“Intellectual Property” has the meaning specified therefor in the Security Agreement.

“Intellectual Property Contracts” means all agreements concerning Intellectual Property, including without limitation license agreements, technology consulting agreements, confidentiality agreements, co-existence agreements, consent agreements and non-assertion agreements.

“Intellectual Property Security Agreement” has the meaning specified therefor in the Security Agreement.

“Intercreditor Agreement” means that certain Intercreditor Agreement between Blue Torch and the ABL Agent, in form and substance satisfactory to the Agent.

“Intercompany Subordination Agreement” means an Intercompany Subordination Agreement made by the Parent and its Subsidiaries in favor of the Collateral Agent for the benefit of the Agents and the Lenders, in form and substance reasonably satisfactory to the Collateral Agent.

“Interest Payment Date” means as to any SOFR Loan, the last day of each Interest Period therefor and the Final Maturity Date.

“Interest Period” means, with respect to each SOFR Loan, a period commencing on the date of the making of such SOFR Loan (or the continuation of a SOFR Loan or the conversion of a Reference Rate Loan to a SOFR Loan) and ending 3 months thereafter; provided, however, that

(a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day,

(b) interest shall accrue at the applicable rate based upon Term SOFR from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires,

(c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day,

(d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1 or 3 months after the date on which the Interest Period began, as applicable,

(e) the Borrower may not elect an Interest Period which will end after the Final Maturity Date, and

(f) no tenor that has been removed from this definition pursuant to Section 2.07(h)(iv) shall be available for specification in such Notice of Borrowing or SOFR Notice.

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“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Inventory” means, with respect to any Person, all goods and merchandise of such Person leased or held for sale or lease by such Person, including, without limitation, all raw materials, work-in-process and finished goods, and all packaging, supplies and materials of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account or cash.

“Investment” means, with respect to any Person, (a) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit (excluding Accounts arising in the ordinary course of business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (b) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (c) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.

“Joinder Agreement” means a Joinder Agreement, substantially in the form of Exhibit A, duly executed by a Subsidiary of a Loan Party made a party hereto pursuant to Section 7.01(b).

“Lease” means any lease, sublease or license of, or other agreement granting a possessory interest in, real property to which any Loan Party or any of its Subsidiaries is a party as lessor, lessee, sublessor, sublessee, licensor or licensee.

“Lender” has the meaning specified therefor in the preamble hereto.

“Leverage Ratio” means, with respect to any Person and its Subsidiaries for any period, the ratio of

(a) all Indebtedness described in clauses (a), (b), (c), (d), (e) and (f) in the definition thereof of such Person and its Subsidiaries as of the end of such period minus the amount of unrestricted cash and Cash Equivalents of the Borrower and the other Loan Parties held in an account that is subject to a Control Agreement in favor of the Agent (provided, that such accounts need not be subject to a Control Agreement until forty-five (45) days after the Effective Date) to

(b) Consolidated EBITDA of such Person and its Subsidiaries for such period provided that, as of any date of determination, the amount of the ABL Facility Indebtedness included in the calculation under clause (a) above shall be equal to the greater of (x) the “Aggregate Revolving Exposure” (or such comparable term) (as such term and any component definition thereof are defined in the ABL Credit Agreement approved by the Agent) as of such date and (y) the “Average ABL Exposure” (or comparable term) (as such term and any component definition thereof are defined in the ABL Credit Agreement approved by the Agent) as of such date.

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“Lien” means any mortgage, deed of trust, deed to secure debt, pledge, lien (statutory or otherwise), security interest, hypothec, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

“Liquidity” means Qualified Cash plus, to the extent that the conditions to borrowing pursuant to the ABL Credit Agreement could be satisfied in respect thereof as of the applicable date of determination, “Availability” (or such corresponding term) (as such term and any component definition thereof are defined in the ABL Credit Agreement approved by the Agent).

“Loan” means the Term Loan made by an Agent or a Lender to the Borrower pursuant to Article II hereof.

“Loan Account” means an account maintained hereunder by the Administrative Agent on its books of account at the Payment Office, and with respect to the Borrower, in which the Borrower will be charged with all Loans made to, and all other Obligations incurred by, the Borrower.

“Loan Document” means this Agreement, the Assignment of Business Interruption Insurance Policy, any Control Agreement, the Disbursement Letter, the Fee Letter, any Guaranty, the Intercompany Subordination Agreement, the Intercreditor Agreement, any Joinder Agreement, any Mortgage, any Security Agreement, any other Collateral Document, any UCC Filing Authorization Letter, the VCOC Management Rights Agreement, any landlord waiver, any collateral access agreement, any Perfection Certificate and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan or any other Obligation.

“Loan Party” means the Borrower and any Guarantor.

“Loan Party Data” has the meaning given to such term in Section 6.01(ii).

“Loan Party Systems” has the meaning given to such term in Section 6.01(ii).

“Make-Whole Amount” means, as of any date of determination, an amount equal to

(a) the difference (which shall not be zero) between

(i) the aggregate amount of interest (including, without limitation, (x) interest payable in cash, in kind or deferred and (y) if applicable, interest at the Post-Default Rate) which would have otherwise been payable on the principal amount of the Term Loans paid on such date (or in the case of an Applicable Premium Trigger Event specified in clauses (c) or (d) of the definition thereof, the principal amount of the Term Loans outstanding on such date) from the date of the occurrence of the Applicable Premium Trigger Event until the first anniversary of the Effective Date minus

(ii) the aggregate amount of interest the Lenders would earn if the prepaid (or deemed prepayment in the case of an acceleration of the Loans) or reduced principal

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amount of the Term Loans were reinvested for the period from the date of prepayment (or deemed prepayment in the case of an acceleration of the Loans) or reduction until the first anniversary of the Effective Date at the Treasury Rate, plus

(b) an amount equal to the Applicable Premium that would otherwise be payable as if such Applicable Premium Trigger Event had occurred on the day after the first anniversary of the Effective Date.

“Material Adverse Effect” means a material adverse effect on any of (a) the operations, assets, liabilities or financial condition of the Loan Parties and their Subsidiaries taken as a whole, (b) the ability of the Loan Parties taken as a whole to perform any of their material obligations under any Loan Document, (c) the legality, validity or enforceability of this Agreement or any other Loan Document, (d) the rights and remedies of any Agent or any Lender under any Loan Document, or (e) the validity, perfection or priority of a Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on material portion of the Collateral.

“Material Asset” means (a) all Material Intellectual Property and (b) all other assets owned by, or licensed to, the Parent or any of its Subsidiaries including that is material to the business of Parent or any of its Subsidiaries, taken as a whole.

“Material Contract” means, the ABL Loan Documents, the Mexico Facility Lease and with respect to any Person, and all other contracts or agreements as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would reasonably be expected to have a Material Adverse Effect.

“Material Indebtedness” means any Indebtedness (other than the Loans) of any one or more of the Parent, the Borrower or any Subsidiary in an aggregate principal amount exceeding $5,000,000 and Indebtedness in respect of the ABL Facility.

“Material Intellectual Property” means all Intellectual Property owned by, or licensed to, the Parent or any of its Subsidiaries that is material to the business of the Parent or any of its Subsidiaries, taken as a whole (whether owned as of the Effective Date or thereafter acquired).

“Material Real Property” means any (i) fee-owned Facility located in the United States or (ii) fee-owned or leased Facility located outside of the United States, in each case, with a fair market value equal to $3,000,000 or more (at the Effective Date or, with respect to any fee-owned Facility acquired after the Effective Date, at the time of acquisition, in each case, as reasonably estimated by the Borrower in good faith).

“Mexico” means the United Mexican States.

“Mexico Facility Lease” means that certain Third Amendment to the Novation Agreement and Restatement of Lease Agreement, dated as of July 24, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among Jesús Salvador Gil Benavides, Alejandro Gil Benavides, Salvador Gil Benavides, Fabricaciones y Servicios de México, S.A. de C.V., as landlord, and FCA-FASEMEX, as lessee, for the facility located at Tepic 1100, Colonia California, Coahuila, México, C.P. 25870.

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“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means a mortgage, charge, hipoteca, deed of trust or deed to secure debt or other real estate security document evidencing a Lien on a Mortgaged Property, in form and substance reasonably satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders, securing the Obligations and delivered to the Collateral Agent.

“Mortgaged Property” means each fee-owned Material Real Property with respect to which a Mortgage is granted pursuant to the terms hereof.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed, or has been obligated to contribute, to at any time during the preceding the six calendar years.

“National Steel Litigation” means that certain litigation matter known as National Steel Car Limited v. FreightCar America, Inc., No. 1:24-cv-00594 (D. Del.), filed on May 17, 2024 in the United States District Court, District of Delaware.

“Net Cash Proceeds” means, with respect to, any issuance or incurrence of any Indebtedness, any Equity Issuance, any Disposition or the receipt of any Extraordinary Receipts by any Person or any of its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only

(a) in the case of any Disposition or the receipt of any Extraordinary Receipts consisting of insurance proceeds or condemnation awards, the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection therewith (other than Indebtedness under this Agreement),

(b) reasonable fees, costs and expenses related thereto incurred by such Person or such Subsidiary in connection therewith,

(c) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith,

(d) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements), in each case, to the extent, but only to the extent, that the amounts so deducted are (i) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (ii) properly attributable to such transaction or to the asset that is the subject thereof, and

(e) any funded escrow established pursuant to the documents evidencing any such Disposition or Extraordinary Receipt to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition (provided that to the extent that any

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amounts are released from such escrow to any Person or any of its Subsidiaries, such amounts net of any related expenses shall constitute Net Cash Proceeds).

“New Facility” has the meaning specified therefor in Section 7.01(m).

“Notice of Borrowing” has the meaning specified therefor in Section 2.02(a).

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all present and future indebtedness, obligations, and liabilities of each Loan Party to the Agents and the Lenders arising under or in connection with this Agreement or any other Loan Document or otherwise with respect to any Loans, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest, charges, expenses, fees, premiums (including the Applicable Premium), attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person. Notwithstanding any of the foregoing, Obligations shall not include any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than pursuant to an assignment request by the Borrower under Section 2.12(b)).

“Parent” has the meaning specified therefor in the preamble hereto.

“Participant Register” has the meaning specified therefor in Section 12.07(i).

“Payment Office” means the Administrative Agent’s office located at 150 East 58th Street, 39th Floor, New York, New York 10155, or at such other office or offices of the Administrative

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Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Borrower.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means an Employee Plan that is subject to Section 412 of the Internal Revenue Code, Section 302 of ERISA or Title IV of ERISA maintained, sponsored or contributed to, or for which there is an obligation to contribute to, by any Loan Party or any Subsidiary or any of its ERISA Affiliates at any time during the preceding six calendar years.

“Perfection Certificate” means a certificate in form and substance reasonably satisfactory to the Collateral Agent providing information with respect to the property of each Loan Party.

“Periodic Term SOFR Determination Day” has the meaning specified therefor in the definition of Term SOFR.

“Permitted Acquisition” means any Acquisition by a Loan Party or any wholly-owned Subsidiary of a Loan Party to the extent that each of the following conditions shall have been satisfied:

(a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition after giving pro forma effect to such Acquisition;

(b) [reserved];

(c) the Borrower shall have furnished to the Agents at least 10 Business Days prior to the consummation of such Acquisition

(i) a summary of the key terms of the Acquisition and, if available, an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such Acquisition) and, at the request of any Agent, such other information and documents that any Agent may reasonably request, including, without limitation, executed counterparts of the respective agreements, instruments or other documents pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, instruments or other documents and all other material ancillary agreements, instruments or other documents to be executed or delivered in connection therewith,

(ii) pro forma financial statements of the Parent and its Subsidiaries after the consummation of such Acquisition,

(iii) a certificate of the chief financial officer of the Parent, demonstrating on a pro forma basis compliance, as at the end of the most recently ended Test Period, with all covenants set forth in Section 7.03 hereof after the consummation of such Acquisition, and

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(iv) copies of such other material agreements, instruments or other documents as any Agent shall reasonably request;

(d) the agreements, instruments and other documents referred to in paragraph (c) above shall provide that

(i) neither the Loan Parties nor any of their Subsidiaries shall, in connection with such Acquisition, assume or remain liable in respect of any Indebtedness of the Seller or Sellers, or other obligation of the Seller or Sellers (except for obligations incurred in the ordinary course of business in operating the property so acquired and necessary or desirable to the continued operation of such property and except for Permitted Indebtedness), and

(ii) all property to be so acquired in connection with such Acquisition shall be free and clear of any and all Liens, except for Permitted Liens (and if any such property is subject to any Lien not permitted by this clause (ii) then concurrently with such Acquisition such Lien shall be released);

(e) such Acquisition shall be effected in such a manner so (i) that the acquired assets or Equity Interests are owned either by a Loan Party or a wholly-owned Subsidiary of a Loan Party and, if effected by merger, amalgamation or consolidation involving a Loan Party, such Loan Party shall be the continuing or surviving Person and (ii) after giving effect to any such Acquisition, any Person so acquired who is a Subsidiary of the Borrower shall become a Loan Party;

(f) the Borrower shall have Liquidity in an amount equal to or greater than $15,000,000 immediately after giving effect to the consummation of the proposed Acquisition;

(g) the assets being acquired or the Person whose Equity Interests are being acquired did not have negative Consolidated EBITDA during the 12 consecutive month period most recently concluded prior to the date of the proposed Acquisition;

(h) the assets being acquired (other than a de minimis amount of assets in relation to the Loan Parties’ and their Subsidiaries’ total assets), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of the Loan Parties and their Subsidiaries or a business reasonably related thereto;

(i) the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States or Mexico or the Person whose Equity Interests are being acquired is organized in a jurisdiction located within the United States or Mexico; provided, the aggregate Purchase Price of Acquisitions of Assets located in Mexico and Persons organized in Mexico shall not exceed $5,000,000.

(j) such Acquisition shall be consensual and shall have been approved by the board of directors of the Person whose Equity Interests or assets are proposed to be acquired and shall not have been preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Parent or any of its Subsidiaries or an Affiliate thereof;

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(k) any such Subsidiary (and its equityholders) shall execute and deliver the agreements, instruments and other documents required by Section 7.01(b) on or prior to the date of the consummation of such Acquisition; and

(l) the Purchase Price payable in respect of all Acquisitions shall not exceed $25,000,000 in the aggregate during the term of this Agreement.

“Permitted Disposition” means:

(a) sale of Inventory and immaterial assets in the ordinary course of business;

(b) licensing, on a non-exclusive basis, Intellectual Property rights in the ordinary course of business in accordance with the terms of this Agreement;

(c) leasing or subleasing assets in the ordinary course of business;

(d) (i) the lapse of Registered Intellectual Property of the Parent and its Subsidiaries to the extent not economically desirable in the conduct of their business or (ii) the abandonment of Intellectual Property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Secured Parties;

(e) any involuntary loss, damage or destruction of property;

(f) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(g) so long as no Event of Default has occurred and is continuing or would result therefrom, transfers of assets (i) from the Parent or any of its Subsidiaries to a Loan Party, and (ii) from any Subsidiary of the Parent that is not a Loan Party to any other Subsidiary of the Parent; provided, that Dispositions by a Loan Party not organized in Mexico to a Loan Party organized in Mexico outside the ordinary course of business or not consistent with past practices shall not exceed $2,000,000;

(h) Disposition of obsolete or worn-out equipment in the ordinary course of business and consistent with past practice;

(i) Dispositions of equipment or real property to the extent that (i) such equipment or real property is exchanged for credit against the purchase price of similar replacement Equipment or real property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement equipment or real property, in each case, with a non-Affiliate on an arms’ length basis and for fair market value;

(j) Dispositions of cash and Cash Equivalents

(k) discounts of accounts receivable, or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable in the ordinary course of business (but excluding factoring or in connection with any receivables financing);

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(l) any transfer and other Dispositions of accounts receivable (including write-offs, discounts and compromises) in connection with the compromise, settlement or collection thereof (but excluding factoring or in connection with any receivables financing);

(m) to the extent constituting Dispositions, any Permitted Restricted Payments;

(n) the unwinding or settling of any Hedging Agreement in the ordinary course of business and consistent with past practices (and in any event for non-speculative purposes); and

(o) Disposition of property or assets not otherwise permitted in clauses (a) through (n) above for cash in an aggregate amount not less than the fair market value of such property or assets;

provided that the Net Cash Proceeds of such Dispositions (including the proposed Disposition) (1) in the case of clauses (h) and (o) above, do not exceed $10,000,000 in the aggregate in any Fiscal Year and (2) in all cases, are paid to the Administrative Agent for the benefit of the Agents and the Lenders pursuant to the terms of Section 2.05(c)(ii) or applied as provided in Section 2.05(c)(vi).

Notwithstanding the foregoing, no Loan Party may transfer, assign or exclusively license any Material Asset to any Subsidiary that is not a Loan Party and any such transaction shall not be a Permitted Disposition.

“Permitted Indebtedness” means:

(a) any Indebtedness owing to any Agent or any Lender under this Agreement and the other Loan Documents;

(b) any other Indebtedness listed on Schedule 7.02(b), and any Permitted Refinancing Indebtedness in respect of such Indebtedness;

(c) Permitted Purchase Money Indebtedness and any Permitted Refinancing Indebtedness in respect of such Indebtedness;

(d) Permitted Intercompany Investments;

(e) Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds;

(f) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Loan Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period;

(g) the incurrence by any Loan Party of Indebtedness under Hedging Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party’s operations and not for speculative purposes;

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(h) (i) Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”) and (ii) obligations in respect of cash management services, netting services, automatic clearinghouse arrangements, overdraft protections, and other cash management and similar arrangements, in each case of clause (i) and (ii), incurred in the ordinary course of business and any guarantees thereof or the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within 10 Business Days of its incurrence;

(i) contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions;

(j) Indebtedness with respect to the ABL Facility incurred pursuant to the ABL Credit Agreement in an aggregate principal amount not to exceed the lesser of $35,000,000 and the Borrowing Base; provided, that

(i) the ABL Facility shall not be secured by any property that does not secure the Obligations and there shall be no obligor in respect of the ABL Facility that is not an obligor in respect of the Obligations; and

(ii) such Indebtedness shall be subject to the Intercreditor Agreement and otherwise on terms reasonably satisfactory to the Agent;

(k) subject to the limitations of Permitted Intercompany Investments, guarantees by the Parent and any Subsidiary in respect of Indebtedness of the Loan Parties (other than, in respect of Subsidiaries that are not Loan Parties, Indebtedness for borrowed money) otherwise permitted hereunder;

(l) Indebtedness representing deferred compensation or similar arrangements to employees of the Borrower or any of its Subsidiaries incurred in the ordinary course of business;

(m) to the extent constituting Indebtedness, customer deposits and advance payments (including progress payments) received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(n) to the extent constituting Indebtedness, guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Borrower and its Subsidiaries;

(o) Indebtedness in respect of the Specified Letter of Credit in an aggregate principal amount not to exceed $197,000; and

(p) unsecured Indebtedness not for borrowed money of a Loan Party not to exceed $3,000,000.

“Permitted Intercompany Investments” means Investments made by

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(a) a Loan Party to or in another Loan Party; provided, Investments not in the ordinary course of business or consistent with past practices in Loan Parties organized in Mexico by Loan Parties not organized in Mexico shall not exceed $2,000,000,

(b) a Subsidiary that is not a Loan Party to or in another Subsidiary that is not a Loan Party,

(c) a Subsidiary that is not a Loan Party to or in a Loan Party organized in the United States, so long as, in the case of a loan or advance, the parties thereto are party to the Intercompany Subordination Agreement, and

(d) a Loan Party to or in a Subsidiary that is not a Loan Party so long as

(i) the aggregate amount of all such Investments made by the Loan Parties to or in Subsidiaries that are not Loan Parties does not exceed $2,000,000 at any time outstanding,

(ii) no Default or Event of Default has occurred and is continuing either before or after giving effect to such Investment,

(iii) Liquidity shall be at least $15,000,000 after giving effect to such Investment and

(iv) the Administrative Agent has received a certificate of an Authorized Officer of the Borrower, dated as of the date of the Investment in a Subsidiary that is not a Loan Party, demonstrating compliance with subclauses (ii) and (iii) above on a pro forma basis as of the last day of the last fiscal quarter for which financial statements have been delivered under Section 7.01(a) after giving effect to such payment (as if made on the first day of such period).

“Permitted Investments” means:

(a) Investments in cash and Cash Equivalents;

(b) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(c) advances made in connection with purchases of goods or services in the ordinary course of business;

(d) Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries;

(e) Investments existing on the date hereof, as set forth on Schedule 7.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof;

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(f) Permitted Intercompany Investments;

(g) Permitted Acquisitions;

(h) loans or advances (or guarantees) to officers, directors and employees of the Parent, the Borrower or any Subsidiary

(i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes,

(ii) in connection with such Person’s cashless purchase of Equity Interests of the Parent,

(iii) to permit the payment of taxes with respect to any such Equity Interest purchase described in clause (ii), and

(iv) for any other purposes not described in the foregoing sub-clauses (i), (ii) and (iii);

provided that the aggregate principal amount outstanding at any time under the foregoing sub-clauses (i), (ii), (iii) and (iv) of this clause (h) shall not exceed $1,000,000;

(i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled Account Debtors and other credits to suppliers in the ordinary course of business;

(j) [reserved];

(k) Investments in Hedging Agreements permitted under Section 7.02(b) in the ordinary course of business, consistent with past practices and for non-speculative purposes;

(l) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(m) Investments consisting of purchases and acquisitions of inventory, supplies, material or other similar assets, or of services, in the ordinary course of business and consistent with past practices; and

(n) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount not to exceed $5,000,000.

Notwithstanding the foregoing, no Permitted Investment in any Affiliate of the Parent that is not a Loan Party may consist of a transfer, assignment or exclusive license of any Material Asset.

“Permitted Liens” means:

(a) Liens securing the Obligations;

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(b) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(c)(ii);

(c) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

(d) Liens described on Schedule 7.02(a), provided that (A) any such Lien shall only secure the Indebtedness that it secures on the Effective Date and any Permitted Refinancing Indebtedness in respect thereof and (B) no such Lien extends to any additional property other than (x) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.02(b) and (y) proceeds and products thereof, accessions thereto and improvements thereon;

(e) purchase money Liens on equipment acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure Permitted Purchase Money Indebtedness so long as such Lien only (i) attaches to such property and (ii) secures the Indebtedness that was incurred to acquire such property or any Permitted Refinancing Indebtedness in respect thereof;

(f) deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due;

(g) with respect to any Facility or Lease, easements, zoning restrictions, covenants, declarations and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) individually or in the aggregate, materially impair the value or use of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person’s business;

(h) Liens of landlords and mortgagees of landlords (i) arising by statute or under any Lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, or (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

(i) the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a Capitalized Lease), in each case extending only to such personal property;

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(j) non-exclusive licenses of Intellectual Property rights in the ordinary course of business permitted in accordance with the terms of this Agreement;

(k) judgment liens securing judgments and other proceedings not constituting an Event of Default under Section 9.01(j);

(l) rights of set-off or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;

(m) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness;

(n) Liens on ABL Priority Collateral that are senior to the Liens securing the Obligations and Liens on Term Priority Collateral that are junior to the Liens securing the Obligations, in each case, securing Indebtedness incurred pursuant to clause (j) of the definition of “Permitted Indebtedness”; provided, such Liens shall not attach to any assets owned by a Loan Party organized in Mexico or the Equity Interests thereof;

(o) Liens solely on any cash earnest money deposits made by any Loan Party in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition;

(p) customary security deposits with the owner or lessor of premises leased and operated by the Parent or any of its Subsidiaries to secure the performance of the Parent’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(q) Liens on cash collateral in an amount not to exceed $197,000 pledged to secure the Specified Letter of Credit; and

(r) other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $1,000,000.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations) incurred to finance the acquisition of any fixed assets secured by a Lien permitted under clause (e) of the definition of “Permitted Liens”; provided that (a) such Indebtedness is incurred within 45 days after such acquisition, (b) such Indebtedness when incurred shall not exceed the purchase price of the asset financed and (c) the aggregate principal amount of all such Indebtedness shall not exceed $2,500,000 at any time outstanding.

“Permitted Refinancing Indebtedness” means the extension of maturity, refinancing or modification of the terms of Indebtedness so long as:

(a) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification (other than by the amount of premiums paid thereon

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and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto);

(b) such extension, refinancing or modification does not result in a shortening of the average weighted maturity (measured as of the extension, refinancing or modification) of the Indebtedness so extended, refinanced or modified (and, in the case of revolving Indebtedness, does not require mandatory commitment reductions, if any, prior to the Final Maturity Date);

(c) such extension, refinancing or modification is pursuant to terms that are not materially less favorable, taken as a whole, to the Loan Parties and the Lenders than the terms of the Indebtedness (including, without limitation, terms relating to the collateral (if any) and subordination (if any)) being extended, refinanced or modified;

(d) the Indebtedness that is extended, refinanced or modified is not recourse to any Loan Party or any of its Subsidiaries that is liable on account of the obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

(e) to the extent that the Indebtedness that is extended, refinanced or modified is secured, the Lien securing such Indebtedness satisfies the applicable requirements of Section 7.02(a);

(f) as of the date of the incurrence of such Indebtedness and after giving effect thereto, no Event of Default exists; and

(g) (A) if such Indebtedness being extended, refinanced or modified was subordinated to the Obligations, then the Permitted Refinancing Indebtedness shall also be subordinated to the Obligations on terms (taken as a whole) and pursuant to documentation no less favorable to the Lenders and the Administrative Agent,

(B) if such Indebtedness being extended, refinanced or modified is unsecured, then the Permitted Refinancing Indebtedness shall also be unsecured,

(C) if the Indebtedness being refinanced, refunded or replaced is secured, it is not secured by any assets that did not previously secure such Indebtedness, and

(D) if the Indebtedness being refinanced, refunded or replaced is Guaranteed, it shall not be Guaranteed by any Person that did not previously guarantee such Indebtedness.

“Permitted Restricted Payments” means any of the following Restricted Payments made by:

(a) any Loan Party to the Parent in amounts necessary to pay taxes and other customary expenses as and when due and owing by the Parent in the ordinary course of its business as a public holding company and to maintain its legal existence (including, for the avoidance of doubt, salaries, bonuses, incentive compensation, severance, and other payments or benefits attendant to the employment relationship and related reasonable and customary expenses incurred by employees of the Parent),

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(b) [reserved],

(c) any Subsidiary of the Borrower to the Borrower,

(d) the Parent to pay dividends in the form of common Equity Interests of the Parent;

(e) [reserved];

(f) non-cash repurchases of Equity Interests in the Parent deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(g) the Borrower and each of its Subsidiaries may

(i) pay (or make Restricted Payments to allow Parent to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Parent held by any future, present or former employee, officer or director (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes of any of the foregoing) of the Parent or any of its Subsidiaries or

(ii) make Restricted Payments in the form of distributions to allow the Parent to pay principal or interest on promissory notes that were issued to any future, present or former employee, officer or director (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes of any of the foregoing) of the Parent or any of its Subsidiaries in lieu of cash payments for the repurchase, retirement or other acquisition or retirement for value of such Equity Interests held by such Persons, in each case, upon the death, disability, retirement or termination of employment of any such Person or pursuant to any employee, officer or director equity plan, employee, officer or director stock option plan or any other employee, officer or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director or officer of the Parent or any of its Subsidiaries;

provided that the aggregate amount of Restricted Payments made pursuant to this clause (g) shall not exceed $1,000,000 in any Fiscal Year; and

(h) Holdings may redeem the Existing Preferred Equity on the Effective Date.

Notwithstanding the foregoing, no Loan Party may transfer, assign or exclusively license any Material Asset to any Affiliate of the Parent that is not a Loan Party and any such transaction shall not be a Permitted Restricted Payment.

“Permitted Specified Liens” means non-consensual Permitted Liens created by operation of law, Liens permitted pursuant to clause (d) of the definition of Permitted Liens and, after the incurrence of the ABL Facility in the case of ABL Priority Collateral, Liens permitted pursuant to clause (n) (in respect of ABL Priority Collateral) of the definition of Permitted Liens.

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“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Post-Default Rate” means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2.00% per annum, or, if a rate of interest is not otherwise in effect, interest at the highest rate specified herein for any Loan then outstanding prior to an Event of Default plus 2.00% per annum.

“Pro Rata Share” means, with respect to:

(a) [reserved],

(b) a Lender’s obligation to make the Initial Term Loan and the right to receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender’s Initial Term Loan Commitment, by (ii) the total Initial Term Loan Commitment, provided that if the total Initial Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s portion of the Term Loans and the denominator shall be the aggregate unpaid principal amount of the Term Loans,

(c) [reserved], and

(d) all other matters (including, without limitation, the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (i) the sum of such Lender’s unpaid principal amount of such Lender’s portion of the Term Loan, by (ii) the sum of the aggregate unpaid principal amount of the Term Loan.

“Process Agent” has the meaning specified therefor in Section 12.10(b).

“Projections” means financial projections of the Parent and its Subsidiaries delivered pursuant to Section 6.01(g)(ii), as updated from time to time pursuant to Section 7.01(a)(vii).

“Purchase Price” means, with respect to any Acquisition, an amount equal to the sum of

(a) the aggregate consideration, whether cash, property or securities (including, without limitation, the fair market value of any Equity Interests of any Loan Party or any of its Subsidiaries issued in connection with such Acquisition), paid or delivered by a Loan Party or any of its Subsidiaries (whether as initial consideration or through the payment or disposition of deferred consideration, including, without limitation, in the form of seller financing, royalty payments, payments allocated towards non-compete covenants, payments to principals for consulting services or other similar payments) in connection with such Acquisition, plus

(b) the aggregate amount of liabilities of the acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of the Parent and its Subsidiaries after giving effect to such Acquisition, plus

(c) the aggregate amount of all transaction fees, costs and expenses incurred by the Parent or any of its Subsidiaries in connection with such Acquisition.

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“Qualified Cash” means, as of any date of determination, the aggregate amount of unrestricted cash on-hand of the Loan Parties maintained in deposit accounts in the name of a Loan Party in the United States as of such date, which deposit accounts are subject to Control Agreements; provided that, for the avoidance of doubt, the proceeds of Permitted Cure Equity shall not be included in this definition of Qualified Cash.

“Qualified Equity Interests” means, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests.

“Real Property Deliverables” means each of the following agreements, instruments and other documents in respect of each fee-owned Material Real Property, each in form and substance reasonably satisfactory to the Collateral Agent:

(a) a Mortgage duly executed and notarized by the applicable Loan Party,

(b) evidence of the recording of each Mortgage in such office or offices as may be necessary where such Material Real Property is located and in such other filing offices, if any, as may be reasonably necessary to perfect the Lien purported to be created thereby or to otherwise protect the rights of the Collateral Agent and the Lenders thereunder;

(c) a Title Insurance Policy or bring-down of the existing Title Insurance Policy with respect to each Mortgage;

(d) a current ALTA survey or, with the reasonable consent of the Collateral Agent, an existing survey, in each case, together with a surveyor’s certificate, certified to the Collateral Agent and to the issuer of the Title Insurance Policy with respect thereto by a professional surveyor licensed in the state in which such Material Real Property is located and reasonably satisfactory to the Collateral Agent;

(e) [reserved];

(f) a zoning report issued by a provider reasonably satisfactory to the Collateral Agent or a copy of each letter issued by the applicable Governmental Authority, evidencing each Facility’s compliance with all applicable Requirements of Law, together with a copy of all certificates of occupancy issued with respect to each Facility;

(g) a customary opinion of counsel, reasonably satisfactory to the Collateral Agent, in the state where such Material Real Property is located with respect to the enforceability of the Mortgage to be recorded and such other matters as the Collateral Agent may reasonably request;

(h) a Phase I Environmental Site Assessment report prepared in accordance with the most current ASTM E-1527 “Standard Practice for Environmental Assessments” (“Phase I ESA”) (and if reasonably requested by the Collateral Agent based upon the results of such Phase I ESA, a Phase II Environmental Site Assessment), by a nationally-recognized environmental consulting firm, reasonably satisfactory to the Collateral Agent; and

(i) such other customary agreements, instruments, appraisals and other documents (including guarantees and opinions of counsel) as the Collateral Agent may reasonably require.

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“Recipient” means any Agent and any Lender, as applicable.

“Reference Rate” means, for any period, the greatest of (a) 4.00% per annum, (b) the Federal Funds Rate plus 0.50% per annum, (c) Term SOFR (which rate shall be calculated based upon an Interest Period of 1 month) plus 1.00% per annum, and (d) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

“Reference Rate Loan” means each portion of a Loan that bears interest at a rate determined by reference to the Reference Rate.

“Reference Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Register” has the meaning specified therefor in Section 12.07(f).

“Registered Intellectual Property” means Intellectual Property that is issued, registered, renewed or the subject of a pending application.

“Registered Loans” has the meaning specified therefor in Section 12.07(f).

“Regulation T”, “Regulation U” and “Regulation X” mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

“Related Fund” means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the direct and indirect equityholders, partners, directors, officers, employees, agents, consultants, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in any environmental media, including the indoor or outdoor air, soil, surface or ground water, sediments or property.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

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“Remedial Action” means any action (a) to correct, mitigate or address any actual, alleged or threatened violation of or non-compliance with any Environmental Law or Environmental Permit, or (b) to clean up, remove, remediate, mitigate, abate, contain, treat, monitor, assess, evaluate, investigate, prevent, minimize or in any other way address any environmental condition or the actual or alleged presence, Release or threatened Release of any Hazardous Materials (including the performance of pre-remedial studies and investigations and post-remedial operation and maintenance activities).

“Reportable Event” means an event described in Section 4043 of ERISA (other than an event for which the 30-day notice period is waived by regulation).

“Required Lenders” means Lenders whose Pro Rata Shares (calculated in accordance with clause (d) of the definition thereof) aggregate at least 50.1%.

“Required Prepayment Date” shall have the meaning assigned to such term in Section 2.05(g).

“Requirements of Law” means, with respect to any Person, collectively, the common law and any and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) or other legally binding guidelines or requirements, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Payment” means

(a) the declaration or payment of any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, together with any payment or distribution pursuant to a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law,

(b) the making of any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding,

(c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Loan Party, now or hereafter outstanding,

(d) the return of any Equity Interests to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or the making of any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities thereto as such or

(e) the payment of any management, consulting, monitoring or advisory fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting, monitoring, advisory or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party.

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“Sale and Leaseback Transaction” means, with respect to the Parent or any of its Subsidiaries, any arrangement, directly or indirectly, with any Person whereby the Parent or any of its Subsidiaries shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctioned Country” means, at any time, a country or territory that is the subject or target of any Sanctions that broadly prohibit dealings with that country or territory (which, as of the Effective Date, include Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s Sectoral Sanctions Identification List, and any other Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, or His Majesty’s Treasury of the United Kingdom, Germany, Canada, Australia, or other relevant sanctions authority, (b) a Person that resides in, is organized in or located in, or has a place of business in, a country or territory named on any list referred to in clause (a) of this definition or a country or territory that is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through any such jurisdiction (each of the foregoing in this clause (b), a “Sanction Target”), or a Person that owns 50% or more of the Equity Interests of, or is otherwise controlled by, or is acting on behalf of, one or more Sanction Targets, (c) any Person with whom or with which a U.S. Person is prohibited from dealing under any of the Sanctions, or (d) any Person owned or controlled by any Person or Persons described in clause (a) or (b).

“Sanctions” means Requirements of Law concerning or relating to economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC, the U.S. Department of State, the European Union, or His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

“Secured Party” means any Agent, any Lender and any holder of Obligations.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Securitization” has the meaning specified therefor in Section 12.07(l).

“Security Agreement” means a pledge and security agreement, in form and substance satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Secured Parties securing the Obligations.

“Security Breaches” has the meaning given to such term in Section 6.01(ii).

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“Seller” means any Person that sells Equity Interests or other property or assets to a Loan Party or a Subsidiary of a Loan Party in a Permitted Acquisition.

“Settlement Period” has the meaning specified therefor in Section 2.02(d)(i) hereof.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Deadline” has the meaning specified therefor in Section 2.07(a).

“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Reference Rate”.

“SOFR Notice” means a written notice substantially in the form of Exhibit D.

“SOFR Option” has the meaning specified therefor in Section 2.07(a).

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of the liabilities (including contingent liabilities) of such Person, (b) the present fair salable value of the assets (on a going concern basis) of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital and (f) with respect to any person incorporated under the laws of Mexico, that such Person does not satisfy the requirements to be declared in concurso mercantil or quiebra under the Mexican Ley de Concursos Mercantiles. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liability meets the criteria for accrual under Statement of Financial Accounting Standards No. 5).

“Specified Letter of Credit” means that certain standby letter of credit issued by Bank of America, N.A. to 125 S. Wacker Street Property Owner LLC for the account of the Parent in the face amount of $197,000, which letter of credit has been issued to secure the Parent’s obligations under the lease for its offices located at 125 S. Wacker Drive, Suite 1500, Chicago, Illinois 60606.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. and any successor thereto.

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“Subordinated Indebtedness” means Indebtedness of any Loan Party the terms of which (including, without limitation, payment terms, interest rates, covenants, remedies, defaults and other material terms) are satisfactory to the Collateral Agent and which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents (a) by the execution and delivery of a subordination agreement, in form and substance satisfactory to the Collateral Agent, or (b) otherwise on terms and conditions satisfactory to the Collateral Agent.

“Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, unlimited liability company, trust, estate, association, joint venture or other business entity (a) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) of which more than 50% of (i) the outstanding Equity Interests having (in the absence of contingencies) ordinary voting power to elect a majority of the Board of Directors of such Person, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association, joint venture or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person. References to a Subsidiary shall mean a Subsidiary of the Parent unless the context expressly provides otherwise.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges of whatever nature imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means an Initial Term Loan.

“Term Loan Commitment” means an Initial Term Loan Commitment.

“Term Loan Lender” means a Lender with a Term Loan Commitment or a Term Loan.

“Term Loan Obligations” means any Obligations with respect to the Term Loan (including, without limitation, the principal thereof, the interest thereon, and the fees and expenses specifically related thereto).

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is 2 U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 4:00 p.m. (New York City time) on any Periodic Term SOFR Determination

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Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than 3 U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to an Reference Rate Loan on any day, the Term SOFR Reference Rate for a tenor of 1 month on the day (such day, the “Reference Rate Term SOFR Determination Day”) that is 2 U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 4:00 p.m. (New York City time) on any Reference Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than 3 U.S. Government Securities Business Days prior to such Reference Rate Term SOFR Determination Day;

provided that if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its sole discretion).

“Term SOFR Borrowing” means, as to any Borrowing, the Loans bearing interest at a rate based on Term SOFR comprising such Borrowing.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the first date on which all of the Obligations (other than Contingent Indemnity Obligations) are paid in full in cash and the Commitments of the Lenders are terminated.

“Test Period” means, as of any date of determination, the four consecutive quarters of the Parent most recently ended as of such time for which financial statements are required to be delivered (or are actually delivered, if earlier) pursuant to Section 7.01(a)(ii) or Section 7.01(a)(iii); provided that for any date of determination before the delivery of the first financial statements pursuant to Section 7.01(a)(ii) or Section 7.01(a)(iii), the Test Period shall be the period of four consecutive quarters of the Parent most recently ended as of such time.

“Title Insurance Policy” means a mortgagee’s loan policy, in form and substance reasonably satisfactory to the Collateral Agent, together with all reasonable endorsements made

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from time to time thereto, issued to the Collateral Agent by or on behalf of a title insurance company selected by or otherwise reasonably satisfactory to the Collateral Agent, insuring the Lien created by a Mortgage on the applicable Material Real Property in an amount and on terms and with such endorsements reasonably satisfactory to the Collateral Agent, delivered to the Collateral Agent.

“Total Commitment” means the sum of the Total Term Loan Commitment.

“Total Term Loan Commitment” means the sum of the amounts of the Lenders’ Term Loan Commitments.

“Treasury Rate” means, with respect to any prepayment, a rate per annum (computed on the basis of actual days elapsed over a year of 360 days) equal to the rate determined by the Administrative Agent on the date 3 Business Days prior to the date of such prepayment, to be the yield expressed as a rate listed in The Wall Street Journal for United States Treasury securities most nearly equal to the period from the date of such prepayment, repayment or date of required repayment to and including the first anniversary of the Effective Date.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR or the Reference Rate.

“UCC Filing Authorization Letter” means a letter duly executed by each Loan Party authorizing the Collateral Agent to file appropriate financing statements on Form UCC-1 without the signature of such Loan Party in such office or offices as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Agreement and each Mortgage.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uniform Commercial Code” or “UCC” has the meaning specified therefor in Section 1.04.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (PATRIOT) Act of 2001 (Title III of Pub. L. 107-56, Oct. 26, 2001)) as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (Pub. L. 109-177, March 9, 2006) and as the same may have been or may be further renewed, extended, amended, or replaced.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

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“VCOC Management Rights Agreement” has the meaning specified therefor in Section 5.01(d).

“Waivable Mandatory Prepayment” shall have the meaning assigned to such term in Section 2.05(g).

“WARN” has the meaning specified therefor in Section 6.01(p).

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Working Capital” means, at any date of determination thereof, (a) the sum, for any Person and its Subsidiaries, of (i) all current assets of such Person and its Subsidiaries in conformity with GAAP as at such date of determination (other than cash, Cash Equivalents, any Indebtedness owing to such Person or any of its Subsidiaries by Affiliates of such Person and the current portion of deferred tax assets), minus (b) the sum, for such Person and its Subsidiaries, of (i) all current liabilities of such Person and its Subsidiaries in conformity with GAAP as at such date of determination (other than the current portion of long-term debt and the current portion of all accrued interest and taxes).

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and

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to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

Section 1.03. Certain Matters of Construction.

(a) References in this Agreement to “determination” by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations). A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders, by each Lender affected thereby, or by all Lenders, as applicable, or is otherwise cured (including, without limitation, to the extent such Event of Default may be cured under applicable law). Any Lien referred to in this Agreement or any other Loan Document as having been created in favor of any Agent, any agreement entered into by any Agent pursuant to this Agreement or any other Loan Document, any payment made by or to or funds received by any Agent pursuant to or as contemplated by this Agreement or any other Loan Document, or any act taken or omitted to be taken by any Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of the Agents and the Lenders. Wherever the phrase “to the knowledge of any Loan Party” or words of similar import relating to the knowledge or the awareness of any Loan Party are used in this Agreement or any other Loan Document, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Loan Party or (ii) the knowledge that a senior officer would have obtained if such officer had engaged in good faith and diligent performance of such officer’s duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Loan Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

(b) Any reference herein to a merger, consolidation, amalgamation, liquidation, winding up, dissolution, assignment, sale, lease, Investment, disposition, Restricted Payment, conveyance or transfer, or similar term, shall be deemed to apply to a division (whether pursuant to a divisive merger, plan of division, or other comparable event under any jurisdiction’s law) of or by a Person, or an allocation of assets to any Person or series of Persons, as if it were a merger, consolidation, amalgamation, liquidation, winding up, dissolution, assignment, sale, lease, Investment, disposition, Restricted Payment, conveyance or transfer, or similar term, as applicable, to, of or with a separate Person. Any division (whether pursuant to a divisive merger, plan of division, or other comparable event under any jurisdiction’s law) of a Person shall constitute a separate Person hereunder (and each division of any, and such separate Person shall be deemed to have been organized on the first date of its existence by the holders of its Stock at such time.

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Section 1.04. Accounting and Other Terms.

(a) Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP. For purposes of determining compliance with any incurrence or expenditure tests set forth in Section 7.01, Section 7.02 and Section 7.03, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time). Notwithstanding the foregoing, (i) with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC 842 on the definitions and covenants herein, GAAP as in effect on December 31, 2018 shall be applied, (ii) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded and (iii) with respect to revenue recognition and the impact of such accounting in accordance with FASB ASC 606 on the definitions and covenants herein, GAAP as in effect on December 31, 2017 shall be applied.

(b) All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Uniform Commercial Code” or the “UCC”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as any Agent may otherwise determine.

Section 1.05. Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to any Secured Party, such period shall in any event consist of at least one full day. Whenever any action or delivery to be taken or made under this Agreement or any other Loan

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Document shall be stated to be due on a day other than a Business Day, such action or delivery shall be deemed to be due on the next succeeding Business Day.

Section 1.06. Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to

(a) the continuation of, administration of, submission of, calculation of or any other matter related to the Reference Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Reference Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or

(b) the effect, implementation or composition of any Conforming Changes.

The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Reference Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its sole discretion to ascertain the Reference Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.07. Obligation to Make Payments in Dollars. All payments to be made by any Loan Party of principal, interest, fees and other Obligations under any Loan Document shall be made in Dollars in same day funds, and no obligation of any Loan Party to make any such payment shall be discharged or satisfied by any payment other than payments made in Dollars in same day funds.

Section 1.08. [Reserved].

Section 1.09. Divisions. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

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Article II.

THE LOANS

Section 2.01. Commitments.

(a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

(i) [reserved];

(ii) each Initial Term Loan Lender severally agrees to make the Initial Term Loan to the Borrower on the Effective Date, in an aggregate principal amount not to exceed the amount of such Lender’s Initial Term Loan Commitment.

(b) Notwithstanding the foregoing:

(i) [reserved].

(ii) The aggregate principal amount of the Initial Term Loan made on the Effective Date shall not exceed the Initial Total Term Loan Commitment. Any principal amount of the Initial Term Loan which is repaid or prepaid may not be reborrowed.

Section 2.02. Making the Loans.

(a) The Borrower shall give the Administrative Agent prior written notice (in substantially the form of Exhibit C hereto (a “Notice of Borrowing”)), not later than 12:00 noon (New York City time) on the date which is 3 U.S. Government Securities Business Days prior to the date of the proposed Loan (or such shorter period as the Administrative Agent is willing to accommodate from time to time, but in no event later than 12:00 noon (New York City time) on the borrowing date of the proposed Loan). Such Notice of Borrowing shall be irrevocable and shall specify

(i) the principal amount of the proposed Loan,

(ii) [reserved],

(iii) whether the Loan is requested to be a Reference Rate Loan or a SOFR Loan and, in the case of a SOFR Loan, the initial Interest Period with respect thereto,

(iv) the use of the proceeds of such proposed Loan,

(v) the wire instructions for the proceeds of such proposed Loan, and

(vi) the proposed borrowing date, which must be a Business Day, and, with respect to the Initial Term Loan, must be the Effective Date.

The Administrative Agent and the Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Administrative Agent in good faith to be from the

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Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Borrower to the Administrative Agent). The Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of any such telephonic Notice of Borrowing. The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Loan on behalf of the Borrower until the Administrative Agent receives written notice to the contrary. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.

(b) Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrower shall be bound to make a borrowing in accordance therewith.

(c) Except as otherwise provided in this Section 2.02(c), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the total Initial Term Loan Commitment, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender’s obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

Section 2.03. Repayment of Loans; Evidence of Debt.

(a) [Reserved].

(b) The outstanding principal amount of the Term Loan shall be repayable on the following dates and in the following amounts set forth opposite such dates:

Date	Amount
March 31, 2025	$718,750
June 30, 2025	$718,750
September 30, 2025	$718,750
December 31, 2025	$718,750
March 31, 2026	$718,750
June 30, 2026	$718,750
September 30, 2026	$718,750
December 31, 2026	$718,750
March 31, 2027	$718,750

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Date	Amount
June 30, 2027	$718,750
September 30, 2027	$718,750
December 31, 2027	$718,750
March 31, 2028	$718,750
June 30, 2028	$718,750
September 30, 2028	$718,750

provided, further, that (i) if any such date is not a Business Day then the installment due on such date shall instead be paid on the immediately preceding Business Day, and (ii) the last such installment shall be in the amount necessary to repay in full the unpaid principal amount of the Term Loan. The outstanding unpaid principal amount of the Term Loan, and all accrued and unpaid interest thereon, shall be due and payable in full in cash on the earliest of (i) [reserved], (ii) the Final Maturity Date and (iii) the date on which the Term Loan is declared due and payable pursuant to the terms of this Agreement.

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e) The entries made in the accounts maintained pursuant to Section 2.03(c) or Section 2.03(d) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that (i) the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement and (ii) in the event of any conflict between the entries made in the accounts maintained pursuant to Section 2.03(c) and the accounts maintained pursuant to Section 2.03(d), the accounts maintained pursuant to Section 2.03(d) shall govern and control.

(f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Collateral Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after

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assignment pursuant to Section 12.07) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.04. Interest.

(a) [Reserved].

(b) Term Loan. Subject to the terms of this Agreement, at the option of the Borrower, the Term Loan or any portion thereof shall be either a Reference Rate Loan or a SOFR Loan. Each portion of the Term Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until repaid, at a rate per annum equal to the Reference Rate plus the Applicable Margin, and each portion of the Term Loan that is a SOFR Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until repaid, at a rate per annum equal to the Term SOFR rate for the Interest Period in effect for the Term Loan (or such portion thereof) plus the Applicable Margin.

(c) Default Interest. To the extent permitted by law and notwithstanding anything to the contrary in this Section,

(i) upon the occurrence of any Event of Default under Section 9.01(f) or 9.01(g), or

(ii) if any Event of Default (other than an Event of Default arising under Section 9.01(f) or 9.01(g)) has occurred and is continuing and the Required Lenders so instruct then, in each case, all amounts outstanding under this Agreement and the other Loan Documents shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

(d) Interest Payment. Interest on each Loan shall be payable

(i) in the case of a Reference Rate Loan, monthly, in arrears, on the first Business Day of each month, commencing on the first Business Day of the month following the month in which such Loan is made,

(ii) in the case of a SOFR Loan, on the last Business Day of each Interest Period applicable to such Loan and

(iii) in the case of each Loan, at maturity (whether upon demand, by acceleration or otherwise.

Interest at the Post-Default Rate shall be payable on demand. The Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 4.01 with the amount of any interest payment due hereunder.

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(e) General. All computations of fees and interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

(f) Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders prior to the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.05. Reduction of Commitment; Prepayment of Loans.

(a) Reduction of Commitments.

(i) [Reserved].

(ii) Term Loan. The Initial Total Term Loan Commitment shall terminate at 5:00 p.m. (New York City time) on the Effective Date.

(b) Optional Prepayment.

(i) [Reserved].

(ii) Term Loan. The Borrower may, at any time and from time to time, upon at least 3 Business Days’ prior written notice to the Administrative Agent, prepay the principal of the Term Loan, in whole or in part. Each prepayment made pursuant to this Section 2.05(b)(ii) shall be accompanied by the payment of (A) accrued interest to the date of such payment on the amount prepaid and (B) the Applicable Premium, if any, payable in connection with such prepayment of the Term Loan. Each such prepayment shall be applied pro rata against the remaining installments of principal due on the Term Loan.

(iii) Termination of Agreement. The Borrower may, upon at least 20 days prior written notice to the Administrative Agent, terminate this Agreement by paying to the Administrative Agent, in cash, the Obligations (other than Contingent Indemnity Obligations), in full, plus the Applicable Premium, if any, payable in connection with such termination of this Agreement; provided that such notice may provide that it is conditioned upon the consummation of other financing or the consummation of a sale of Equity Interests or occurrence of another transaction, in which case, such notice may be revoked or extended by the Borrower if any such condition is not satisfied on or prior to the date of termination of this Agreement in such notice. If the Borrower has sent a notice of termination pursuant to this Section 2.05(b)(iii), then the Lenders’ obligations to extend credit hereunder shall terminate (unless and until such notice of termination has been revoked in accordance with this Section 2.05(b)(iii)) and the Borrower shall be obligated to repay the Obligations (other than Contingent Indemnity Obligations), in full, plus the Applicable Premium, if any, payable in connection with such termination of this Agreement on the date set forth as the date of termination of this Agreement in such notice.

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(c) Mandatory Prepayment.

(i) Within 3 Business Days of the delivery to the Agents and the Lenders of audited annual financial statements pursuant to Section 7.01(a)(iii), commencing with the delivery to the Agents and the Lenders of the financial statements for the Fiscal Year ended December 31, 2025 or, if such financial statements are not delivered to the Agents and the Lenders on the date such statements are required to be delivered pursuant to Section 7.01(a)(iii), within 3 Business Days of the date such statements are required to be delivered to the Agents and the Lenders pursuant to Section 7.01(a)(iii), the Borrower shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to 50% of the Excess Cash Flow of the Parent and its Subsidiaries for such Fiscal Year and may prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Excess Cash Flow of the Parent and its Subsidiaries for such Fiscal Year; provided, that no prepayment under this Section 2.05(c)(i) shall be required unless the amount thereof exceeds $250,000.

(ii) Subject to Section 2.05(c)(vi), within 3 Business Days of any Disposition (excluding Dispositions which qualify as Permitted Dispositions under clauses (a), (b), (c), (d), (e), (f), (g), (j), (k), (l) or (n) of the definition of Permitted Disposition) by any Loan Party or its Subsidiaries, the Borrower shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries (and not paid to the Administrative Agent as a prepayment of the Loans) shall exceed for all such Dispositions $750,000 in any Fiscal Year. Nothing contained in this Section 2.05(c)(ii) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section 7.02(c)(ii).

(iii) (A) Upon the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), or (B) upon an Equity Issuance (other than any Excluded Equity Issuances), the Borrower shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this Section 2.05(c)(iii) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

(iv) Subject to Section 2.05(c)(vi),within 3 Business Days of the receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, the Borrower shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith.

(v) Immediately upon receipt by the Borrower of the proceeds of any Permitted Cure Equity pursuant to Section 9.02, the Borrower shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of such proceeds.

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(vi) Notwithstanding the foregoing, with respect to Net Cash Proceeds received by any Loan Party or any of its Subsidiaries in connection with a Disposition or the receipt of Extraordinary Receipts consisting of casualty insurance proceeds, business interruption insurance proceeds or condemnation awards that are required to be used to prepay the Obligations pursuant to Section 2.05(c)(ii) or Section 2.05(c)(iv), as the case may be, up to $5,000,000 in the aggregate in any Fiscal Year of the Net Cash Proceeds from all such Dispositions and Extraordinary Receipts shall not be required to be so used to prepay the Obligations to the extent that such Net Cash Proceeds are used to replace, repair or restore properties or assets (other than current assets) that constitute Collateral used in such Person’s business, provided that,

(A) no Default or Event of Default has occurred and is continuing on the date such Person receives such Net Cash Proceeds,

(B) the Borrower delivers a certificate to the Administrative Agent within 3 Business Days after such Disposition or loss, destruction or taking, as the case may be, stating that such Net Cash Proceeds shall be used to replace, repair or restore properties or assets that constitute Collateral used in such Person’s business within a period specified in such certificate not to exceed 180 days after the date of receipt of such Net Cash Proceeds (or, if within such 180-day period, the Parent or its Subsidiaries enter into a binding commitment to so reinvest such Net Cash Proceeds, within 90 days following such 180-day period during which the Parent or such Subsidiary so committed to such plan of reinvestment) (which certificate shall set forth estimates of the Net Cash Proceeds to be so expended),

(C) such Net Cash Proceeds are deposited in an account subject to a Control Agreement, and

(D) upon the earlier of (1) the expiration of the period specified in the relevant certificate furnished to the Administrative Agent pursuant to clause (B) above or (2) the occurrence of a Default or an Event of Default, such Net Cash Proceeds, if not theretofore so used, shall be used to prepay the Obligations in accordance with Section 2.05(c)(ii) or Section 2.05(c)(iv) as applicable.

(d) Application of Payments. Each prepayment pursuant to subsections (c)(i), (c)(ii), (c)(iii), (c)(iv) and (c)(v) above shall be applied, to the Term Loan, until paid in full. Each such prepayment of the Term Loan shall be applied against the remaining installments of principal of the Term Loan in the inverse order of maturity. Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, if the Administrative Agent has elected, or has been directed by the Collateral Agent or the Required Lenders, to apply payments in respect of any Obligations in accordance with Section 4.03(b), prepayments required under Section 2.05(c) shall be applied in the manner set forth in Section 4.03(b).

(e) Interest and Fees. Any prepayment made pursuant to this Section 2.05 shall be accompanied by

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(i) accrued interest on the principal amount being prepaid to the date of prepayment,

(ii) any Funding Losses payable pursuant to Section 2.08,

(iii) the Applicable Premium, if any, payable in connection with such prepayment of the Loans to the extent required under Section 2.06(f) and

(iv) if such prepayment would reduce the amount of the outstanding Loans to zero, such prepayment shall be accompanied by the payment of all fees accrued to such date pursuant to Section 2.06.

(f) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

(g) Waivable Mandatory Prepayments. Anything contained herein to the contrary notwithstanding, in the event that the Borrower is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Loans pursuant to Section 2.05(c), on or before 3:00 p.m. not less than 2 Business Day prior to the date on which the Borrower is required to make such Waivable Mandatory Prepayment (the “Required Prepayment Date”), the Borrower shall notify the Administrative Agent in writing of the amount of such prepayment, and the Administrative Agent will promptly thereafter notify each Lender of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount. Each such Lender may exercise such option by giving written notice to the Borrower and the Administrative Agent of its election to do so on or before 2:00 p.m. (New York City time) one Business Day prior to the Required Prepayment Date (it being understood that any Lender that does not notify the Borrower and the Administrative Agent of its election to exercise such option on or before 2:00 p.m. (New York City time) one Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, the Borrower shall pay to the Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Loans of such Lenders (which prepayment shall be applied to prepay the outstanding principal amount of the Obligations in accordance with Section 2.05(d)) and (ii) to the extent of any excess, to the Borrower for working capital and general corporate purposes.

Section 2.06. Fees.

(a) [Reserved].

(b) [Reserved].

(c) [Reserved].

(d) [Reserved].

(e) [Reserved].

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(f) Applicable Premium.

(i) Upon the occurrence of an Applicable Premium Trigger Event, the Borrower shall pay to the Agent, for the account of the Lenders in accordance with their Pro Rata Shares, the Applicable Premium.

(ii) Any Applicable Premium payable in accordance with this Section 2.06(f) shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the occurrence of the Applicable Premium Trigger Event and the Loan Parties agree that it is reasonable under the circumstances currently existing. THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING APPLICABLE PREMIUM IN CONNECTION WITH ANY ACCELERATION.

(iii) The Loan Parties expressly agree that: (A) the Applicable Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Applicable Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Applicable Premium; (D) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph; (E) their agreement to pay the Applicable Premium is a material inducement to Lenders to provide the Commitments and make the Loans; and (F) the Applicable Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Agents and the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Agents and the Lenders or profits lost by the Agents and the Lenders as a result of such Applicable Premium Trigger Event.

(iv) Nothing contained in this Section 2.06(f) shall permit any prepayment of the Loans or reduction of the Commitments not otherwise permitted by the terms of this Agreement or any other Loan Document.

(g) [Reserved].

(h) Fee Letter. As and when due and payable under the terms of the Fee Letter, the Borrower shall pay the fees set forth in the Fee Letter.

Section 2.07. SOFR Option; Suspension of SOFR Option; Benchmark Transition.

(a) The Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to have interest on all or a portion of the Loans be charged at a rate of interest based upon Term SOFR (the “SOFR Option”) by notifying the Administrative Agent prior to 11:00 a.m. (New York City time) at least 3 U.S. Government Securities Business Days prior to (or such shorter period as the Administrative Agent shall reasonably agree) (i) the proposed borrowing date of a Loan (as provided in Section 2.02), (ii) in the case of the conversion of a Reference Rate Loan to a SOFR Loan, the commencement of the proposed Interest Period or (iii) in the case of the continuation of a SOFR Loan as a SOFR Loan,

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the last day of the then current Interest Period (the “SOFR Deadline”). Notice of the Borrower’s election of the SOFR Option for a permitted portion of the Loans and an Interest Period pursuant to this Section 2.07(a) shall be made by delivery to the Administrative Agent of (A) a Notice of Borrowing (in the case of the initial making of a Loan) in accordance with Section 2.02 or (B) a SOFR Notice prior to the SOFR Deadline (by delivery to the Administrative Agent of a SOFR Notice received by the Administrative Agent prior to 5:00 p.m. (New York City time) on the same day) (or such shorter period as the Administrative Agent shall reasonably agree). Promptly upon its receipt of each such SOFR Notice, the Administrative Agent shall provide a copy thereof to each of the Lenders. Each SOFR Notice shall be irrevocable and binding on the Borrower.

(b) Interest on SOFR Loans shall be payable in accordance with Section 2.04(d). On the last day of each applicable Interest Period, unless the Borrower properly has exercised the SOFR Option with respect thereto, the interest rate applicable to such SOFR Loans automatically shall convert to the rate of interest then applicable to Reference Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, the Borrower no longer shall have the option to request that any portion of the Loans bear interest at Term SOFR and the Administrative Agent shall have the right to convert the interest rate on all outstanding SOFR Loans to the rate of interest then applicable to Reference Rate Loans of the same type hereunder on the last day of the then current Interest Period.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Borrower (i) shall have not more than five (5) SOFR Loans in effect at any given time, and (ii) only may exercise the SOFR Option for SOFR Loans of at least $500,000 and integral multiples of $100,000 in excess thereof.

(d) The Borrower may prepay SOFR Loans at any time; provided, however, that in the event that SOFR Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any mandatory prepayment pursuant to Section 2.05(c) or any application of payments or proceeds of Collateral in accordance with Section 4.03 or Section 4.04 or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, the Borrower shall indemnify, defend, and hold the Agents and the Lenders and their participants harmless against any and all Funding Losses in accordance with Section 2.08.

(e) [Reserved].

(f) [Reserved].

(g) If Administrative Agent shall have determined in good faith that for any reason adequate and reasonable means do not exist for ascertaining Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan or that the Term SOFR rate applicable pursuant to Section 2.03 for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to the Lenders of funding or maintaining such Loan, Administrative Agent will forthwith give notice of such determination to the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain SOFR Loans hereunder shall be suspended (to the extent of the affected SOFR Loans or, in the case of a Term SOFR Borrowing, the affected Interest Periods) until Administrative Agent revokes such notice in

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writing. Upon receipt of such written notice, the Borrower may revoke any Notice of Borrowing or notice of conversion or continuation of SOFR Loans (to the extent of the affected SOFR Loans or, in the case of a Term SOFR Borrowing, the affected Interest Periods) then submitted by it. If the Borrower does not revoke such notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Reference Rate Loans immediately or, in the case of a Term SOFR Borrowing, at the end of the applicable Interest Period.

(h) Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document:

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) U.S. Government Securities Business Day after Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.07(h)(i) will occur prior to the applicable Benchmark Replacement Date.

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document other than as set forth in the definition of “Conforming Changes”.

(iii) Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.07(h)(i) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.07, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.07.

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(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Reference Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Reference Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Reference Rate.

(i) Illegality.

(i) If after the Effective Date, any Lender shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make SOFR Loans, then, on notice thereof by such Lender to the Borrower through Administrative Agent, the obligation of that Lender to make SOFR Loans shall be suspended until such Lender shall have notified Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exists.

(ii) Subject to clause (iii) below, if any Lender shall determine that it is unlawful to maintain any SOFR Loan, the Borrower shall prepay in full all SOFR Loans of such Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period, as applicable, thereof if such Lender may lawfully continue to maintain such SOFR Loans to such day, or immediately, if such Lender may not lawfully

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continue to maintain such SOFR Loans, together with any amounts required to be paid hereunder.

(iii) If the obligation of any Lender to make or maintain SOFR Loans has been terminated, the Borrower may elect, by giving notice to such Lender through Administrative Agent that all Loans which would otherwise be made by any such Lender as SOFR Loans shall be instead Reference Rate Loans.

(iv) Before giving any notice to Administrative Agent pursuant to this Section 2.07(i), the affected Lender shall designate a different Lending Office with respect to its SOFR Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the reasonable judgment of the Lender, be illegal or otherwise materially disadvantageous to the Lender.

(j) Reserves on SOFR Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including SOFR funds or deposits, additional costs on the unpaid principal amount of each SOFR Loan equal to actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Loan provided the Borrower shall have received at least 15 days’ prior written notice (with a copy to Administrative Agent) of such additional interest from the Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice. Notwithstanding anything to the contrary contained in this Section 2.07(j), Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.07(j) for any additional interest incurred, or relating to Loans made, more than 180 days prior to the date that such Lender notifies the Borrower of the requirement to pay such additional interest (except that, if the requirements under the regulations of the Federal Reserve Board giving rise to such additional interest is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.08. Funding Losses. In connection with each SOFR Loan, the Borrower shall indemnify, defend, and hold the Agents and the Lenders harmless against any loss, cost, or expense incurred by any Agent or any Lender as a result of (a) the payment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or any mandatory prepayment required pursuant to Section 2.05(c)), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), or (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any Notice of Borrowing or SOFR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, “Funding Losses”). Funding Losses shall, with respect to any Agent or any Lender, be deemed to equal the amount reasonably determined by such Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such SOFR Loan had such event not occurred, at the SOFR Loan that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii)

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the amount of interest that would accrue on such principal amount for such period at the interest rate which such Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of an Agent or a Lender delivered to the Borrower setting forth (in reasonable detail) any amount or amounts that such Agent or such Lender is entitled to receive pursuant to this Section 2.08 shall be conclusive absent manifest error.

Section 2.09. Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for or on account of any and all Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of any Withholding Agent) requires the deduction or withholding of any Taxes from or in respect of any such payment, (i) the applicable Withholding Agent shall be entitled to make such deduction or withholding, (ii) the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (iii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased by the amount (an “Additional Amount”) necessary such that after making all required deductions and withholdings (including deductions and withholdings of Indemnified Taxes applicable to additional sums payable under this Section 2.09) the applicable Recipient receives the amount equal to the sum it would have received had no such deduction or withholding been made.

(b) In addition, each Loan Party shall pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes by any Secured Party. Each Loan Party shall deliver to each Secured Party official receipts or certified copies thereof, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Administrative Agent in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

(c) The Loan Parties hereby jointly and severally indemnify and agree to hold each Secured Party harmless from and against Indemnified Taxes (including, without limitation, Indemnified Taxes imposed or asserted on or attributable to any amounts payable under this Section 2.09) paid or payable by such Secured Party or required to be withheld or deducted from a payment to such Secured Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Indemnified Taxes. A certificate as to the amount of such payment or liability delivered to the Borrower by a Secured Party (with a copy to the Administrative Agent) or by the Administrative Agent on its own behalf or on behalf of another Secured Party shall be conclusive absent manifest error.

(d) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably

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requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.09(d)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Lender that is not a U.S. Person (a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit F-1 hereto to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section

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881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to the Borrower described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold, if any, from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

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(e) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.07(i) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.09 (including by the payment of additional amounts pursuant to this Section 2.09), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.09 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) The obligations of the Loan Parties under this Section 2.09 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.10. Increased Costs and Reduced Return.

(a) If any Secured Party shall have determined that any Change in Law shall (i) subject such Secured Party, or any Person controlling such Secured Party to any tax, duty or other charge with respect to this Agreement or any Loan made by such Agent or such Lender, or change the basis of taxation of payments to such Secured Party or any Person controlling such Secured Party of any amounts payable hereunder (except for Excluded Taxes and Indemnified Taxes), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any

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Loan or against assets of or held by, or deposits with or for the account of, or credit extended by, such Secured Party or any Person controlling such Secured Party or (iii) impose on such Secured Party or any Person controlling such Secured Party any other condition regarding this Agreement or any Loan (except for Taxes), and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to such Secured Party of making any Loan, or agreeing to make any Loan, or to reduce any amount received or receivable by such Secured Party hereunder, then, promptly following written demand by such Secured Party, the Borrower shall pay to such Secured Party such additional amounts as will compensate such Secured Party for such increased costs or reductions in amount. However, if any such Secured Party requests such additional amounts under this Section 2.10, then such Secured Party shall (at the request of the Borrower) use reasonable efforts (which shall not require such Secured Party to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any material disadvantage or burden deemed by it to be significant) to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Secured Party, such designation or assignment would eliminate or reduce amounts payable pursuant to this Section 2.10 in the future. The Loan Parties hereby agree to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Secured Party in connection with any such designation or assignment.

(b) If any Secured Party shall have determined that any Change in Law either

(i) affects or would affect the amount of capital required or expected to be maintained by such Secured Party or any Person controlling such Secured Party, and such Secured Party determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, such Secured Party’s or such other controlling Person’s other obligations hereunder, or

(ii) has or would have the effect of reducing the rate of return on such Secured Party’s or such other controlling Person’s capital to a level below that which such Secured Party or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, or any agreement to make Loans, or such Secured Party’s or such other controlling Person’s other obligations hereunder (in each case, taking into consideration, such Secured Party’s or such other controlling Person’s policies with respect to capital adequacy), then, promptly following written demand by such Secured Party, the Borrower shall pay to such Secured Party from time to time such additional amounts as will compensate such Secured Party for such cost of maintaining such increased capital or such reduction in the rate of return on such Secured Party’s or such other controlling Person’s capital.

(c) All amounts payable under this Section 2.10 shall bear interest from the date that is 20 days after the date of written demand by any Secured Party until payment in full to such Secured Party at the Reference Rate. A certificate of such Secured Party claiming compensation under this Section 2.10, specifying the event herein above described and the nature of such event shall be submitted by such Secured Party to the Borrower, setting forth the additional amount due

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and an explanation of the calculation thereof, and such Secured Party’s reasons for invoking the provisions of this Section 2.10, and shall be final and conclusive absent manifest error.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.10 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.10 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

(e) The obligations of the Loan Parties under this Section 2.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(f) If any Secured Party requests compensation under this Section 2.10 and has declined or is unable to designate a different lending office in accordance with paragraph (a) of this Section 2.10, then the Borrower may, at its sole expense and effort, upon notice to such Secured Party and the Administrative Agent, require such Secured Party to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.07), all (but not less than all) of its interests, rights (other than its existing rights to payments pursuant to this Section 2.10) and obligations under this Agreement and the related Loan Documents to an eligible assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment in its sole discretion); provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.07 unless waived;

(ii) such Secured Party shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Sections 2.08 and 2.09 and the Applicable Premium pursuant to Section 2.06(f), with such assignment being deemed to be a voluntary prepayment for purposes of determining the applicability of Section 2.06(f)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.10, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable law;

provided that a Secured Party shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Secured Party or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender grants to the

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Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section.

Article III.

[INTENTIONALLY OMITTED]

Article IV.

APPLICATION OF PAYMENTS

Section 4.01. Payments; Computations and Statements.

The Borrower will make each payment under this Agreement not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent’s Accounts. All payments received by the Administrative Agent after 12:00 noon (New York City time) on any Business Day may, in the Administrative Agent’s discretion, be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrower without set-off, counterclaim, recoupment, deduction or other defense to the Agents and the Lenders. Except as provided in Section 2.02, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. The Lenders and the Borrower hereby authorize the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account of the Borrower with any amount due and payable by the Borrower under any Loan Document. Each of the Lenders and the Borrower agree that the Administrative Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 have been satisfied. Any amount charged to the Loan Account of the Borrower shall be deemed an Obligation. The Lenders and the Borrower confirm that any charges which the Administrative Agent may so make to the Loan Account of the Borrower as herein provided will be made as an accommodation to the Borrower and solely at the Administrative Agent’s discretion. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

Section 4.02. Sharing of Payments. Except as provided in Section 2.02 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase

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from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that

(a) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered and

(b) the provisions of this Section shall not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including any payment of an amendment, consent or waiver fee to consenting Lenders pursuant to an effective amendment, consent or waiver with respect to this Agreement), or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply).

The Borrower agree that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights (including the Lender’s right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

Section 4.03. Apportionment of Payments. Subject to Section 2.02 hereof:

(a) All payments of principal and interest in respect of outstanding Loans, all payments of fees (other than the fees set forth in Section 2.06 hereof) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made.

(b) After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the direction of the Collateral Agent or the Required Lenders shall, apply all payments in respect of any Obligations, including without limitation, all proceeds of the Collateral, subject to the provisions of this Agreement,

(i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Agents until paid in full (other than interest or principal in respect of the Loans);

(ii) second, to pay interest then due and payable in respect of the Collateral Agent Advances until paid in full;

(iii) third, to pay principal of the Collateral Agent Advances until paid in full;

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(iv) fourth, [reserved];

(v) fifth, [reserved];

(vi) sixth, [reserved];

(vii) seventh, ratably to pay the Term Loan Obligations in respect of any fees (other than any Applicable Premium), expense reimbursements, indemnities and other amounts then due and payable to the Term Loan Lenders until paid in full;

(viii) eighth, ratably to pay interest then due and payable in respect of the Term Loan until paid in full;

(ix) ninth, ratably to pay principal of the Term Loan until paid in full;

(x) tenth, ratably to pay the Obligations in respect of any Applicable Premium then due and payable to the Lenders until paid in full;

(xi) eleventh, to the ratable payment of all other Obligations then due and payable until paid in full; and

(xii) last, the balance, if any, after all of the Obligations have been paid in full in cash, to the Borrower or as otherwise required by applicable law.

(c) For purposes of Section 4.03(b)(xi), “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(d) In the event of a direct conflict between the priority provisions of this Section 4.03 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of Section 4.03 shall control and govern.

Article V.

CONDITIONS TO LOANS

Section 5.01. Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the “Effective Date”) when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Agents:

(a) Payment of Fees, Etc. The Borrower shall have paid on or before the Effective Date all fees, costs, expenses (including the fees and expenses of legal counsel) and taxes then due

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and payable pursuant to Section 2.06 and Section 12.04 which amounts may be offset against the proceeds of the Loans.

(b) Representations and Warranties; No Event of Default. The following statements shall be true and correct:

(i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the Effective Date are true and correct in all material respects (or in all respects if already qualified by materiality) on and as of the Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (or in all respects if already qualified by materiality) on and as of such earlier date) and

(ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

(c) Legality. The making of the initial Loans shall not contravene any law, rule or regulation applicable to any Secured Party.

(d) Delivery of Documents. The Collateral Agent shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Effective Date and, if applicable, duly executed by the Persons party thereto:

(i) each Security Agreement, together with the original stock certificates representing all of the Equity Interests and all promissory notes required to be pledged thereunder, accompanied by undated stock powers executed in blank by a duly authorized officer of the pledgor thereof and other proper instruments of transfer;

(ii) a UCC Filing Authorization Letter, together with evidence reasonably satisfactory to the Collateral Agent of the filing of appropriate financing statements on Form UCC 1 in such office or offices as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Agreement and each Mortgage;

(iii) the results of searches for any effective UCC financing statements, tax Liens or judgment Liens filed against any Loan Party or its property, as well as lien search results from the Mexican Registro Único de Garantías Mobiliarias in the folio mercantil of the Loan Parties incorporated under the laws of Mexico that are no more than 30 calendar days old showing no Liens over the assets of the Loan Parties, which results shall not show any such Liens (other than Permitted Liens acceptable to the Collateral Agent);

(iv) a Perfection Certificate;

(v) the Intellectual Property Security Agreements;

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(vi) no later than 3 Business Days in advance of the Effective Date, the Administrative Agent shall have received all documentation and other information (including, if the Borrower qualify as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification) reasonably requested by any Lender that is party hereto on the Effective Date in writing with respect to any Loan Party in advance of the Effective Date, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and Beneficial Ownership Regulation; provided that, in the case of a Beneficial Ownership Certification, upon the request of the Administrative Agent, the Borrower shall return such completed Beneficial Ownership Certification directly to the requesting Lender.

(vii) [reserved];

(viii) [reserved];

(ix) the Fee Letter;

(x) the Intercompany Subordination Agreement;

(xi) the Intercreditor Agreement;

(xii) [reserved];

(xiii) [reserved];

(xiv) an initial 13 Week Cash Flow;

(xv) the management rights letter, dated as of the date hereof, among the Loan Parties and the Agents, as amended, amended and restated, supplemented or otherwise modified from time to time (the “VCOC Management Rights Agreement”);

(xvi) a certificate of an Authorized Officer of each Loan Party, certifying

(A) as to copies of the Governing Documents of such Loan Party, together with all amendments thereto (including, without limitation, a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the jurisdiction of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction),

(B) as to a copy of the resolutions or written consents of such Loan Party authorizing

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(1) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party,

(2) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith,

(3) for Mexican law purposes, authorizing and granting in favor of the relevant officers of each Loan Party the necessary powers of attorney to execute and deliver this Agreement and each other Loan Document to which it is a Party and including, authority for acts of ownership (poder para actos de dominio), and the promissory notes (including poder para suscribir títulos de crédito conforme al artículo 9 de la Ley General de Títulos y Operaciones de Crédito), and

(4) granting a special irrevocable power-of-attorney for lawsuits and collections and acts of administration (poder especial irrevocable para pleitos y cobranzas y actos de administración) in favor of the Process Agent, to act as its agent for service of process for purposes of Section 12.10, in a form acceptable to the Administrative Agent.

(C) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document (in the case of a Borrower, including, without limitation, Notices of Borrowing, SOFR Notices and all other notices under this Agreement and the other Loan Documents) to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers and

(D) as to the matters set forth in Section 5.01(b);

(xvii) a certificate of the chief financial officer of the Parent

(A) setting forth in reasonable detail the calculations and other supporting evidence (including financial support demonstrating the sources and uses of amounts included in such calculation and the proceeds of the Loans and other amounts received or distributed on or around the Effective Date in connection with the transactions contemplated hereunder in form and substance satisfactory to the Administrative Agent) required to establish compliance, on a pro forma basis after giving effect to the Loans, that the Leverage Ratio of Parent and its Subsidiaries is less than or equal to 3.00:1.00,

(B) certifying that all federal, state, provincial and foreign income tax and all other material tax returns required to be filed by the Loan Parties have been filed and all Taxes upon the Loan Parties or their properties, assets, and income (including real property Taxes and payroll Taxes) have been paid except (A) unpaid Taxes in an aggregate amount at any one time not in excess of $250,000 in the

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aggregate, and (B) Taxes contested in good faith by proper proceedings which stay the imposition of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP,

(C) attaching a copy of the Financial Statements and the Projections described in Section 6.01(g)(ii) hereof and certifying as to the compliance with the representations and warranties set forth in Section 6.01(g)(i) and Section 6.01(jj) and

(D) certifying that after giving effect to all Loans to be made on the Effective Date, (1) the Liquidity is not less than $20,000,000 and (2) all material liabilities of the Loan Parties are current;

(xviii) a certificate of the chief financial officer of the Parent certifying as to the solvency of the Loan Parties and their Subsidiaries, taken as a whole, (after giving effect to the Loans made on the Effective Date);

(xix) a certificate of an Authorized Officer of the Borrower certifying that

(A) the attached copies of (1) [reserved] and (2) the other Material Contracts as in effect on the Effective Date are true, complete and correct copies thereof and

(B) such agreements remain in full force and effect and that none of the Loan Parties has breached or defaulted in any of its obligations under such agreements;

(xx) a certificate of the appropriate official(s) of the jurisdiction of organization certifying as of a recent date not more than 30 days prior to the Effective Date as to the subsistence in good standing of, and the payment of taxes by, such Loan Party in such jurisdictions;

(xxi) an opinion of Winston & Strawn LLP, counsel to the Loan Parties, as to such matters as the Collateral Agent may reasonably request;

(xxii) evidence of the insurance coverage required by Section 7.01 and the terms of each Security Agreement and each Mortgage and such other insurance coverage with respect to the business and operations of the Loan Parties as the Collateral Agent may reasonably request, in each case, where requested by the Collateral Agent, with such endorsements as to the named insureds or loss payees thereunder as the Collateral Agent may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days’ prior written notice to the Collateral Agent and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Collateral Agent may request;

(xxiii) [reserved],

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(xxiv) [reserved];

(xxv) evidence of the payment in full of all Indebtedness under the Existing Credit Facility, together with

(A) a termination and release agreement with respect to the Existing Credit Facility and all related documents, duly executed by the Loan Parties and the Existing Lenders,

(B) evidence of satisfaction of mortgage for each mortgage filed by the Existing Lender on each Facility (if any),

(C) a termination of security interest in Intellectual Property for each assignment for security recorded by the Existing Lenders at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Loan Parties, and

(D) UCC 3 termination statements for all UCC-1 financing statements filed by the Existing Lenders and covering any portion of the Collateral;

(xxvi) [reserved];

(xxvii) [reserved]; and

(xxviii) evidence of a redemption in full of all the Existing Preferred Equity Interests,

(xxix) such other agreements, instruments, approvals, opinions and other documents, each reasonably satisfactory to the Agents in form and substance, as any Agent may reasonably request.

(e) Material Adverse Effect. No event or development shall have occurred since December 31, 2023 which would reasonably be expected to have a Material Adverse Effect.

(f) [Reserved].

(g) Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans, or the consummation of any of the underlying transactions, shall have been obtained and shall be in full force and effect.

(h) Proceedings; Receipt of Documents. All proceedings in connection with the making of the initial Loans and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Collateral Agent and its counsel, and the Collateral Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Collateral Agent or such counsel may reasonably request.

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(i) Management Reference Checks. The Collateral Agent shall have received satisfactory reference checks for, and shall have had an opportunity to meet with, key management of each Loan Party.

(j) Due Diligence. The Agents shall have completed their business, financial, industry, legal and collateral due diligence with respect to each Loan Party and the results thereof shall be acceptable to the Agents, in their sole and absolute discretion. Without limiting the foregoing, upon request, the Collateral Agent shall have received, for each of the Loan Parties’ real properties that will constitute Collateral, a Phase I ESA, and reasonably satisfactory in form and substance to the Collateral Agent.

(k) Security Interests. The Loan Documents shall create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority security interest in the Collateral secured thereby (subject only to Permitted Liens).

(l) Litigation. There shall exist no claim, action, suit, investigation, litigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or threatened in any court or before any arbitrator or Governmental Authority which relates to the Loans or which, in the opinion of the Collateral Agent, is reasonably likely to be adversely determined, and that, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

(m) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.02 hereof.

(n) Know-Your-Customer. The Administrative Agent shall have received, at least two (2) Business Days prior to the Effective Date, a duly executed IRS Form W-9 (or other applicable Tax form) of the Borrower, and all documentation and other information with respect to the Loan Parties required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, that has been reasonably requested in writing by the Administrative Agent at least five (5) Business Days prior to the Effective Date.

Section 5.02. Conditions Precedent to All Loans. The obligation of any Agent or any Lender to make any Loan is subject to the fulfillment, in a manner satisfactory to the Administrative Agent, of each of the following conditions precedent:

(a) [Reserved].

(b) Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Borrower to the Administrative Agent of a Notice of Borrowing with respect to each such Loan, and the Borrower’s acceptance of the proceeds of such Loan that:

(i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the date of such Loan are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or

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warranties that already are qualified or modified as to materiality or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (or in all respects if already qualified by materiality) on and as of such earlier date),

(ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made, on such date and

(iii) the conditions set forth in this Section 5.02 have been satisfied as of the date of such request.

(c) Legality. The making of such Loan shall not contravene any law, rule or regulation applicable to any Secured Party.

(d) Notices. The Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.02 hereof.

Section 5.03. Conditions Subsequent to Effectiveness. As an accommodation to the Loan Parties, the Agents and the Lenders have agreed to execute this Agreement and to make the Loans on the Effective Date notwithstanding the failure by the Loan Parties to satisfy the conditions set forth below on or before the Effective Date. In consideration of such accommodation, the Loan Parties agree that, in addition to all other terms, conditions and provisions set forth in this Agreement and the other Loan Documents, including, without limitation, those conditions set forth in Section 5.01, the Loan Parties shall satisfy each of the conditions subsequent set forth below on or before the date applicable thereto (it being understood that (i) the failure by the Loan Parties to perform or cause to be performed any such condition subsequent on or before the date applicable thereto shall constitute an Event of Default and (ii) to the extent that the existence of any such condition subsequent would otherwise cause any representation, warranty or covenant in this Agreement or any other Loan Document to be breached, the Required Lenders hereby waive such breach for the period from the Effective Date until the date on which such condition subsequent is required to be fulfilled pursuant to this Section 5.03):

(a) Amendments to by-laws, articles etc. Within 10 Business Days after the Effective Date (or such later date as may be determined in the Agents’ sole discretion (including by email)), amend the Governing Documents of the Loan Parties to remove any transfer restrictions on the Equity Interests that constitute Collateral.

(b) Mexican Insurance Certificate (or equivalent). Within 15 days after the Effective Date (or such later date as may be agreed in writing by the Collateral Agent in its reasonable discretion (including by email), the Collateral Agent shall have received evidence that the insurance policies purchased by FCA-FASEMEX and FCA-ENTERPRISE are in accordance with Section 7.01(h).

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(c) Control Agreements. Within 30 days after the Effective Date (or such later date as may be determined in the Agents’ sole discretion (including by email)), the Loan Parties shall deliver to the Collateral Agent all Control Agreements, in accordance with Section 8.01.

(d) Endorsements. Within 30 days after the Effective Date (or such later date as may be agreed in writing by the Collateral Agent in its reasonable discretion (including by email)), the Collateral Agent shall have received such endorsements as to the named insureds or loss payees under insurance policies as required by Section 7.01(h).

(e) Landlord Waivers. Within 30 days after the Effective Date (or such later date as may be agreed by the Agent in its sole discretion), a landlord waiver, in form and substance reasonably satisfactory to the Collateral Agent and which may be included as a provision contained in the relevant Lease, executed by each landlord with respect to each of the Leases set forth on Schedule III to the Security Agreement.

(f) Inventory Appraisal. Within (i) in respect of all the Inventory of the Loan Parties and their Subsidiaries located in the United States, 45 days from the Effective Date (or such later date as may be agreed by the Agent in its sole discretion), if the Inventory appraisal from the ABL Facility cannot be shared with the Agent (otherwise, promptly upon becoming available under the ABL Facility) and (ii) in respect of all the Inventory of the Loan Parties and their Subsidiaries not located in the United States, within 90 days after the Effective Date, in each case, at the sole cost and expense of the Borrower, the Administrative Agent shall have received an appraisal report, in form and substance reasonably satisfactory to the Administrative Agent, prepared by an appraiser reasonably satisfactory to the Administrative Agent in respect of all the Inventory of the Loan Parties and their Subsidiaries.

(g) Mexican Guarantors, FCA-Fasemex, LLC and Collateral. Within 45 days after the Effective Date (or such later date as may be agreed by the Agent in its sole discretion), with respect to each of FCA-FASEMEX, FCA-Enterprise and FCA-Fasemex, LLC or any other Loan Party who owns assets located in Mexico, Mexican law governed guarantees and security agreements, in form and substance reasonably satisfactory to the Administrative Agent.

Article VI.

REPRESENTATIONS AND WARRANTIES

Section 6.01. Representations and Warranties. Each Loan Party hereby represents and warrants (as to itself and each of its Subsidiaries) to the Secured Parties as follows on the Effective Date and on each other date any such representations and warranties are expressly required to be made:

(a) Organization, Good Standing, Etc. Each Loan Party and its Subsidiaries

(i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization,

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(ii) has all requisite power and authority to own its property and assets and conduct its business as now conducted and as presently contemplated and, in the case of the Borrower, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and

(iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect.

(b) Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party,

(i) have been duly authorized by all necessary action,

(ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable Requirement of Law or (C) any Contractual Obligation binding on it or any of its properties (or those of its Subsidiaries),

(iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties (or those of its Subsidiaries), and

(iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties (or those of its Subsidiaries), except, in the case of sub-clauses (ii)(B), (ii)(C) and (iv) above, to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal would not reasonably be expected to have a Material Adverse Effect.

(c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party other than filings and recordings (i) with respect to Collateral, to be made or delivered to the Collateral Agent for filing or recordation, (ii) which have otherwise been made or obtained and are in full force and effect or (iii) the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

(d) Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, concurso mercantil, quiebra, liquidación, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

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(e) Capitalization. On the Effective Date, after giving effect to the transactions contemplated hereby to occur on the Effective Date, the authorized Equity Interests of the Parent and each of its Subsidiaries and the issued and outstanding Equity Interests of the Parent and each of its Subsidiaries are as set forth on Schedule 6.01(e). As of the Effective Date, all of the issued and outstanding shares of Equity Interests of the Parent and each of its Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. All Equity Interests of such Subsidiaries of the Parent are owned by the Parent free and clear of all Liens (other than Permitted Specified Liens). As of the Effective Date, except as described on Schedule 6.01(e), there are no outstanding debt or equity securities of the Parent or any of its Subsidiaries and no outstanding obligations of the Parent or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Parent or any of its Subsidiaries, or other obligations of the Parent or any of its Subsidiaries to issue, directly or indirectly, any shares of Equity Interests of the Parent or any of its Subsidiaries.

(f) Litigation. (A) Except as set forth in Schedule 6.01(f), there is no pending or, to the best knowledge of any Loan Party (or Subsidiary thereof), threatened (in writing) action, suit or proceeding affecting any Loan Party or any Subsidiary thereof or any of its properties before any court or other Governmental Authority or any arbitrator that (i) would reasonably be expected to have a Material Adverse Effect or (ii) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby and (B) a judgment, order or award (or any settlement with respect thereof) rendered on the National Steel Litigation, if adversely determined, would not reasonably be expected to have a Material Adverse Effect (it being understood that the Loan Parties believe that the claims under the National Steel Litigation are without merit and are vigorously defending against such claims).

(g) Financial Statements.

(i) The Financial Statements, copies of which have been delivered to each Agent and each Lender, fairly present in all material respects the consolidated financial condition of the Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Parent and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP. All material indebtedness and other material liabilities (including, without limitation, Indebtedness, liabilities for taxes, long-term leases and other unusual forward or long-term commitments), direct or contingent, of the Parent and its Subsidiaries are set forth in the Financial Statements. Since December 31, 2023, no event or development has occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(ii) The Parent has heretofore furnished to each Agent and each Lender

(A) projected monthly balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries for the period from January 1 2025, through December 31, 2025, and

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(B) projected annual balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries for the Fiscal Years ending in 2026 through 2028, which projected financial statements shall be updated from time to time pursuant to Section 7.01(a)(vii).

(h) Compliance with Law, Etc. No Loan Party or any of its Subsidiaries is in violation of

(i) any of its Governing Documents,

(ii) any Requirement of Law, except for any violation which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, or

(iii) any term of any Contractual Obligation (including, without limitation, any Material Contract) binding on it or any of its properties, and no default or event of default has occurred and is continuing thereunder, except for any violation which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(i) ERISA. Except as set forth on Schedule 6.01(i) hereto, or as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect,

(i) each Loan Party, each Subsidiary thereof and each Employee Plan (and each related trust, insurance contract or fund, if any) is in compliance with all Requirements of Law in all material respects,

(ii) no ERISA Event has occurred nor is reasonably expected to occur,

(iii) the most recent annual report (Form 5500 Series) with respect to each Pension Plan, including, any required Schedule B (Actuarial Information) thereto, fairly presents the funding status of such Pension Plan, and since the date of such report, there has been no material adverse change in such funding status,

(iv) [reserved]

(v) each Employee Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination, advisory or opinion letter from the Internal Revenue Service regarding its qualification thereunder, and, to the knowledge of any Loan Party or any Subsidiary thereof, no event has occurred that would reasonably be expected to result in the disqualification of any such Employee Benefit Plan or related trust,

(vi) no Loan Party or Subsidiary thereof has incurred any liability to the PBGC (including on account of an ERISA Affiliate) which remains outstanding other than the

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payment of premiums, and there are no premium payments which have become due which are unpaid,

(vii) there are no pending or, to the knowledge of any Loan Party or Subsidiary thereof, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (A) any Employee Plan or its assets, (B) any fiduciary with respect to any Employee Plan, or (C) any Loan Party or Subsidiary thereof with respect to any Employee Plan,

(viii) except as required by Section 4980B of the Internal Revenue Code or similar state law, no Loan Party or Subsidiary thereof maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides health benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or Subsidiary thereof or otherwise has any obligation to provide any such benefits for any current employee after such employee’s termination of employment, and

(ix) each arrangement pursuant to which a Loan Party or Subsidiary thereof has an obligation to pay or accrue nonqualified deferred compensation (within the meaning of Section 409A of the Internal Revenue Code) has been administered in accordance with plan documents that satisfy the requirements of Section 409A of the Internal Revenue Code.

(j) Taxes, Etc.

(i) All federal, state, provincial and foreign income tax and all other material Tax returns and other reports required by applicable Requirements of Law to be filed by any Loan Party or Subsidiary thereof have been timely filed and

(ii) all Taxes imposed upon any Loan Party, any Subsidiary thereof or any property of any Loan Party or Subsidiary thereof which have become due and payable on or prior to the date hereof have been paid, except (A) unpaid Taxes in an aggregate amount at any one time not in excess of $250,000, and (B) Taxes contested in good faith by proper proceedings which stay the imposition of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP.

(k) Regulations T, U and X. No Loan Party or Subsidiary thereof is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose that violates the provisions of Regulation T, U and X.

(l) Nature of Business.

(i) No Loan Party or Subsidiary thereof is engaged in any business other than as set forth on Schedule 6.01(l).

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(ii) The Parent does not have any material liabilities (other than liabilities arising under the Loan Documents and the ABL Loan Documents), own any material assets (other than the Equity Interests of its Subsidiaries) or engage in any operations or business (other than the ownership of its Subsidiaries ).

(m) Adverse Agreements, Etc. No Loan Party or any of its Subsidiaries is a party to any Contractual Obligation or subject to any restriction or limitation in any Governing Document or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which (either individually or in the aggregate) has, or in the future be expected (either individually or in the aggregate) to have, a Material Adverse Effect.

(n) Permits, Etc. Each Loan Party and each Subsidiary thereof has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations, including Environmental Permits, required for such Person lawfully to own, lease, manage or operate, or to acquire, each business and Facility currently owned, leased, managed or operated, or to be acquired, by such Person, except to the extent the failure to have or be in compliance therewith would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Loan Parties, no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would reasonably be expected to result in the suspension, revocation, forfeiture or non-renewal of any material permit, license, authorization, approval, entitlement or accreditation, including any such Environmental Permit, and there is no material claim that any of the foregoing is not in full force and effect.

(o) Properties.

(i) Each Loan Party and each Subsidiary thereof, as applicable, has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets are in good working order and condition, ordinary wear and tear excepted and

(ii) as of the Effective Date, Schedule 1.01(B) sets forth the address of each real estate asset (or each set of such assets that collectively comprise one operating property) that is owned in fee simple by any Loan Party or Subsidiary thereof.

(p) Employee and Labor Matters. Except as set forth on Schedule 6.01(p), or as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect,

(i) each Loan Party and its Subsidiaries is in compliance with all Requirements of Law in all material respects pertaining to employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health,

(ii) no Loan Party or any Subsidiary is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of the employees of any Loan Party of Subsidiary,

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(iii) there is no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party or any Subsidiary before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or any Subsidiary which arises out of or under any collective bargaining agreement,

(iv) there has been no strike, work stoppage, slowdown, lockout, or other labor dispute pending or threatened against any Loan Party or any Subsidiary, and

(v) to the best knowledge of each Loan Party, no labor organization or group of employees has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority.

No Loan Party or Subsidiary has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or any similar Requirement of Law, which remains unpaid or unsatisfied. All material payments due from any Loan Party or Subsidiary on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party or Subsidiary.

(q) Environmental Matters. Except as set forth on Schedule 6.01(q) hereto, or as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect,

(i) no Loan Party or any of its Subsidiaries is in violation of any Environmental Law,

(ii) each Loan Party and each of its Subsidiaries has, and is in compliance with, all Environmental Permits required for its respective operations and businesses;

(iii) there has been no Release of Hazardous Materials on, in, at, under or from

(A) any properties currently owned, leased or operated by any Loan Party or its Subsidiaries,

(B) to the knowledge of any Loan Party or its Subsidiaries, any properties formerly owned, leased, or operated by any Loan Party or its Subsidiaries

(C) to the knowledge of any Loan Party of its Subsidiaries, any offsite disposal or treatment facility which received Hazardous Materials generated by any Loan Party or its Subsidiaries,

(iv) there are no pending or, to the knowledge of any Loan Party, threatened Environmental Claims against, or Environmental Liability of, any Loan Party, its Subsidiaries and, to the knowledge of any Loan Party, there are no pending Environmental Claims against, or Environmental Liability of, any respective predecessor in interest solely

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with respect to any properties currently owned, leased or operated by any Loan Party or its Subsidiaries;

(v) neither any Loan Party nor any of its Subsidiaries is performing or responsible for any Remedial Action;

(vi) the Loan Parties and their Subsidiaries have made available to the Collateral Agent and Lenders copies of all material environmental reports, audits or investigations in the possession or control of any Loan Party or any of its Subsidiaries with respect to the environmental conditions of any of the properties owned, leased or operated by any Loan Party or its Subsidiaries, the Loan Parties’ and its Subsidiaries’ compliance with Environmental Laws, or related to the operations and business of the Loan Parties and its Subsidiaries;

(vii) there are no underground or aboveground storage tanks, surface impoundments, landfills, septic tanks, pits, sumps or lagoons located on, at or under any property currently owned, leased or operated by a Loan Party or its Subsidiaries except in compliance with Environmental Law;

(viii) none of the real property currently owned, leased or operated by any Loan Party or its Subsidiaries (or, to the knowledge of any Loan Party or its Subsidiaries any respective predecessor in interest) is, or to the knowledge of any Loan Party or its Subsidiaries is proposed to be, listed on the National Priorities List (“NPL”) or on the Superfund Enterprise Management System maintained by the United States Environmental Protection Agency (“SEMS”) or any analogous foreign, state or local list of properties requiring investigation or remediation;

(ix) none of the real property currently or formerly owned, leased or operated by a Loan Party, its Subsidiaries or any respective predecessor in interest has been used by a Loan Party or its Subsidiaries as a treatment, storage or disposal site for any Hazardous Material;

(x) [reserved]; and

(xi) no Environmental Lien has attached to, or to the knowledge of any Loan Party or its Subsidiaries, is threatened against any of the Collateral.

(r) Insurance. Each Loan Party (and each Subsidiary thereof) maintains all insurance required by Section 7.01(h). Schedule 6.01(r) sets forth a list of all such insurance maintained by or for the benefit of each Loan Party and each Subsidiary thereof on the Effective Date.

(s) Use of Proceeds.

(i) The proceeds of the Initial Term Loans shall be used to

(A) refinance the Existing Credit Facility and redeem the Existing Preferred Equity Interests in full, and

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(B) pay fees and expenses in connection with the transactions contemplated hereby.

(t) Solvency. After giving effect to the transactions contemplated by this Agreement and before and after giving effect to each Loan, the Loan Parties and their Subsidiaries on a consolidated basis are Solvent. No transfer of property is being made by any Loan Party or Subsidiary and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

(u) Intellectual Property. Except as set forth on Schedule 6.01(u), each Loan Party and Subsidiary thereof owns or licenses or otherwise has the right to use all Intellectual Property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.01(u) is a complete and accurate list as of the Effective Date of (i) each item of Registered Intellectual Property owned by each Loan Party and each Subsidiary thereof; (ii) each material work of authorship owned by each Loan Party and Subsidiary thereof and which is not Registered Intellectual Property, and (iii) each material Intellectual Property Contract to which each Loan Party and Subsidiary thereof is bound. No trademark or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or Subsidiary thereof infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of each Loan Party, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code pertaining to Intellectual Property is pending or proposed, which, individually or in the aggregate, would reasonably be expected to result in adverse consequence to any Loan Party or Subsidiary (other than immaterial consequences) or any Secured Party.

(v) Material Contracts. Set forth on Schedule 6.01(v) is a complete and accurate list as of the Effective Date of all Material Contracts of each Loan Party and each Subsidiary thereof, showing the parties and subject matter thereof and amendments and modifications thereto. As of the Effective Date, each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party or Subsidiary thereof that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, and (iii) is not in default due to the action of any Loan Party or Subsidiary thereof or, to the best knowledge of any Loan Party or Subsidiary thereof, any other party thereto.

(w) Investment Company Act. None of the Loan Parties nor any Subsidiary thereof is an “investment company” or an “affiliated person” or “promoter” of, or “principal underwriter” of or for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

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(x) Customers and Suppliers. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, there exists no actual or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between

(i) any Loan Party or Subsidiary thereof, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Loan Party or Subsidiary thereof, or

(ii) any Loan Party or Subsidiary thereof, on the one hand, and any supplier or any group thereof, on the other hand, whose agreements with any Loan Party or Subsidiary thereof are individually or in the aggregate material to the business or operations of such Loan Party or Subsidiary; and there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change.

(y) [Reserved].

(z) [Reserved].

(aa) [Reserved].

(bb) Sanctions; Anti-Corruption and Anti-Money Laundering Laws. None of any Loan Party, any Subsidiary thereof, any of their respective directors, officers, or employees, nor, to the knowledge of any Loan Party, any of their respective agents or Affiliates,

(i) is a Sanctioned Person or currently the subject or target of any Sanctions,

(ii) has assets located in a Sanctioned Country,

(iii) conducts any business with or for the benefit of any Sanctioned Person,

(iv) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons,

(v) is a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision, or

(vi) is a Person that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Section 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns.

Each Loan Party and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by each Loan Party and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws and Anti-Money Laundering Law. Each Loan Party and each Subsidiary is in compliance with all

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Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws. Each Loan Party, Subsidiary thereof and each Affiliate, officer, employee or director acting on behalf of any Loan Party or Subsidiary thereof is (and is taking no action that would result in any such Person not being) in compliance with (A) all applicable OFAC rules and regulations, (B) all applicable United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other internationally respected national autonomous sanctions, embargos and trade restrictions and (C) all applicable provisions of the USA Patriot Act and the AML Legislation. In addition, no Loan Party or any Subsidiary is engaged in any kind of activities or business of or with any Person or in any country or territory that is subject to any sanctions administered by OFAC, the United Kingdom, the European Union, Germany, Canada, Australia or the United Nations.

(cc) Anti-Bribery and Corruption.

(i) Neither any Loan Party, any Subsidiary thereof nor, to the best knowledge of any Loan Party, any director, officer, employee, or any other Person acting on behalf of any Loan Party or Subsidiary thereof, has offered, promised, paid, given or authorized the payment or giving of any money or other thing of value, directly or indirectly, to or for the benefit of any Person, including without limitation, any employee, official or other Person acting on behalf of any Governmental Authority, or otherwise engaged in any activity that may violate any Anti-Corruption Law.

(ii) Neither any Loan Party, any Subsidiary thereof nor, to the best knowledge of any Loan Party, any director, officer, employee, or any other Person acting on behalf of any Loan Party or Subsidiary thereof, has engaged in any activity that would breach any Anti-Corruption Laws.

(iii) To the best of each Loan Party’s knowledge and belief, there is no pending or, to the best knowledge of any Loan Party, threatened (in writing) action, suit, proceeding or investigation before any court or other Governmental Authority against any Loan Party, any Subsidiary thereof or any of their directors, officers, employees or other Person acting on its behalf that relates to a potential violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(iv) The Loan Parties and their Subsidiaries will not directly or indirectly use, lend or contribute the proceeds of the Loans for any purpose that would breach the Anti-Bribery and Corruption Laws.

(dd) [Reserved].

(ee) [Reserved]

(ff) [Reserved]

(gg) [Reserved]

(hh) [Reserved].

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(ii) Technology Security Systems.

(i) Each Loan Party and each of its Subsidiaries has implemented and maintains adequate administrative, physical, and technical security measures and procedures to protect the confidentiality, integrity, and security of

(A) its computers, computer systems, servers, hardware, software, websites, databases, networks, and all other information technology equipment and systems, including any hosted locations and other outsourced systems and processes (all of the foregoing in this clause (A), “Loan Party Systems”) and

(B) all individually identifiable information, accessed, collected, used, processed, stored, transferred or disclosed by or on behalf of any Loan Party or any Subsidiary of any Loan Party (all such data and information referred to in this clause (B), “Loan Party Data”), in all cases including from theft, destruction, corruption, loss or unauthorized use, access, interruption, deletion, alteration or modification by any Person. All Loan Party Systems are operational and have adequate backups and disaster recovery arrangements that are at least reasonable and at least consistent with, as protective as, and no less rigorous than, industry standards for companies and businesses of similar size in similar industries. Without limiting the generality of the foregoing, each Loan Party and each of its Subsidiaries (x) maintains applicable equipment and software in physically secure premises, (y) utilizes industry-accepted virus and intrusion checking software and firewalls, and (z) limits access to Loan Party Data to only those employees and agents who need such access for the conduct of the business of the Loan Parties and their Subsidiaries.

(ii) To the knowledge of the Loan Parties and their Subsidiaries, no Loan Party or any Subsidiary of any Loan Party has experienced, during the past three years, any

(A) material security incidents, data breaches, intrusions or unauthorized access, use or compromise of any of the Loan Party Systems,

(B) material unauthorized collection, access, use, processing, loss, compromise, interruption, deletion, modification or disclosure of any Loan Party Data or trade secrets of any Loan Party or any Subsidiary of any Loan Party or

(C) material cyber, social engineering, spoofing, phishing, ransom, viral or other attack, theft or intrusion that that has allowed an unauthorized Person to access, copy, encrypt or otherwise use any Loan Party Data

(all of the foregoing clauses (A), (B) and (C), “Security Breaches”). During the past three years, each Loan Party and each of its Subsidiaries is in material compliance with all Requirements of Laws regarding the privacy or security of all Loan Party Data. During the past three years, no Loan Party or any Subsidiary of any Loan Party has received or is aware of any written notice, allegation, complaint or other communication, and to the knowledge of the Loan Parties there is no pending investigation by any Governmental

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Authority or other Person regarding any actual or possible material violation of any Requirements of Laws regarding the privacy or security of any Loan Party Data.

(jj) Full Disclosure.

(i) Each Loan Party and Subsidiary thereof has disclosed to the Agents all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. None of the written reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party or Subsidiary thereof to the Agents (other than forward-looking information and projections, budgets and information of a general economic nature and general information about Borrower’s and its Subsidiaries’ industry) in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains (when taken as a whole) any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not materially misleading.

(ii) The Projections have been prepared on a reasonable basis and in good faith based on assumptions, estimates, methods and tests that are believed by the Loan Parties to be reasonable at the time such Projections were prepared and information believed by the Loan Parties to have been accurate based upon the information available to the Loan Parties and their Subsidiaries at the time such Projections were furnished to the Lenders, and Parent is not be aware of any facts or information that would lead it to believe that such Projections are incorrect or misleading in any material respect at the time of delivery thereof and the date hereof; it being understood that (A) Projections are by their nature subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties’ control, (B) actual results may differ materially from the Projections and such variations may be material and (C) the Projections are not a guarantee of performance.

(kk) Benefits for Guarantors. Each of the Guarantors will receive direct or indirect benefits from the financing granted under this Agreement, through the execution and delivery of this Agreement and any other Loan Document to which such Guarantor is a party.

Article VII.

COVENANTS OF THE LOAN PARTIES AND OTHER COLLATERAL MATTERS

Section 7.01. Affirmative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party will (and will cause each of its Subsidiaries), unless the Required Lenders shall otherwise consent in writing:

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(a) Reporting Requirements. Furnish to each Agent (for further distribution to the Lenders):

(i) as soon as available, and in any event within 30 days after the end of each fiscal month of the Parent and its Subsidiaries commencing with the first fiscal month of the Parent and its Subsidiaries ending after the Effective Date, (x) internally prepared consolidated balance sheet, statement of operations and retained earnings and condensed statement of cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year, and (B) the Projections, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Parent and its Subsidiaries for such fiscal month and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments and (y) a report of key performance indicators by category during such fiscal month for the business of the Parent and its Subsidiaries;

(ii) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Parent and its Subsidiaries commencing with the first fiscal quarter of the Parent and its Subsidiaries ending after the Effective Date, consolidated balance sheet, statement of operations and retained earnings and statement of cash flows of the Parent and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year and (B) the Projections, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Parent and its Subsidiaries for such quarter and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Parent and its Subsidiaries furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments;

(iii) as soon as available, and in any event within 90 days after the end of each Fiscal Year of the Parent and its Subsidiaries, consolidated balance sheet, statement of operations and retained earnings and statement of cash flows of the Parent and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year, and (B) the Projections, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of nationally recognized standing selected by the Parent and reasonably satisfactory to the Agents (which report and opinion shall not include

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(1) any qualification, exception or explanatory paragraph expressing substantial doubt about the ability of the Parent or any of its Subsidiaries to continue as a going concern or any qualification or exception as to the scope of such audit (other than as a result of the impending maturity of the Obligations), or (2) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.03), together with a written statement of such accountants, certifying that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the dates indicated and its income and cash flows for the periods indicated in conformity with GAAP;

(iv) simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (i), (ii) and (iii) of this Section 7.01(a), a Compliance Certificate:

(A) (x) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Parent and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Parent and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the occurrence and continuance during such period of an Event of Default or Default or, if an Event of Default or Default had occurred and continued or is continuing, describing the nature and period of existence thereof and the action which the Parent and its Subsidiaries propose to take or have taken with respect thereto and (y), identifying each Subsidiary of the Parent as a Loan Party or an Excluded Subsidiary or confirming that there is no change in such information since the later of the Effective Date and the date of the last such list;

(B) in the case of the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (ii) and (iii) of this Section 7.01(a),

(1) attaching a schedule showing the calculation of the financial covenants specified in Section 7.03 and

(2) including a discussion and analysis of the financial condition and results of operations of the Parent and its Subsidiaries for the portion of the Fiscal Year then elapsed and discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year, and

(C) in the case of the delivery of the financial statements of the Parent and its Subsidiaries required by clause (iii) of this Section 7.01(a), attaching

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(1) a summary of all material insurance coverage maintained as of the date thereof by any Loan Party or any of its Subsidiaries and evidence that such insurance coverage meets the requirements set forth in Section 7.01(h), each Security Agreement and each Mortgage, together with such other related documents and information as the Administrative Agent may reasonably require,

(2) the calculation of the Excess Cash Flow in accordance with the terms of Section 2.05(c)(i) and

(3) confirmation that there have been no changes to the information contained in each of the Perfection Certificates delivered on the Effective Date or the date of the most recently updated Perfection Certificate delivered pursuant to this clause (iv) and/or attaching an updated Perfection Certificate identifying any such changes to the information contained therein;

(v) [reserved];

(vi) (A) as soon as available and in any event concurrent with delivery thereunder under the ABL Credit Agreement (or any related documentation), all material documentation delivered pursuant to the ABL Credit Agreement (or related documentation) by any Loan Party or Subsidiary thereof, including, without limitation, all borrowing base certificates, field exams and/or appraisals;

(B) as soon as available and in any event within one day after receipt thereof, any material written notices or communication received by any Loan Party or Subsidiary thereof in respect of the ABL Credit Agreement (or any related documentation), including, without limitation, any notices of default, event of default, reserves or changes in eligibility criteria; and

(C) promptly upon the occurrence thereof, the occurrence of any “Cash Dominion Event”; “Additional Field Exam Event” and/or “Weekly Borrowing Base Event” (in each case, or such comparable term) (as such term and any component definition thereof are defined in the ABL Credit Agreement approved by the Agent) and/or such other additional reporting in respect of the ABL Facility as the Agent may request from time to time.

(vii) as soon as available and in any event not later than 45 days after the end of each Fiscal Year, a certificate of an Authorized Officer of the Parent

(A) attaching Projections for the Parent and its Subsidiaries, supplementing and superseding the Projections previously required to be delivered pursuant to this Agreement, prepared on a monthly basis and otherwise in form and substance reasonably satisfactory to the Agents, for such Fiscal Year for the Parent and its Subsidiaries and

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(B) certifying that the representations and warranties set forth in Section 6.01(jj) are true and correct with respect to the Projections;

(viii) promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority;

(ix) as soon as possible, and in any event within 3 Business Days after the occurrence of an Event of Default or Default or the occurrence of any event or development that would reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Borrower setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;

(x) as soon as possible and in any event:

(A) at least 10 days prior to any event or development that would reasonably be expected to result in or constitute an ERISA Event, and, to the extent not reasonably expected, within 5 days after the occurrence of any ERISA Event, notice of such ERISA Event (in reasonable detail), in each case to the extent such ERISA Event would, individually or in the aggregate, reasonably be expected to result in liability of any Loan Party or any Subsidiary thereof in excess of $3,000,000,

(B) within 10 days after receipt thereof by any Loan Party, any Subsidiary thereof or any of its ERISA Affiliates from the PBGC, copies of each notice received by any Loan Party or any of its ERISA Affiliates of the PBGC’s intention to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan,

(C) upon the reasonable request of such Agent or such Lender, as applicable, within 10 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Pension Plan,

(D) within 10 days after receipt thereof by any Loan Party, any Subsidiary thereof or any of its ERISA Affiliates from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party, any Subsidiary thereof or any of its ERISA Affiliates concerning the imposition of withdrawal liability under Section 4202 of ERISA, and

(E) within 10 days after any Loan Party or any Subsidiary thereof sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party or Subsidiary;

(xi) promptly after the commencement thereof but in any event not later than 3 Business Days after service of process with respect thereto on, or the obtaining of

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knowledge thereof by, any Loan Party or Subsidiary thereof, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(xii) as soon as possible and in any event within 3 Business Days after execution, receipt or delivery thereof, copies of any material written notices that any Loan Party or Subsidiary thereof executes or receives in connection with any Material Contract;

(xiii) as soon as possible and in any event within 3 Business Days after execution, receipt or delivery thereof, copies of any material written notices that any Loan Party or Subsidiary thereof executes or receives in connection with the sale or other Disposition of the Equity Interests of, or a material portion of the assets of, any Loan Party or Subsidiary thereof;

(xiv) as soon as possible and in any event within 5 days after the delivery thereof to the Parent’s or the Borrower’s Board of Directors, copies of all reports or other information so delivered; provided that that the Agents and each Lender (A) shall maintain the confidentiality of all such reports and information disclosed or delivered to the Agents and each Lender in accordance with Section 12.19 and (B) may be excluded from access to any report or information or portion thereof if the Parent’s or the Borrower’s Board of Directors determines in good-faith, with advice from legal counsel, that such exclusion is reasonably necessary to preserve any attorney-client privilege or if the Agents’ or any Lender’s receipt of any report or information could materially and adversely affect the fiduciary duties of the Parent’s or the Borrower’s Board of Directors; provided, that, in such instance, the Borrower shall inform the Agent that information is being withheld and the basis thereof and use commercially reasonable efforts to disclose such information without violating law, or any fiduciary duty or waiving such attorney-client privilege or work product.

(xv) promptly after (A) the sending or filing thereof, copies of all statements, reports and other information any Loan Party sends to any holders of its Material Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange and (B) the receipt thereof, a copy of any material notice received from any holder of its Material Indebtedness;

(xvi) promptly upon receipt thereof, copies of all material financial reports (including, without limitation, management letters), if any, submitted to any Loan Party or Subsidiary thereof by its auditors in connection with any annual or interim audit of the books thereof;

(xvii) promptly upon request, any certification or other evidence reasonably requested from time to time by any Lender in its sole discretion, confirming the Borrower’s compliance with Section 7.02(r);

(xviii) [reserved];

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(xix) simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (i), (ii) and (iii) of this Section 7.01(a), if, as a result of any change in accounting principles and policies from those used in the preparation of the Financial Statements that is permitted by Section 7.02(q), the consolidated financial statements of the Parent and its Subsidiaries delivered pursuant to clauses (i), (ii) and (iii) of this Section 7.01(a) will differ from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to the Agents;

(xx) [reserved];

(xxi) (A) as soon as available, and in any event by Tuesday (or if Tuesday is not a Business Day, Wednesday) after the end of each week of the Parent and its Subsidiaries, a calculation of the Liquidity of the Parent and its Subsidiaries as of the last day of such month or week, as applicable, in form and substance reasonably satisfactory to the Agents and

(B) as soon as available, and in any event within 3 Business Days after the end of each month (or if Liquidity is less than $15,000,000 for three consecutive Business Days until Liquidity is greater than $15,000,000 for thirty consecutive days, by Tuesday (or if Tuesday is not a Business Day, Wednesday) of each week) of the Parent and its Subsidiaries, a 13-week cash flow forecast of the Parent and its Subsidiaries in form and substance reasonably satisfactory to the Agents (the “13-Week Cash Flow”), which shall include a comparison of actual disbursements and receipts as compared to the previously delivered 13-Week Cash Flow;

(xxii) notice of all Security Breaches and all investigations by a Governmental Authority or other Person asserted in writing against (or received by) any Loan Party or its Subsidiaries regarding an actual or possible material violation of any applicable laws regarding the privacy or security of any Loan Party Data, and all material written notices, allegations, complaints, and other communications relating to any of the foregoing; and

(xxiii) promptly upon reasonable request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party or Subsidiary thereof (including, without limitation, any Environmental, Social, and Corporate Governance information) as any Agent may from time to time may reasonably request.

Documents required to be delivered pursuant to Section 7.01(a)(ii), Section 7.01(a)(iii) or Section 7.01(a)(xv) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website; or (ii) on which such documents are posted on the Parent’s behalf on IntraLinks/IntraAgency or another relevant website to which each Lender has access; provided that: (i) the Parent shall deliver paper copies of such documents to the Agents or any Lender that

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requests in writing that the Parent deliver such paper copies until a written request to cease delivering paper copies is given by the Agents or such Lender and (ii) the Parent shall notify the Agents and the Lenders of the posting of any such documents. The Agents shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

(b) Additional Guarantors and Collateral Security. Cause:

(i) each Subsidiary (other than any Excluded Subsidiary) of any Loan Party not in existence on the Effective Date, and each Subsidiary of any Loan Party that ceases to be an Excluded Subsidiary to execute and deliver to the Collateral Agent promptly and in any event within 20 days after the formation, acquisition or change in status thereof (as such date may be extended in writing by the Collateral Agent in its sole discretion),

(A) a Joinder Agreement, pursuant to which such Subsidiary shall be made a party to this Agreement as a Guarantor,

(B) a supplement to the Security Agreement (in form reasonably acceptable to the Required Lenders and the Agent), together with (1) certificates evidencing all of the Equity Interests of any Person owned by such Subsidiary required to be pledged under the terms of the Security Agreement (if applicable), (2) undated stock powers for such Equity Interests executed in blank with signature guaranteed, and (3) such opinions of counsel as the Collateral Agent may reasonably request,

(C) to the extent required under the terms of this Agreement, one or more Mortgages creating on the real property of such Subsidiary a perfected, first priority Lien (in terms of priority, subject only to (i) Permitted Liens, (ii) Liens on such assets at the time of formation, acquisition or change in status thereof and (ii) Liens permitted pursuant to clause (e) of the definition of Permitted Liens) on such Material Real Property and such other Real Property Deliverables as may be reasonably required by the Collateral Agent with respect to each such Material Real Property,

(D) [reserved];

(E) if the respective Subsidiary owns registrations of or applications for U.S. Patents, Trademarks and/or Copyrights that constitute Collateral, an Intellectual Property Security Agreement; and

(F) such other customary agreements, instruments, approvals or other documents reasonably requested by the Collateral Agent in order to create, perfect, establish the first priority (subject to (i) Permitted Liens, (ii) Liens on such assets at the time of formation, acquisition or change in status thereof and (ii) Liens permitted pursuant to clause (e) of the definition of Permitted Liens) of or otherwise protect any Lien purported to be covered by any such Security Agreement,

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Collateral Document or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and the Collateral Documents and that all property and assets (other than Excluded Property, and subject to Section 7.01(m) in the case of any real property) of such Subsidiary shall become Collateral for the Obligations; and

(ii) each owner of the Equity Interests of any such Subsidiary to execute and deliver promptly and in any event within 20 days after the formation or acquisition of such Subsidiary (as such date may be extended in writing by the Collateral Agent in its sole discretion) a Pledge Amendment (as defined in the Security Agreement) or of such Subsidiary ceasing to be an Excluded Subsidiary, together with (A) certificates evidencing all of the Equity Interests of such Subsidiary required to be pledged under the terms of the Security Agreement, (B) undated stock powers or other appropriate instruments of assignment for such Equity Interests executed in blank with signature guaranteed, (C) such opinions of counsel as the Collateral Agent may reasonably request and (D) such other agreements, instruments, approvals or other documents requested by the Collateral Agent.

Notwithstanding the foregoing, no Excluded Subsidiary shall be required to become a Guarantor hereunder (and, as such, shall not be required to deliver the documents required by clause (i) above); provided, however, that if the Equity Interests of a Foreign Subsidiary that is an Excluded Subsidiary are owned by a Loan Party, such Loan Party shall deliver all such documents, instruments, agreements (including, without limitation, at the reasonable request of the Collateral Agent, a pledge agreement governed by the laws of the jurisdiction of the organization of such Excluded Subsidiary) and certificates described in clause (ii) above to the Collateral Agent, and take all commercially reasonable actions reasonably requested by the Collateral Agent or otherwise necessary to grant and to perfect a first-priority Lien (subject to Permitted Specified Liens) in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, in (x) 100% of the voting and non-voting Equity Interests of such Foreign Subsidiary unless Borrower reasonably determines, in consultation with the Administrative Agent, that a pledge in excess of 65% of the voting Equity Interests of such Foreign Subsidiary would result in material adverse tax consequences and (y) 100% of all other Equity Interests of such Foreign Subsidiary owned by such Loan Party.

(c) Compliance with Laws; Payment of Taxes.

(i) Comply, and cause each of its Subsidiaries to comply with all Requirements of Law, judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing) except to the extent the failure would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(ii) Pay, and cause each of its Subsidiaries to pay, in full before delinquency or before the expiration of any extension period, all Taxes imposed upon any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries, except (i) unpaid Taxes in an aggregate amount at any one time not in excess of $250,000, and (ii) Taxes contested in good faith by proper proceedings which stay the imposition of any Lien

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resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

(d) Preservation of Existence, Etc. Except as otherwise permitted pursuant to Section 7.02(c), maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except to the extent that the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(e) Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries in all material respects made to permit the preparation of financial statements in accordance with GAAP.

(f) Inspection Rights.

(i) Permit, and cause each of its Subsidiaries to permit, the agents, advisors and representatives of any Agent at any time and from time to time during normal business hours (and, so long as no Event of Default has occurred and is continuing, upon reasonable prior written notice), at the reasonable expense of the Borrower, to examine and make copies of and abstracts from its records and books of account, to examine and make copies of the Loan Party Systems and Loan Party Data, and make copies thereof or abstracts therefrom and to discuss its affairs (including the Loan Party Systems and Loan Party Data), to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of any Agent in accordance with this Section 7.01(f); provided, that so long as no Event of Default exists, the Agents shall not exercise such rights at the Borrower’s expense more often than one time in any Fiscal Year (excluding any such visits during the continuance of an Event of Default). The Agents shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.

(ii) Notwithstanding anything to the contrary in this Section 7.01(f), none of the Borrower or any of its Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) [reserved], (b) in respect of which disclosure to any Agent (or its respective representatives or contractors) is prohibited by law or any binding agreement (to the extent not entered in contemplation hereof) or (c) is subject to attorney-client or similar privilege or constitutes attorney work product; provided, that, in such instance, the Borrower shall inform the Agent that information is being withheld and the basis thereof

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and use commercially reasonable efforts to disclose such information without violating law, agreement or waiving such privilege or work product.

(g) Maintenance of Properties, Etc.

(i) Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except to the extent the failure to so maintain and preserve or so comply would not reasonably be expected to have a Material Adverse Effect.

(ii) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, each Loan Party shall, and shall cause its Subsidiaries to, (A) maintain adequate administrative, physical, and technical security measures and procedures to protect the confidentiality, integrity, and security of the Loan Party Systems and the Loan Party Data, in all cases including from theft, corruption, loss or unauthorized use, access, interruption, deletion, or modification by any Person, and (B) keep all Loan Party Systems operational and maintain adequate backups and disaster recovery arrangements that are at least reasonable and at least consistent with, as protective as, and no less rigorous than, industry standards for companies and businesses of similar size in similar industries. Without limiting the generality of the foregoing, each Loan Party shall, and shall cause its Subsidiaries to, (x) maintain applicable equipment and software in physically secure premises, (y) utilize industry-accepted virus and intrusion checking software and firewalls, and (z) limit access to Loan Party Data to only those employees and agents who need such access for the conduct of the business of the Loan Parties and their Subsidiaries.

(h) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, flood, rent, worker’s compensation and business interruption insurance) with respect to the Collateral and its other properties (including all real property leased or owned by it) and business, in such amounts and covering such risks as is (i) carried generally in accordance with sound business practice by companies in similar businesses similarly situated, (ii) required by any Requirement of Law, (iii) in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent (it being agreed that the amount, adequacy and scope of insurance coverage in effect on the Effective Date (other than with respect to the Mexican insurance policies covering FCA-FASEMEX and FCA-Enterprise) is satisfactory to the Collateral Agent). All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Agents and the Lenders, as their interests may appear, in case of loss, under a standard non contributory “lender” or “secured party” clause and are to contain such other provisions as the Collateral Agent may require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the

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Collateral Agent for the benefit of the Agents and the Lenders, as their respective interests may appear, and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days’ (10 days’ in the case of non-payment) prior written notice to the Collateral Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrower’s expense and without any responsibility on the Collateral Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, following written notice to the Borrower (which may be concurrent), the Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(i) Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements, accreditations and other clearances necessary to use and occupy such properties and assets (including the Loan Party Systems), in each case that are necessary in the proper conduct of its business, in each case, except to the extent the failure to obtain, maintain, preserve or take such action would not reasonably be expected to have a Material Adverse Effect.

(j) Environmental. Except in each case as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect

(i) Keep the Collateral free of any Environmental Lien;

(ii) Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all Environmental Permits that are required by Environmental Laws for the conduct of its business, and comply, and cause each of its Subsidiaries to comply, with all Environmental Laws and Environmental Permits;

(iii) Take all commercially reasonable steps to prevent any Release of Hazardous Materials at, in, on, under or from any property owned, leased or operated by any Loan Party or its Subsidiaries;

(iv) Provide the Collateral Agent with written notice within ten (10) days of any of the following:

(A) discovery of any Release of a Hazardous Material or environmental condition at, in, on, under or from any property currently or formerly owned, leased or operated by any Loan Party, Subsidiary or predecessor in interest or any violation of Environmental Law or Environmental Permit that in any case would reasonably be expected to result in any Environmental Claim or Environmental Liability;

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(B) notice that an Environmental Lien has been filed against any Collateral; or

(C) receipt of a material Environmental Claim or other notice of material Environmental Liabilities; and

provide such reports, documents and information as the Collateral Agent may reasonably request from time to time with respect to any of the foregoing.

(v) Undertake, or cause to be undertaken, all Remedial Actions required to be taken in response to any Environmental Claim, the presence, Release or threatened Release of a Hazardous Material, any environmental condition or any violation of Environmental Law with respect to any real property currently owned or leased by any Loan Party or its Subsidiaries. Upon the request of the Collateral Agent, provide copies of all data, information and reports generated in connection with the foregoing to the Collateral Agent.

(vi) Without limiting any of Lender’s or Agent’s rights under Section 7.01(f) to conduct an inspection of the Borrower’s properties, upon the Collateral Agent’s reasonable belief that a material Release of a Hazardous Material has occurred or a violation of Environmental Law exists, the Loan Parties shall, at the request of the Collateral Agent, retain an environmental consulting firm reasonably acceptable to the Collateral Agent to perform a Phase I ESA or other appropriate investigation or assessment (including Phase II ESA), each in form and substance reasonably satisfactory to the Collateral Agent, which report shall include the estimated cost of any Remedial Actions necessary to address any identified Release, non-compliance, violation or other adverse environmental condition. The Loan Parties shall promptly take all Remedial Actions necessary to investigate, abate and address any identified Release, non-compliance, violation or condition to the extent required by Environmental Law and consistent with the Facility’s current use. In the event that a Loan Party fails to comply with the foregoing after the Collateral Agent provides written notice to the Borrower and a reasonable opportunity to cure, the Collateral Agent may retain an environmental consulting firm to undertake such Remedial Actions and to prepare such reports at the sole expense of the Loan Parties, and the Loan Parties shall provide reasonable access to the Collateral Agent and such environmental consulting firm, and their respective employees, agents and representatives to undertake such environmental site assessments and Remedial Actions.

(k) Fiscal Year. Cause the Fiscal Year of the Parent and its Subsidiaries to end on December 31 of each calendar year unless the Agents consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).

(l) Landlord Waivers; Collateral Access Agreements. At any time any Collateral with a book value in excess of $500,000 (when aggregated with all other Collateral at the same location) is located on any real property of a Loan Party (whether such real property is now existing or acquired after the Effective Date) which is not owned by a Loan Party, or is stored on the premises of a bailee, warehouseman, or similar party, use commercially reasonable efforts to obtain written subordinations or waivers or collateral access agreements, as the case may be, in form and substance reasonably satisfactory to the Collateral Agent.

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(m) After Acquired Real Property. Upon the acquisition by it or any of its Subsidiaries after the Effective Date of any interest in any real property (wherever located) (each such interest being a “New Facility”) with a Current Value (as defined below) in excess of $2,000,000, promptly so notify the Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any material structures or improvements thereon and either an appraisal or such Loan Party’s good-faith estimate of the current value of such real property (for purposes of this Section, the “Current Value”). The Collateral Agent shall notify such Loan Party whether it intends to require a Mortgage (and any other Real Property Deliverables) with respect to such New Facility. Upon receipt of such notice requesting a Mortgage (and any other Real Property Deliverables), the Person that has acquired such New Facility shall promptly furnish the same to the Collateral Agent. The Borrower shall pay all reasonable and documented out-of-pocket fees and expenses, including, without limitation, reasonable attorneys’ fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party’s obligations under this Section 7.01(m).

(n) Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions.

(i) Maintain, and cause each of its Subsidiaries to maintain, policies and procedures designed to promote compliance by each Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws and Anti-Money Laundering Laws.

(ii) Comply, and cause each of its Subsidiaries to comply, with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(iii) Neither Loan Party nor, to the best knowledge of any Loan Party, any director, officer, employee or any Person acting on behalf of any Loan Party will engage in any activity that would breach any Anti-Corruption Law.

(iv) Unless prohibited by law, court order or lawful order of a Governmental Authority, promptly notify the Administrative Agent of any action, suit or investigations by any court or Governmental Authority in relation to an alleged breach of the Anti-Corruption Law.

(v) Not directly or indirectly use, lend or contribute the proceeds of any Loan for any purpose that would breach any Anti-Corruption Law.

(vi) Each Loan Party and Affiliate, officer, employee or director, acting on behalf of the Loan Party is (and will take no action which would result in any such Person not being) in compliance with (A) all applicable OFAC rules and regulations, (B) all applicable United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other reasonable internationally respected national autonomous sanctions, embargos and trade restrictions and (C) all applicable provisions of the USA Patriot Act and AML Legislation. In addition, none of the activities or business of any Loan Party includes any kind of activities or business of or with any Person or in any country or territory that is subject to any Sanctions.

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(vii) In order to comply with the “know your customer/borrower” requirements of the Anti-Money Laundering Laws, promptly provide to the Administrative Agent upon its reasonable request from time to time (A) information relating to individuals and entities affiliated with any Loan Party that maintain a business relationship with the Administrative Agent, and (B) such identifying information and documentation as may be available for such Loan Party in order to enable the Administrative Agent or any Lender to comply with Anti-Money Laundering Laws.

(o) Lender Meetings. Upon the request of any Agent or the Required Lenders (which request, so long as no Event of Default shall have occurred and be continuing, shall not be made more than once during each quarter), participate in a meeting with the Agents and the Lenders at the Borrower’s corporate offices (or at such other location as may be agreed to by the Borrower and such Agent or the Required Lenders) at such time as may be agreed to by the Borrower and such Agent or the Required Lenders to discuss the financial condition and results of operation of the Parent and its Subsidiaries for the most recently ended fiscal quarter, and such other matters as the Agent or Required Lenders may reasonably request.

(p) [Reserved].

(q) [Reserved].

(r) [Reserved].

(s) Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may reasonably require in accordance with the terms of the Loan Documents from time to time in order

(i) to carry out more effectively the purposes of this Agreement and the other Loan Documents,

(ii) to subject to valid and perfected first priority Liens (subject to Permitted Liens) any of the Collateral or any other property of any Loan Party and its Subsidiaries,

(iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and

(iv) to better assure, convey, grant, assign, transfer and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document.

In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party and Subsidiary thereof (i) solely during the existence of an Event of Default, authorizes each Agent to execute any such agreements, instruments or other documents in such Loan Party’s or Subsidiary’s name and to file such agreements, instruments or other documents in any appropriate filing office with respect to the matters contemplated by this clause (s), (ii) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any

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continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party or Subsidiary, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party or Subsidiary prior to the date hereof.

Section 7.02. Negative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not (and shall not permit any of its Subsidiaries), unless the Required Lenders shall otherwise consent in writing:

(a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any Requirement of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof) other than, as to all of the above, Permitted Liens.

(b) Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness or permit any of its Subsidiaries to create, issue or suffer to existing or otherwise become or remain liable with respect to any preferred Equity Interests.

(c) Fundamental Changes; Dispositions.

(i) Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, including any disposition of property through a plan of division under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, or permit any of its Subsidiaries to do (or agree to do) any of the foregoing; provided, however, that

(1) any Subsidiary (other than the Borrower) may dissolve, liquidate or wind up its affairs if either (x) it owns no material assets, engages in no business and otherwise has no activities other than activities related to the maintenance of its existence and good standing or (y) substantially all of its assets are transferred to a Loan Party (other than Parent) in connection therewith or, if being transferred by a Subsidiary that is not a Loan Party, to a Subsidiary that is not a Loan Party,

(2) subject to the terms and conditions contained in the definitions of “Permitted Investment” and “Permitted Disposition”, any Permitted Investment or Permitted Disposition may be structured as a merger, consolidation or amalgamation, and

(3) any Subsidiary of any Loan Party (other than the Borrower) may merge, consolidate or amalgamate with (x) the Borrower; provided, that the

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Borrower shall be the continuing or surviving Person or (y) any one or more other Subsidiaries,

in each case of clauses (1), (2) and (3), so long as

(A) no other provision of this Agreement would be violated thereby,

(B) such Loan Party gives the Agents at least 20 days’ prior written notice of such liquidation, dissolution, merger, consolidation or amalgamation accompanied by true, correct and complete copies of all material agreements, documents and instruments relating to such liquidation, dissolution, merger, consolidation or amalgamation, including, without limitation, the certificate or certificates of merger or amalgamation to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing),

(C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction,

(D) the Lenders’ rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or amalgamation and

(E) the surviving entity, if any, if not already a Loan Party, is joined as a Loan Party hereunder pursuant to a Joinder Agreement and is a party to a Security Agreement and the Equity Interests of such Subsidiary is the subject of a Security Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation;

provided, that to the extent that any such merger, consolidation or amalgamation involves

(I) a wholly-owned Subsidiary Loan Party organized in the United States, a wholly-owned Subsidiary Loan Party organized in the United States shall be the surviving entity;

(II) a wholly-owned Subsidiary Loan Party, a wholly-owned Subsidiary Loan Party shall be the surviving entity; and

(III) a wholly-owned Subsidiary, a wholly-owned Subsidiary shall be the surviving entity;

(ii) Make any Disposition, whether in one transaction or a series of related transactions, of all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that any Loan Party and its Subsidiaries may make Permitted Dispositions.

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Notwithstanding anything herein to the contrary in this clause (c), in no event shall any Affiliate of a Loan Party that is not a Loan Party own, hold or exclusively license any Material Asset.

(d) Change in Nature of Business.

(i) Make, or permit any of its Subsidiaries to make, any substantial change in the nature of its business as described in Section 6.01(l) or any business operations or activities reasonably incidental or related thereto and reasonable extensions thereof.

(ii) Permit the Parent to have any material liabilities (other than liabilities arising under the Loan Documents and the ABL Loan Documents), own any material assets (other than the Equity Interests of the Borrower) or engage in any operations or business (other than the ownership of the Borrower (it being understood that Parent shall not have any Subsidiaries other than (i) the Borrower and (ii) Immaterial Subsidiaries listed in Schedule 1.01(C) as of the date hereof (which, in the case of this clause (ii), shall remain dormant and not own any material assets or engage in any operations or business).

(e) Loans, Advances, Investments, Etc. Make or commit or agree to make, or permit any of its Subsidiaries make or commit or agree to make, any Investment in any other Person except for Permitted Investments.

(f) Sale and Leaseback Transactions. Enter into, or permit any of its Subsidiaries to enter into, any Sale and Leaseback Transaction.

(g) [Reserved].

(h) Restricted Payments. Make or permit any of its Subsidiaries to make any Restricted Payment other than Permitted Restricted Payments. Notwithstanding anything herein to the contrary in this clause (h), in no event shall any Affiliate of a Loan Party that is not a Loan Party own, hold or exclusively license any Material Asset.

(i) Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.

(j) Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except

(i) transactions consummated in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof, and that are fully disclosed to the Agents prior to the consummation thereof, if they involve one or more payments by the Parent or any of its Subsidiaries in excess of $2,000,000 for any single transaction or series of related transactions,

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(ii) transactions (A) with another Loan Party organized in the United States; (B) between Loan Parties not organized in the United States or (C) between two Subsidiaries that are not Loan Parties,

(iii) transactions permitted by Section 7.02(c), (e) and (h),

(iv) sales or issuances of Qualified Equity Interests of the Parent to Affiliates of the Parent not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith, and

(v) reasonable and customary director and officer compensation (including bonuses and stock option programs), benefits and indemnification arrangements, in each case approved by the Board of Directors (or a committee thereof) of such Loan Party or such Subsidiary.

(k) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Equity Interests of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 7.02(k) shall prohibit or restrict compliance with:

(A) this Agreement and the other Loan Documents;

(B) any agreement in effect on the date of this Agreement and described on Schedule 7.02(k), or any extension, replacement or continuation of any such agreement; provided, that, any such encumbrance or restriction contained in such extended, replaced or continued agreement (taken as a whole) is no less favorable in any material respect to the Agents and the Lenders than the encumbrance or restriction under or pursuant to the agreement so extended, replaced or continued;

(C) any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

(D) in the case of clause (iv), (1) customary restrictions on the subletting, assignment or transfer of any specified property or asset set forth in a lease, license, asset sale agreement or similar contract for the conveyance of such property or asset and (2) instrument or other document evidencing a Permitted Lien (or the Indebtedness secured thereby) from restricting on customary terms the transfer of any property or assets subject thereto;

(E) customary restrictions on dispositions of real property interests in reciprocal easement agreements;

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(F) customary restrictions in agreements for the sale of assets on the transfer or encumbrance of such assets during an interim period prior to the closing of the sale of such assets;

(G) customary restrictions in contracts that prohibit the assignment of such contract;

(H) (1) customary restrictions on the subletting, assignment or transfer of any specified property or asset set forth in a lease, license, asset sale agreement or similar contract for the conveyance of such property or asset and (2) instrument or other document evidencing a Permitted Lien (or the Indebtedness secured thereby) from restricting on customary terms the transfer of any property or assets subject thereto; or

(I) any customary restrictions that arise in connection with any Permitted Disposition and relate solely to the assets or Person subject to such Disposition.

(l) Limitations on Negative Pledges. Enter into, incur or permit to exist, or permit any Subsidiary to enter into, incur or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Loan Party or any Subsidiary of any Loan Party to create, incur or permit to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation, except the following: (i) this Agreement and the other Loan Documents, (ii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 7.02(b) if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iii) any customary restrictions and conditions contained in agreements relating to the sale or other disposition of assets or of a Subsidiary pending such sale or other disposition; provided that such restrictions and conditions apply only to the assets or Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder, and (iv) customary provisions in leases restricting the assignment or sublet thereof.

(m) Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.

(i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries’ Material Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Material Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Material Indebtedness, would increase the interest rate applicable to such Material Indebtedness, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the Lenders in any respect;

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(ii) except for the Obligations,

(A) make, or permit any Subsidiary to make, any voluntary or optional payment (including, without limitation, any payment of interest in cash that, at the option of the issuer, may be paid in cash or in kind), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries’ Material Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due),

(B) refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (other than with respect to Permitted Refinancing Indebtedness), or

(C) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Subordinated Indebtedness in violation of the subordination provisions thereof or any subordination agreement with respect thereto;

(iii) (A) amend, modify or otherwise change, or permit any Subsidiary to amend, modify or otherwise change, any of its Governing Documents (including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it) with respect to any of its Equity Interests (including any shareholders’ agreement), or enter into any new agreement with respect to any of its Equity Interests, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iii) that either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, provided that no such amendment, modification or change or new agreement or arrangement shall provide for any plan of division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or other comparable event under any jurisdiction’s law) or

(B) amend, modify or otherwise change the tax designation (i.e. corporation, partnership, etc.) of Parent or its Subsidiaries in a manner that would cause a materially adverse tax consequence to the Parent or any of its Subsidiaries.

(n) Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of such Act.

(o) ERISA. Cause, fail to prevent or suffer to exist, or permit any of its ERISA Affiliates to cause, fail to prevent or suffer to exist, an ERISA Event to the extent such ERISA Event would, individually or in the aggregate, reasonably be expected to result in liability of any Loan Party or any Subsidiary thereof in excess of $2,000,000.

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(p) Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials on, in, at, under or from any property owned, leased or operated by it or any of its Subsidiaries, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(q) Accounting Methods. Modify or change, or permit any of its Subsidiaries to modify or change, its method of accounting or accounting principles from those utilized in the preparation of the Financial Statements (other than as may be required to conform to GAAP).

(r) Sanctioned Persons; Anti-Corruption Laws; Anti-Money Laundering Laws.

(i) Conduct, nor permit any of its Subsidiaries to conduct, any business or engage in any transaction or deal with or for the benefit of any Sanctioned Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Sanctioned Person; or

(ii) Use, nor permit any of its Subsidiaries to use, directly or indirectly, any of the proceeds of any Loan, (A) to fund any activities or business of or with any Sanctioned Person or in any other manner that would result in a violation of any Sanctions by any Person (including by any Person participating in any Loan, whether as underwriter, advisor, investor or otherwise), or (B) for the purpose of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Law.

(s) [Reserved].

(t) Pari Passu. Fail to take all actions necessary to cause all Obligations to rank at all times at least pari passu in priority in right of payment and in all other respects with all other unsecured and unsubordinated Indebtedness of any Loan Party.

(u) No Excess Cash. Maintain, or permit any of its Subsidiaries to maintain, an average monthly balance of cash and Cash Equivalents in all of the checking, savings and other accounts of the Loan Parties not organized in the United States in excess of $10,000,000 in the aggregate at the close of business on the last Business Day of any month.

Section 7.03. Financial Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

(a) [reserved]

(b) Leverage Ratio. Commencing with the fiscal quarter ending March 31, 2025, permit the Leverage Ratio of the Parent and its Subsidiaries for any period of 4 consecutive fiscal quarters of the Parent and its Subsidiaries for which the last month ends on a date set forth below to be greater than the ratio set forth opposite such date:

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Fiscal Quarter End	Leverage Ratio
March 31, 2025	2.30:1.00
June 30, 2025	2.30:1.00
September 30, 2025	2.30:1.00
December 31, 2025	2.30:1.00
March 31, 2026	2.25:1.00
June 30, 2026	2.25:1.00
September 30, 2026 and each Fiscal Quarter ending thereafter	2.00:1.00

(c) [reserved]

(d) [reserved]

(e) Liquidity. Permit Liquidity to be less than $10,000,000 at any time.

Article VIII.

CASH MANAGEMENT ARRANGEMENTS
AND OTHER COLLATERAL MATTERS

Section 8.01. Cash Management Arrangements.

(a) The Loan Parties and their Subsidiaries shall

(i) establish and maintain cash management services of a type and on terms reasonably satisfactory to the Agents at one or more of the banks set forth on Schedule 8.01 (each a “Cash Management Bank”) and

(ii) except as otherwise provided under Section 8.01(b), deposit or cause to be deposited promptly all proceeds in respect of any Collateral, all Collections (of a nature susceptible to a deposit in a bank account) and all other amounts (of a nature susceptible to a deposit in a bank account) and all other amounts (other than immaterial amounts and amounts that are prohibited from being deposited into a Cash Management Account under applicable law, court order or lawful order of a Governmental Authority) received by any Loan Party (including payments made by Account Debtors directly to any Loan Party) into a Cash Management Account.

(b) Within 30 days after the Effective Date (as such period may be extended in writing by the Collateral Agent in its sole and absolute discretion), the Loan Parties shall, with respect to each Cash Management Account (other than Excluded Accounts), deliver to the Collateral Agent

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a Control Agreement with respect to such Cash Management Account. From and after the date that is 30 days following the Effective Date (as such period may be extended in writing by the Collateral Agent in its sole and absolute discretion), the Loan Parties shall not maintain, and shall not permit any of their Subsidiaries to maintain, cash, Cash Equivalents or other amounts in any deposit account or securities account, unless the Collateral Agent shall have received a Control Agreement in respect of each such Cash Management Account (other than Excluded Accounts).

(c) Upon the occurrence and during the continuance of an Event of Default, and upon the terms and subject to the conditions set forth in a Control Agreement with respect to a Cash Management Account, all amounts received in such Cash Management Account shall at the Administrative Agent’s direction be wired each Business Day into the Administrative Agent’s Accounts. For the avoidance of doubt, so long as no Event of Default has occurred and is continuing, the Administrative Agent shall not direct the Cash Management Bank to transfer funds in such Cash Management Account to the Administrative Agent’s Accounts.

(d) So long as no Default or Event of Default has occurred and is continuing, the Borrower may amend Schedule 8.01 to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to the Collateral Agent and the Collateral Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, each Loan Party and such prospective Cash Management Bank shall have executed and delivered to the Collateral Agent a Control Agreement. Each Loan Party and their Subsidiaries shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of written notice from the Collateral Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in the Collateral Agent’s reasonable judgment exercised in good faith, or that the operating performance, funds transfer, or availability procedures or performance of such Cash Management Bank with respect to Cash Management Accounts or the Collateral Agent’s liability under any Control Agreement with such Cash Management Bank is no longer acceptable in the Collateral Agent’s reasonable judgment exercised in good faith.

Article IX.

EVENTS OF DEFAULT

Section 9.01. Events of Default. Each of the following events shall constitute an event of default (each, an “Event of Default”):

(a) the Borrower shall fail to pay, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise),

(i) any interest on any Loan, any Collateral Agent Advance or any fee, indemnity or other amount payable under this Agreement (other than any portion thereof constituting principal of the Loans) or any other Loan Document, and such failure continues for a period of three Business Days or

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(ii) all or any portion of the principal of the Loans;

(b) any representation or warranty made or deemed made by or on behalf of any Loan Party (or Subsidiary thereof) or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any certificate or other writing delivered to any Secured Party pursuant to any Loan Document shall have been incorrect in any material respect (or in any respect if such representation or warranty is qualified or modified as to materiality or “Material Adverse Effect” in the text thereof) when made or deemed made;

(c) (i) any Loan Party or any Subsidiary shall fail to perform or comply with any covenant or agreement contained in Section 5.03, Section 7.01(a)(ii), Section 7.01(a)(iii), Section 7.01(a)(iv) in respect of financial statements delivered pursuant to Section 7.01(a)(ii) or (iii), Section 7.01(a)(ix), Section 7.01(c)(i), Section 7.01(d), Section 7.01(f), Section 7.01(h), Section 7.01(k), Section 7.01(o), Section 7.02 or Section 7.03 (or in case of Section 7.03(e), if Liquidity is less than $10,000,000 because of a corresponding Inventory build, such failure continues unremedied for five Business Days; provided, if Liquidity is less than $10,000,000 more than two times during the term of this Agreement because of a corresponding Inventory build, such five Business Day cure period shall be unavailable and an immediate Event of Default shall occur upon the third or any subsequent time Liquidity is less than $10,000,000 because of a corresponding Inventory build) or Article VIII,

(ii) any Loan Party or any Subsidiary shall fail to perform or comply with any covenant or agreement contained in Section 7.01(a)(i), Section 7.01(a)(iv) in respect of financial statements delivered pursuant to Section 7.01(a)(i), Section 7.01(a)(xxi)(A), or Section 7.01(a)(xxi)(B) and such failure continues unremedied for three days (or, (A) in the case of Section 7.01(a)(xxi)(A), one day or (B) in the case of Section 7.01(a)(xxi)(B), to the extent weekly reporting is required, two days), or

(iii) any Loan Party or any Subsidiary shall fail to perform or comply with any covenant or agreement contained in Section 7.01(a) (other than Section 7.01(a)(i), Section 7.01(a)(ii), Section 7.01(a)(iii), Section 7.01(a)(iv), or Section 7.01(a)(ix)), Section 7.01(b) or Section 7.01(m) and such failure, if capable of being remedied, shall remain unremedied for 15 days after the earlier of the date a senior officer of any Loan Party has knowledge of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party;

(d) any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 30 days after the earlier of the date a senior officer of any Loan Party has knowledge of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party;

(e) (i) the Parent or any of its Subsidiaries shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any principal, interest or other amount payable in respect of Indebtedness (excluding Indebtedness evidenced by this Agreement) having an aggregate amount outstanding in excess of $3,000,000, and such failure

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shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or

(ii) any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

(f) the Parent or any of its Subsidiaries

(i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, concurso mercantil, quiebra or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian, visitador, conciliador, síndico or other similar official for any such Person or for any substantial part of its property,

(ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally,

(iii) shall make a general assignment for the benefit of creditors, or

(iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

(g) any proceeding shall be instituted against the Parent or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian, visitador, conciliador, síndico or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian, visitador, conciliador, síndico or other similar official for it or for any substantial part of its property) shall occur;

(h) any material provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

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(i) any Security Agreement, any Mortgage or any other Collateral Document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any Collateral with a fair market value in excess of $1,000,000 purported to be covered thereby;

(j) one or more judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of money exceeding $3,000,000 in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has been notified and has not denied coverage) shall be rendered against the Parent or any of its Subsidiaries and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of 30 consecutive days after entry thereof during which (A) a stay of enforcement thereof is not be in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(k) the Parent or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting, or otherwise ceases to conduct for any reason whatsoever, all or any material part of its business for more than 15 consecutive days;

(l) any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 15 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party, if any such event or circumstance would reasonably be expected to have a Material Adverse Effect;

(m) the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Parent or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew would reasonably be expected to have a Material Adverse Effect;

(n) the indictment of the Parent or any of its Subsidiaries or any senior officer thereof under any criminal statute, or commencement of criminal or civil proceedings against the Parent or any of its Subsidiaries or any senior officer thereof, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person;

(o) there shall occur one or more ERISA Events that individually or in the aggregate results in, or would reasonably be expected to result in, liability of any Loan Party or any Subsidiary thereof in excess of $3,000,000;

(p) the subordination provisions of the documents evidencing or governing any Subordinated Indebtedness shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness;

(q) [reserved]; or

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(r) a Change of Control shall have occurred; or

then, and in any such event, the Collateral Agent may, and shall at the request of the Required Lenders, by written notice to the Borrower,

(i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced,

(ii) declare all or any portion of the Loans then outstanding to be accelerated and due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, together with the payment of the Applicable Premium with respect to the Commitments so terminated and the Loans so repaid, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and

(iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents;

provided, however, that upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 9.01 with respect to any Loan Party or Subsidiary thereof, without any notice to any Loan Party, any Subsidiary thereof or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents, including, without limitation, the Applicable Premium, shall be accelerated and become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party.

Section 9.02. Cure Right. In the event that the Borrower fails to comply with the requirements of the financial covenant set forth in Section 7.03(b), until the expiration of the 10th Business Day after the date on which financial statements are required to be delivered with respect to the applicable fiscal quarter hereunder (such 10 Business Day period, the “Cure Period”), the Parent shall have the right to issue Permitted Cure Equity for cash or otherwise receive cash contributions to the capital of the Parent, and, in each case, to contribute any such cash to the capital of the Borrower, and apply the amount of the proceeds thereof to increase Consolidated EBITDA with respect to such applicable quarter (the “Cure Right”); provided that

(a) such proceeds are actually received by the Borrower no later than 5 days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder,

(b) such proceeds do not exceed the aggregate amount necessary to cure (by addition to Consolidated EBITDA) such Event of Default under Section 7.03(b) for such period,

(c) the Cure Right shall not be exercised more than five times during the term of the Loans,

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(d) in each period of four fiscal quarters, there shall be at least two consecutive fiscal quarters during which the Cure Right is not exercised,

(e) [reserved],

(f) there shall be no pro forma reduction in Indebtedness with the proceeds of the Cure Right for purposes of determining compliance with the financial covenants in Section 7.03 or for determining any pricing, financial covenant based conditions or baskets with respect to the covenants contained in this Agreement, in each case in the fiscal quarter in which the Cure Right is used or subsequent periods that include such fiscal quarter, and

(g) such proceeds shall be applied to prepay the Loans in accordance with Section 2.05(c)(v).

If, after giving effect to the foregoing pro forma adjustment (but not, for the avoidance of doubt, giving pro forma adjustment to any repayment of Indebtedness in connection therewith), the Borrower is in compliance with the financial covenant set forth in Section 7.03(b), the Borrower shall be deemed to have satisfied the requirements of such Section as of the relevant date of determination with the same effect as though there had been no failure to comply on such date, and the applicable breach or default of such Section 7.03(b) that had occurred shall be deemed cured for purposes of this Agreement. The parties hereby acknowledge that this Section may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.03(b) and shall not result in any adjustment to any amounts other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence. Until the expiration of the Cure Period, neither the Agents nor any Lender shall impose interest at the Post-Default Rate, accelerate the Obligations or otherwise exercise any remedies available to it during the continuance of a Default or Event of Default arising solely as a result of the failure to comply with the financial covenant contained in Section 7.03(b).

Article X.

AGENTS

Section 10.01. Appointment. Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints, authorizes and empowers the Administrative Agent and the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto, including:

(i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02, to distribute promptly to each Lender its Pro Rata Share of all payments so received;

(ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the

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Lenders for any Agent’s inadvertent failure to distribute any such notices or agreements to the Lenders;

(iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters;

(iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document;

(v) to make the Loans and Collateral Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document;

(vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document;

(vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document;

(viii) subject to Section 10.03, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations); and

(ix) to act with respect to all Collateral under the Loan Documents, including for purposes of acquiring, bidding (including credit bidding), disposing (including pursuant to the applicable provision of the Bankruptcy Code), holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations.

Each Secured Party agrees that no Agent is under any obligation to credit bid any part of the Obligations or to purchase or retain or acquire any portion of the Collateral. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), and such instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) shall be binding upon all Lenders and all makers of Loans; provided, however,

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the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law. The Agents may perform any and all of their duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Agents and any such sub-agent may perform any and all of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent.

In addition, for Mexican law purposes, each Lender hereby grants to the Administrative Agent and the Collateral Agent a comisión mercantil con representación in accordance with Articles 273, 274, and other applicable Articles of the Mexican Código de Comercio to act on its behalf as its agent in connection with this Agreement and the Collateral Documents, in the terms and for the purposes set forth in this Article X.

Section 10.02. Nature of Duties; Delegation.

(a) The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral without reliance upon the Administrative Agent or any other Lender or any of their Related Parties, and neither the Agents nor any of their Related Parties shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If any Agent seeks the consent or approval of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) have instructed such Agent to act or refrain from acting pursuant hereto.

(b) Each Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any of its Related Parties or any other trustee, co-agent or other Person (including any Lender). Any such Related Party, trustee, co-agent or other Person shall benefit from this Article X to the extent provided by the applicable Agent.

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Section 10.03. Rights, Exculpation, Etc. The Agents and their Related Parties shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agents

(i) may treat the payee of any Loan as the owner thereof until the Collateral Agent receives written notice of the assignment or transfer thereof, pursuant to Section 12.07 hereof, signed by such payee and in form satisfactory to the Collateral Agent;

(ii) may consult with legal counsel (including, without limitation, counsel to any Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts;

(iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents;

(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person;

(v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and

(vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

The Agents shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.03, and if any such apportionment or distribution is subsequently determined to have been made in error, and the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agents are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders. Without limiting the foregoing, no

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Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents). If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify the Agents and the other Lenders thereof in writing. Each Lender agrees that, except with the written consent of an Agent, it will not take any enforcement action hereunder or under any other Loan Document, accelerate the Obligations under any Loan Document, or exercise any right that it might otherwise have under applicable law or otherwise to credit bid at any foreclosure sale, UCC sale, any sale under Section 363 of the Bankruptcy Code or other similar Dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against a Loan Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of the Obligations held by such Lender, including the filing of a proof of claim in a case under the Bankruptcy Code.

Section 10.04. Reliance. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any oral communication or telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

Section 10.05. Indemnification. To the extent that any Agent or any Related Party of the foregoing is not reimbursed and indemnified by any Loan Party, and whether or not such Agent has made demand on any Loan Party for the same, the Lenders will, within five days of written demand by such Agent, reimburse such Agent and such Related Parties for and indemnify such Agent and such Related Parties from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, client charges and expenses of counsel or any other advisor to such Agent and such Related Parties), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent and the Related Parties in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent and such Related Parties under this Agreement or any of the other Loan Documents, in proportion to each Lender’s Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 10.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final non-appealable judicial determination that such liability resulted from such Agent’s or such Related Party’s gross negligence or willful misconduct. The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Loans and the termination of this Agreement.

Section 10.06. Agents Individually. With respect to its Pro Rata Share of the Total Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms “Lenders” or “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each

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Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.

Section 10.07. Successor Agent.

(a) Any Agent may at any time give at least 30 days prior written notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (so long as no Event of Default then exists), to appoint a successor Agent. If no such successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders appoint a successor Agent (subject to the consent of the Borrower so long as no Event of Default then exists). Whether or not a successor Agent has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) With effect from the Resignation Effective Date, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by such Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through such retiring Agent shall instead be made by or to each Lender directly, until such time, if any, as a successor Agent shall have been appointed as provided for above. Upon the acceptance of a successor’s Agent’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights (other than any rights of reimbursement for any costs, expenses, indemnities or other amounts due and owing to the Agent prior to the resignation thereof), powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article, Section 12.04 and Section 12.15 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by it while the retiring Agent was acting as Agent.

Section 10.08. Collateral Matters.

(a) The Collateral Agent may from time to time make such disbursements and advances (“Collateral Agent Advances”) which the Collateral Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrower of the Loans and other Obligations or to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 12.04. The Collateral Agent Advances shall be repayable on demand and be secured by the Collateral and shall bear interest at a rate per annum equal to the rate then applicable to Loans that are Reference Rate Loans. The Collateral Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with

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Section 4.01. The Collateral Agent shall notify each Lender and the Borrower in writing of each such Collateral Agent Advance, which notice shall include a description of the purpose of such Collateral Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the Collateral Agent, upon the Collateral Agent’s demand, in Dollars in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Collateral Agent Advance. If such funds are not made available to the Collateral Agent by such Lender, the Collateral Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Collateral Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate.

(b) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to

(i) release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Total Commitment and payment and satisfaction of all Loans and all other Obligations (other than Contingent Indemnity Obligations) in accordance with the terms hereof; or constituting property being sold or disposed of in the ordinary course of any Loan Party’s business or otherwise in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if the property subject to such Lien is owned by a Guarantor, upon the release of such Guarantor from its Guarantee otherwise in accordance with the Loan Documents; or that constitutes Excluded Property; or if approved, authorized or ratified in writing by the Lenders in accordance with Section 12.02 and

(ii) release any Guarantor (other than the Parent or the Borrower (except as otherwise permitted hereunder)) from its obligations under the Guarantee if such Person ceases to be a Guarantor (or becomes an Excluded Subsidiary) as a result of a transaction or designation permitted hereunder.

Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.08(b).

(c) Without in any manner limiting the Collateral Agent’s authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 10.08(b). Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Agents and the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release

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shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

(d) Anything contained in any of the Loan Documents to the contrary notwithstanding, the Loan Parties, each Agent and each Lender hereby agree that

(i) no Lender shall have any right individually to realize upon any of the Collateral under any Loan Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Collateral Agent for the benefit of the Lenders in accordance with the terms thereof,

(ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and

(iii) the Collateral Agent, as agent for and representative of the Agents and the Lenders (but not any other Agent or any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled (either directly or through one or more acquisition vehicles) for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral to be sold (A) at any public or private sale, (B) at any sale conducted by the Collateral Agent under the provisions of the Uniform Commercial Code (including pursuant to Sections 9-610 or 9-620 of the Uniform Commercial Code), (C) at any sale or foreclosure conducted by the Collateral Agent (whether by judicial action or otherwise) in accordance with applicable law or (D) any sale conducted pursuant to the provisions of any Debtor Relief Law (including Section 363 of the Bankruptcy Code), to use and apply all or any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. The Collateral Agent shall have its own independent right to demand payment of the amounts payable by the Borrower under the Loan Documents, irrespective of any discharge of the Borrower’s obligations to pay those amounts to the other Lenders resulting from failure by them to take appropriate steps in insolvency proceedings affecting the Borrower to preserve their entitlement to be paid those amounts.

(e) [reserved]

(f) The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one

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of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

(g) No holder of Swap Obligations shall have any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under this Agreement. No holder of Swap Obligations that obtains the benefits of any Guarantee or any Collateral by virtue of the provisions hereof or of any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender or Agent and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Agreement to the contrary, no Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Hedge Agreements.

Section 10.09. Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party. Should the Administrative Agent or any Lender obtain possession or control of any such Collateral, the Administrative Agent or such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent’s instructions. In addition, the Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

Section 10.10. No Reliance on any Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on any Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other requirements imposed by the USA PATRIOT Act or the regulations issued thereunder, including the regulations set forth in 31 C.F.R. §§ 1010.100(yy), (iii), 1020.100, and 1020.220 (formerly 31 C.F.R. § 103.121), as hereafter amended or replaced (“CIP Regulations”), or any other Anti-Money Laundering Laws, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or other regulations issued under the USA PATRIOT Act. Each Lender, Affiliate, participant or assignee subject to Section 326 of the USA PATRIOT Act will perform the measures necessary to satisfy its own responsibilities under the CIP Regulations.

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Section 10.11. No Third Party Beneficiaries. The provisions of this Article are solely for the benefit of the Secured Parties, and no Loan Party (other than in respect of Sections 10.07 and 10.11) shall have rights as a third-party beneficiary of any of such provisions.

Section 10.12. No Fiduciary Relationship. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 10.13. Reports; Confidentiality; Disclaimers. By becoming a party to this Agreement, each Lender:

(a) is deemed to have requested that each Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report with respect to the Parent or any of its Subsidiaries (each, a “Report”) prepared by or at the request of such Agent, and each Agent shall so furnish each Lender with each such Report,

(b) expressly agrees and acknowledges that the Agents (i) do not make any representation or warranty as to the accuracy of any Reports, and (ii) shall not be liable for any information contained in any Reports,

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that any Agent or other party performing any audit or examination will inspect only specific information regarding the Parent and its Subsidiaries and will rely significantly upon the Parent’s and its Subsidiaries’ books and records, as well as on representations of their personnel,

(d) agrees to keep all Reports and other material, non-public information regarding the Parent and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 12.19, and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold any Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrower, and (ii) to pay and protect, and indemnify, defend and hold any Agent and any other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by any such Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Section 10.14. Collateral Custodian. Upon the occurrence and during the continuance of any Default or Event of Default, the Collateral Agent or its designee may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the

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Collateral Agent or its designee who shall have full authority to do all acts necessary to protect the Agents’ and the Lenders’ interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent or its designee may reasonably request to preserve the Collateral, in each case subject to the terms and conditions of the Loan Documents. All costs and expenses incurred by the Collateral Agent or its designee by reason of the employment of the custodian shall be the responsibility of the Borrower, subject to indemnification and reimbursement pursuant to Section 12.04.

Section 10.15. Intercreditor Agreement. Each Lender hereby grants to the Collateral Agent all requisite authority to enter into or otherwise become bound by, and to perform its obligations and exercise its rights and remedies under and in accordance with the terms of, the Intercreditor Agreement and to bind the Lenders thereto by the Collateral Agent’s entering into or otherwise becoming bound thereby, and no further consent or approval on the part of any Lender is or will be required in connection with the performance by the Collateral Agent of the Intercreditor Agreement.

Section 10.16. [Reserved].

Section 10.17. Collateral Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law the Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder and under the other Loan Documents) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, visitador, conciliador, síndico, interim receiver, assignee, trustee, monitor, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent hereunder and under the other Loan Documents.

Section 10.18. Erroneous Payments.

(a) If the Administrative Agent (x) notifies a Lender, or any Person who has received funds on behalf of a Lender or (any such Lender, or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined

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in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 10.18 and held in trust for the benefit of the Administrative Agent, and such Lender or shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment

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or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.18(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 10.18(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 10.18(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower; provided that this Section 10.18 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Borrower for the purpose of a payment on the Obligations.

(e) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(f) Each party’s obligations, agreements and waivers under this Section 10.18 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the applicable Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

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Article XI.

GUARANTY

Section 11.01. Guaranty. Each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees, as a primary obligor and not as a surety to each Secured Party and their respective permitted successors and assigns, the punctual payment in cash when due, without any demand or notice whatsoever, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of the Borrower, whether or not a claim for post-filing interest is allowed in such Insolvency Proceeding) fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrower, being the “Guaranteed Obligations”), and agrees to pay in accordance with Section 12.04 any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Secured Parties in enforcing any rights under the guaranty set forth in this Article XI. The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Secured Parties under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving the Borrower. Notwithstanding any of the foregoing, Guaranteed Obligations shall not include any Excluded Swap Obligations. In no event shall the obligation of any Guarantor hereunder exceed the maximum amount such Guarantor could guarantee under any Debtor Relief Law.

Section 11.02. Guaranty Absolute. Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. Each Guarantor agrees that this Article XI constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by any Agent or any Lender to any Collateral. The obligations of each Guarantor under this Article XI are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor under this Article XI shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses (other than the defense that the Termination Date has occurred) it may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

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(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any extension of the time for any performance of or compliance with the Guaranteed Obligations, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

(c) the acceleration of maturity of any of the Obligations, or any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d) the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including, without limitation, any Secured Party;

(e) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or

(f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Secured Parties that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Article XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Secured Parties or any other Person upon the insolvency, bankruptcy, concurso mercantil, quiebra, liquidación, or reorganization of the Borrower or otherwise, all as though such payment had not been made.

Section 11.03. Waiver. Each Guarantor hereby waives (to the extent permitted by applicable law) (i) presentment, protest, promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article XI and any requirement that the Secured Parties exhaust any right or take any action against any Loan Party or any other Person or any Collateral or proof of reliance by any Secured Party upon this Guaranty, (iii) any right to compel or direct any Secured Party to seek payment or recovery of any amounts owed under this Article XI from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that any Secured Party protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, and (v) any other defense available to any Guarantor (other than the defense that the Termination Date has occurred). Each Guarantor agrees that the Secured Parties shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Article XI, and acknowledges that this Article XI is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

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Without limiting the generality of the foregoing, each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, all rights and benefits of orden, excusión, division, quita, novación, espera and/or modificación and any other rights specified in Articles 2813, 2814, 2815, 2816, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2826, 2827, 2829, 2837, 2838, 2839, 2840, 2842, 2844, 2845, 2846, 2847, 2848 and 2849, and any other related or applicable Articles of the Mexican Código Civil Federal and the correlative provisions in each Código Civil of each State of Mexico. Each of the Guarantors hereby expressly and irrevocably represents that it has full knowledge about the content of such Articles described above, and therefore, such Articles are not required to be transcribed herein.

Section 11.04. Continuing Guaranty; Assignments. This Article XI is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI and the Final Maturity Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, pledgees, permitted transferees and permitted assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, its Loans owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.07.

Section 11.05. Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Article XI, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Secured Parties against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI shall have been paid in full in cash and the Final Maturity Date shall have occurred. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI and the Final Maturity Date, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article XI, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Article XI thereafter arising. If (i) any Guarantor shall make payment to the Secured Parties of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Article XI shall be paid in full in cash and (iii) the Final Maturity Date shall have occurred, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such

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Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

Section 11.06. Contribution. All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Guarantor for purposes of this Section 11.06, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to any Guarantor as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 11.06), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 11.06. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 11.06 shall not be construed in any way to limit the liability of any Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 11.06.

Article XII.

MISCELLANEOUS

Section 12.01. Notices, Etc.

(a) Notices Generally. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand, sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telecopier. In the case of notices or other communications to any Loan Party, Administrative Agent or the Collateral Agent, as the case may be, they shall be sent to the respective address set forth on Schedule 12.01 (or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01).

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All notices or other communications sent in accordance with this Section 12.01, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided that (i) notices sent by overnight courier service shall be deemed to have been given when received, (ii) notices by telecopier shall be deemed to have been given when sent and (iii) notices sent by email shall be deemed to have been given upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement) (except that any notice by telecopier or email, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient); provided, further, that notices to any Agent pursuant to Article II shall not be effective until received by such Agent.

(b) Electronic Communications.

(i) Each Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Agents, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agents that it is incapable of receiving notices under such Article by electronic communication.

(ii) Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

Section 12.02. Amendments, Etc.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document (excluding the Fee Letter), and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (x) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Agents and the Lenders or extending an existing Lien over additional property, by the Agents and the Borrower, (y) in the case of any other waiver or consent, by the Required Lenders (or by the Collateral Agent with the consent of the Required Lenders) and (z) in the case of any other amendment, by the Required Lenders (or by the Collateral Agent with the consent of the Required Lenders) and the Borrower, and then such waiver or

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consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:

(i) increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any scheduled date fixed for any payment of principal of, or interest or fees on, the Loans payable to any Lender, in each case, without the written consent of such Lender directly and adversely affected thereby (it being understood, for the avoidance of doubt that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders) (it being understood that (x) no amendment, modification, waiver of, deferral of, or consent to departure from any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall constitute an increase of any Commitment of any Lender (other than a payment Default or Event of Default) and (y) no amendment, modification or waiver of any condition precedent, representation, warranty, covenant, Default, Event of Default, the financial covenant definitions or financial ratios or any component thereof, default interest, “most favored nation” protection, mandatory prepayment or mandatory reduction of the Commitments shall constitute a reduction or forgiveness in the interest rates or the fees or premiums for purposes of this clause (i) (other than a payment Default or Event of Default));

(ii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender directly and adversely affected thereby (it being understood, for the avoidance of doubt that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders);

(iii) amend the definition of “Required Lenders” or “Pro Rata Share” without the written consent of each Lender directly and adversely affected thereby (it being understood, for the avoidance of doubt that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders);

(iv) release all or a substantially all of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents as in effect on the Effective Date), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Agents and the Lenders (other than Liens permitted under this Agreement as in effect on the Effective Date), subordinate the Obligations to any other Indebtedness (other than Indebtedness permitted to be incurred hereunder as of the Effective Date) or release the Borrower or any Guarantor (except in connection with a transaction permitted under this Agreement as in effect on the Effective Date), in each case, without the written consent of each Lender; provided, that the Required Lenders may elect to release all or a substantial portion of the Collateral without the requirement to obtain the written consent of each Lender if such release is in connection with (x) an exercise of remedies by the Collateral Agent at the direction of the Required Lenders pursuant to Section 9.01 or (y) any

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Disposition of all or a substantial portion of the Collateral by one or more of the Loan Parties with the consent of the Required Lenders after the occurrence and during the continuance of an Event of Default so long as such Disposition is conducted in a commercially reasonable manner as if such Disposition were a disposition of collateral by a secured creditor in accordance with Article 9 of the UCC; or

(v) amend, modify or waive Section 4.02, Section 4.03 or this Section 12.02 without the written consent of each Lender directly and adversely affected thereby;

(b) Notwithstanding anything to the contrary in Section 12.02(a):

(i) no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents;

(ii) any amendment, waiver or consent to any provision of this Agreement (including Sections 4.01 and 4.02) that permits any Loan Party, any equity holder of the Parent or any of their respective Affiliates to purchase Loans on a non-pro rata basis, become an eligible assignee pursuant to Section 12.07 and/or make offers to make optional prepayments on a non-pro rata basis shall require the prior written consent of the Required Lenders rather than the prior written consent of each Lender directly affected thereby;

(iii) any Control Agreement, Guaranty, Mortgage, Security Agreement, Intellectual Property Security Agreement, collateral access agreement, landlord waiver, contrato de prenda or other agreement or document purporting to create or perfect a security interest or grant a Lien in any of the Collateral, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time (a “Collateral Document”) may be amended, waived or otherwise modified with the consent of the applicable Agent and the applicable Loan Party without the need to obtain the consent of any Lender or any other Person if such amendment, modification, supplement or waiver is delivered in order (A) to comply with local Requirements of Law (including foreign law or regulatory requirements) or advice of local counsel, (B) to cure any ambiguity, inconsistency, omission, mistake or defect or (C) to cause such Collateral Document to be consistent with this Agreement and the other Loan Documents, and if the Administrative Agent and the Borrower shall have jointly identified an ambiguity, inconsistency, omission, mistake or defect, in each case, in any provision of any Loan Document (other than a Collateral Document), then the Administrative Agent and the Borrower shall be permitted to amend such provision; any amendment, waiver or modification pursuant to this paragraph shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof;

(iv) [reserved]; and

(v) the Administrative Agent and the Borrower may enter into an amendment to this Agreement pursuant to Section 2.07(h) to reflect an alternate service or index rate and such other related changes to this Agreement as may be applicable.

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Section 12.03. No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

Section 12.04. Expenses; Taxes; Attorneys’ Fees. The Borrower will pay promptly following written demand, all reasonable and documented out-of-pocket costs and expenses incurred by or on behalf of each Agent and the Lenders, regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for each Agent and the Lenders, taken as a whole, (limited to the reasonable and documented out-of-pocket costs and expenses of one primary legal counsel plus, to the extent reasonably necessary, one specialty counsel and one local counsel in any appropriate material jurisdiction (and, in the case of an actual or perceived conflict of interest, one additional primary legal counsel plus, to the extent reasonably necessary, one specialty counsel and one local counsel in any appropriate material jurisdiction for each group of similarly situated persons) and of such other counsel retained with the Borrower’s consent (such consent not to be unreasonably withheld or delayed)), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, the rating of the Loans, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to:

(a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in Section 7.01(f)),

(b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given,

(c) the preservation and protection of the Agents’ or any of the Lenders’ rights under this Agreement or the other Loan Documents,

(d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents’ or the Lenders’ claims against any Loan Party, or any and all matters in connection therewith (other than to the extent caused by such Agents’ or Lenders’ or Related Parties’ gross negligence, willful misconduct, bad faith or material breach as determined by a non-appealable final court order),

(e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document (other than to the extent caused by

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such Agents’ or Lenders’ or Related Parties’ gross negligence, willful misconduct, bad faith or material breach as determined by a non-appealable final court order),

(f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document,

(g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document,

(h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document,

(i) any attempt to collect from any Loan Party,

(j) any Environmental Claim, Environmental Liability or Remedial Action arising from or in connection with the past, present or future operations of, or any property currently, formerly or in the future owned, leased or operated by, any Loan Party, any of its Subsidiaries or any predecessor in interest,

(k) any Environmental Lien,

(l) the rating of the Loans by one or more rating agencies in connection with any Lender’s Securitization, or

(m) the receipt by any Agent or any Lender of any advice from professionals with respect to any of the foregoing.

Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrower agrees to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents and (y) if the Borrower fails to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such covenant or agreement, and the reasonable out-of-pocket expenses of such Agent incurred in connection therewith shall be reimbursed promptly following written demand by the Borrower. The obligations of the Borrower under this Section 12.04 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

Section 12.05. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Agent or such Lender or any of their respective Affiliates to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. Each Agent and each Lender agrees to notify such Loan Party

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promptly after any such set-off and application made by such Agent or such Lender or any of their respective Affiliates provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section 12.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.

Section 12.06. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12.07. Assignments and Participations.

(a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and permitted assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder or under the other Loan Documents without the prior written consent of each Lender and any such assignment without the Lenders’ prior written consent shall be null and void.

(b) Subject to the conditions set forth in clause (c) below, each Lender may assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to:

(i) all or a portion of its Term Loan Commitment and any Term Loan made by it with the written consent of the Collateral Agent and, so long as an Event of Default has not occurred and is continuing, the Borrower; provided, that the consent of the Borrower shall be deemed received to the extent the Borrower has not responded to a written request therefor within 5 Business Days of any such request, and

(ii) [reserved];

provided, however, that no written consent of the Collateral Agent, the Administrative Agent or the Borrower shall be required (A) in connection with any assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (B) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

(c) Assignments shall be subject to the following additional conditions:

(i) Each such assignment shall be in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender’s Commitment) (except such minimum amount shall not apply to an assignment by a Lender to (A) a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (B) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $5,000,000 or a multiple of $1,000,000 in excess thereof);

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(ii) The parties to each such assignment shall execute and deliver to the Collateral Agent (and the Administrative Agent, if applicable), for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Collateral Agent, for the benefit of the Collateral Agent, a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender) and all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering or terrorist financing rules and regulations, including the USA PATRIOT Act;

(iii) No such assignment shall be made to any Loan Party, any equity holder of the Parent or its Subsidiaries or any of their respective Affiliates; and

(iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in a form approved by the Administrative Agent (the “Administrative Questionnaire”), applicable tax forms (as required under Section 2.09(d)) and all requested “know your customer” documentation.

(d) Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance and recordation on the Register, which effective date shall be at least 3 Business Days after the delivery thereof to the Collateral Agent (or such shorter period as shall be agreed to by the Collateral Agent and the parties to such assignment), (A) the assignee thereunder shall become a “Lender” hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(e) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:

(i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto;

(ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto;

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(iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

(iv) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents;

(v) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and

(vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

(f) The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans (and stated interest thereon) (the “Registered Loans”) owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(g) Upon receipt by the Administrative Agent of a completed Assignment and Acceptance, and subject to any consent required from the Administrative Agent or the Collateral Agent pursuant to Section 12.07(b) (which consent of the applicable Agent must be evidenced by such Agent’s execution of an acceptance to such Assignment and Acceptance), the Administrative Agent shall accept such assignment, record the information contained therein in the Register (as adjusted to reflect any principal payments on or amounts capitalized and added to the principal balance of the Loans and/or Commitment reductions made subsequent to the effective date of the applicable assignment, as confirmed in writing by the corresponding assignor and assignee in conjunction with delivery of the assignment to the Administrative Agent) and provide to the Collateral Agent a copy of the fully executed Assignment and Acceptance.

(h) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of

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assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s).

(i) If any Lender sells participations in a Registered Loan, such Lender shall, acting for this purpose as a non-fiduciary agent on behalf of the Borrower, maintain, or cause to be maintained, a register, on which it enters the name of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan that is the subject of the participation (the “Participant Register”). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. Neither the Administrative Agent nor any Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103‑1(c) and proposed Section 1.163-5(b) of the United States Treasury Regulations. For the avoidance of doubt, no Agent (in its capacity as an Agent) shall have responsibility for maintaining a Participant Register or for ensuring that the Lenders observe the provisions of this clause (i).

(j) [Reserved].

(k) Each Lender may sell participations (without the consent of the Borrower, any Agent or any other Lender) to one or more banks or other entities (other than a natural person or the Parent or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans made by it); provided, that

(i) such Lender’s obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged;

(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents;

(iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a

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substantial portion of the Collateral or any Loan Party (except as set forth in Section 10.08 of this Agreement or any other Loan Document); and

(iv) a participant shall not be entitled to receive any greater payment under Article II, Article III or Article IV than the applicable Lender would have been entitled to receive absent the sale of such the participation sold to such participant, except with the prior written consent of the Agents and the Borrower or except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.09 and Section 2.10 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender (subject to the requirements and limitations therein, including the requirements under Section 2.09(d) (it being understood that the documentation required under Section 2.09(d) shall be delivered to the participating Lender)).

(l) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or loans made to, or other indebtedness issued by, such Lender pursuant to a securitization transaction (including any structured warehouse credit facility, collateralized loan obligation transaction or similar facility or transaction, and including any further securitization of the indebtedness or equity issued under such a transaction) (a “Securitization”); provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. The Loan Parties shall cooperate with such Lender and its Affiliates to effect a Securitization, including, without limitation, by providing such information as may be reasonably requested by such Lender in connection with the rating of its Loans or any Securitization.

(m) Subject to Section 12.19, Borrower authorizes each Lender to disclose to any participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

Section 12.08. Counterparts.

(a) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

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(b) The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents, including any Assignment and Acceptance shall be deemed to include electronic signatures or electronic records each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signature in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 12.09. Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

Section 12.10. Consent to Jurisdiction; Service of Process and Venue.

(a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY (1) IRREVOCABLY AGREES AND ACCEPTS, GENERALLY AND UNCONDITIONALLY, TO SUBMIT TO THE JURISDICTION OF THE AFORESAID COURTS, AND (2) WAIVES ANY OTHER JURISDICTION TO WHICH IT MAY BE ENTITLED BY REASON OF ITS PRESENT OR FUTURE DOMICILE OR OTHERWISE. EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY ANY MEANS PERMITTED BY APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 12.01, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. THE LOAN PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT

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THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

(b) Each Loan Party irrevocably and unconditionally agrees that it will not commence any action or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof.

Each non-U.S. Loan Party hereby irrevocably designates and appoints (i) the Borrower (the “Process Agent”), with an office on the date hereof at 125 S. Wacker Drive, Suite 1500, Chicago, Illinois 60606 as its agent to receive on behalf of each non-U.S. Loan Party service of the summons and complaint and any other process which may be served in any action or proceeding described above, and (ii) as its conventional address the address of the Process Agent referred above or any other address notified in writing in the future by the Process Agent to such non-U.S. Loan Party, to receive on its behalf service of all process in any proceedings brought pursuant to the Loan Documents in any court, such service being hereby acknowledged by such non-U.S. Loan Party to be effective and binding service in every respect. Such service may be made by mailing or delivering a copy of such process to each non-U.S. Loan Party, in care of the Process Agent at the address specified above for such Process Agent, and such non-U.S. Loan Party hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Each non-U.S. Loan Party covenants and agrees that, for so long as it shall be bound under this Agreement or any other Loan Document, it shall maintain a duly appointed agent for the service of summons and other legal process in New York, New York, United States of America, for the purposes of any legal action, suit or proceeding brought by any party in respect of this Agreement or such other Loan Document and shall keep the Agents advised of the identity and location of such agent. If for any reason there is no authorized agent for service of process in New York, each non-U.S. Loan Party irrevocably consents to the service of process out of the said courts by mailing copies thereof by registered United States air mail postage prepaid to it at its address specified in Section 12.01. Nothing in this Section 12.10 shall affect the right of any Secured Party to (i) commence legal proceedings or otherwise sue any non-U.S. Loan Party in the jurisdiction in which it is domiciled or in any other court having jurisdiction over such non-U.S. Loan Party or (ii) serve process upon any non-U.S. Loan Party in any manner authorized by the laws of any such jurisdiction.

Section 12.11. Waiver of Jury Trial, Etc. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE

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FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

Section 12.12. Consent by the Agents and Lenders. Except as otherwise expressly set forth herein to the contrary or in any other Loan Document, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an “Action”) of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

Section 12.13. No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

Section 12.14. Reinstatement; Certain Payments. If any claim is ever made upon any Secured Party for repayment or recovery of any amount or amounts received by such Secured Party in payment or on account of any of the Obligations, such Secured Party shall give prompt notice of such claim to each other Agent and Lender and the Borrower, and if such Secured Party repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Secured Party or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Secured Party with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Secured Party hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Secured Party.

Section 12.15. Indemnification; Limitation of Liability for Certain Damages.

(a) In addition to each Loan Party’s other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Secured Party and all of their respective Related Parties (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (in the case of legal fees and expenses, limited to the reasonable and documented out-of-pocket costs and expenses of one primary legal counsel plus, to the extent reasonably necessary, one specialty counsel and one local counsel in any appropriate material jurisdiction; in the case of

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an actual or perceived conflict of interest, one additional primary legal counsel plus, to the extent reasonably necessary, one specialty counsel and one local counsel in any appropriate material jurisdiction for each group of similarly situated Indemnitees and of such other counsel retained with the Borrower’s consent (such consent not to be unreasonably withheld or delayed)) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following:

(i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document, of any Environmental Claim or any other document executed in connection with the transactions contemplated by this Agreement,

(ii) any Agent’s or any Lender’s furnishing of funds to the Borrower under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans or the Borrower’s use of the proceeds thereof,

(iii) the Agents and the Lenders relying on any instructions of the Borrower or the handling of the Loan Account and Collateral of the Borrower as herein provided,

(iv) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or

(v) any claim, litigation, investigation or proceeding relating to or arising out of any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the “Indemnified Matters”);

provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter (1) to the extent caused by the gross negligence, bad faith, material breach or willful misconduct of such Indemnitee or its Related Parties, as determined by a final non-appealable judgment of a court of competent jurisdiction or (2) arising solely among Indemnitees that does not involve any act or omission by any Loan Party or its Affiliates (other than any Indemnified Matter by or against an Agent in its capacity as such or any of its Related Persons).

(b) To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

(c) No party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any

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act or omission or event occurring in connection therewith, and each Loan Party hereby waives, releases and agrees not to sue upon any such claim or seek any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided that nothing in this paragraph shall limit the indemnity and reimbursement obligations of the Loan Parties to the extent that such special, indirect, consequential or punitive damages are included in any claim by a third party unaffiliated with the applicable Indemnitees with respect to which the applicable Indemnitees is entitled to indemnification as set forth herein.

(d) The indemnities and waivers set forth in this Section 12.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

(e) This Section 12.15 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

Section 12.16. Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.

Section 12.17. Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, each Agent and each Lender and when the conditions precedent set forth in Section 5.01 hereof have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Agent and each Lender, and any assignment by any Lender shall be governed by Section 12.07 hereof.

Section 12.18. Highest Lawful Rate. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrower); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such

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consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall, subject to the last sentence of this Section 12.18, be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrower). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 12.18 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.18.

For purposes of this Section 12.18, the term “applicable law” shall mean that law in effect from time to time and applicable to the loan transaction between the Borrower, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York.

The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

Section 12.19. Confidentiality. Each Agent and each Lender agrees (on behalf of itself and its Related Parties) to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents which is identified in writing by the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure by any Agent or any Lender of any such information

(i) to its Affiliates, its Related Parties or the Related Parties of any Person described in clause (ii) or (iii) below) on a need to know, confidential basis (it being understood that the Persons to whom such disclosure is made either will be informed of

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the confidential nature of such information and instructed to keep such information confidential in accordance with this Section 12.19 or is subject to other customary confidentiality obligations);

(ii) to any other party hereto;

(iii) to any assignee or participant (or prospective assignee or participant) or any party to a Securitization, so long as such assignee or participant (or prospective assignee or participant) or party to a Securitization agrees, in writing, to be bound by or is otherwise subject to customary confidentiality obligations (including, without limitation, confidentiality provisions similar in substance to this Section 12.19);

(iv) to the extent required by any Requirement of Law or judicial process or as otherwise requested by any Governmental Authority (in which case, to the extent practicable and not prohibited by any Requirement of Law, such Person shall promptly inform the Borrower of such disclosure);

(v) to the National Association of Insurance Commissioners or any similar organization, any examiner, auditor or accountant or any nationally recognized rating agency;

(vi) in connection with any litigation to which any Agent or any Lender is a party;

(vii) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder;

(viii) to any other Person if such information is general portfolio information that does not identity the Loan Parties, or

(ix) with the consent of the Borrower.

In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to any Agent or any Lender in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

Section 12.20. Public Disclosure. Each Loan Party agrees that neither it nor any of its Affiliates will now or in the future issue any press release or other public disclosure using the name of an Agent, any Lender or any of their respective Affiliates or referring to this Agreement or any other Loan Document without the prior written consent of such Agent or such Lender, except to the extent that such Loan Party or such Affiliate is required to do so under applicable law (in which event, such Loan Party or such Affiliate will consult with such Agent or such Lender before issuing such press release or other public disclosure); provided, that the foregoing shall not apply to any public filings made in accordance with applicable securities laws. Each Loan Party hereby authorizes each Agent and each Lender, after consultation with the Borrower, to advertise the closing of the transactions contemplated by this Agreement, and to make appropriate

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announcements of the financial arrangements entered into among the parties hereto, as such Agent or such Lender shall deem appropriate, including, without limitation, on a home page or similar place for dissemination of information on the Internet or worldwide web, or in announcements commonly known as tombstones, in such trade publications, business journals, newspapers of general circulation and to such selected parties as such Agent or such Lender shall deem appropriate.

Section 12.21. Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

Section 12.22. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act and the AML Legislation hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act and the AML Legislation, it is required to obtain, verify and record information that identifies the entities composing the Borrower, which information includes the name and address of each such entity and other information that will allow such Lender to identify the entities composing the Borrower in accordance with the USA PATRIOT Act and the AML Legislation. Each Loan Party agrees to take such action and execute, acknowledge and deliver at its sole cost and expense, such instruments and documents as any Lender may reasonably require from time to time in order to enable such Lender to comply with the USA PATRIOT Act and the AML Legislation.

Section 12.23. Judgment Currency. This is an international financial transaction in which the specification of a currency and payment in New York is of the essence. Dollars shall be the currency of account in the case of all payments pursuant to or arising under this Agreement or under any other Loan Document, and all such payments shall be made to the Administrative Agent’s Accounts in New York in immediately available funds. To the fullest extent permitted by applicable law, the obligations of each Loan Party to the Secured Parties under this Agreement and under the other Loan Documents shall not be discharged by any amount paid in any other currency or in a place other than to the Administrative Agent’s Accounts in New York to the extent that the amount so paid after conversion under this Agreement and transfer to New York does not yield the amount of Dollars in New York due under this Agreement and under the other Loan Documents. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency (the “Other Currency”), to the fullest extent permitted by applicable law, the rate of exchange used shall be that at which the Administrative Agent could, in accordance with normal procedures, purchase Dollars with the Other Currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Secured Parties hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that, on the Business Day immediately following the date on which the Administrative Agent receives any sum adjudged to be so due in the Other Currency, the Administrative Agent may, in accordance with normal banking procedures, purchase Dollars with the Other Currency. If the Dollars so purchased are less than the sum originally due to the Secured Parties in Dollars, each Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Secured Parties against such loss, and if the Dollars so purchased exceed the sum originally due to the Secured Parties in Dollars, the Secured Parties agrees to remit to the Loan Parties such excess.

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Section 12.24. Waiver of Immunity. To the extent that any Loan Party has or hereafter may acquire (or may be attributed, whether or not claimed) any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service of process or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Loan Party hereby irrevocably waives and agrees not to plead or claim, to the fullest extent permitted by applicable law, such immunity in respect of (a) its obligations under the Loan Documents, (b) any legal proceedings to enforce such obligations and (c) any legal proceedings to enforce any judgment rendered in any proceedings to enforce such obligations. Each Loan Party hereby agrees that the waivers set forth in this Section 12.24 shall be to the fullest extent permitted under the Foreign Sovereign Immunities Act and are intended to be irrevocable for purposes of the Foreign Sovereign Immunities Act.

Section 12.25. English Language. This Agreement and each other Loan Document have been negotiated and executed in English. All certificates, reports, notices and other documents and communications given or delivered by any party hereto pursuant to this Agreement or any other Loan Document shall be in English or, if not in English, accompanied by a certified English translation thereof. The English version of any such document shall control the meaning of the matters set forth herein.

Section 12.26. [Reserved].

Section 12.27. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

FREIGHTCAR NORTH AMERICA, LLC

By: /s/ Michael Riordan

Name: Michael Riordan

Title: Chief Financial Officer

GUARANTORS:

FREIGHTCAR AMERICA, INC.

FCA-FASEMEX, LLC

Freight Car Services, Inc.

FreightCar Alabama, LLC

FreightCar Rail Management Services, LLC

FreightCar Rail Services, LLC
FreightCar Roanoke, Inc.

FreightCar Short Line, Inc.

JAC OperationS, Inc.

JAIX Leasing Company

Johnstown America, LLC

FCA-FASEMEX, S. de R.L. de C.V.

FCA-Fasemex Enterprise, S. de R.l. de c.v.

By: /s/ Michael Riordan

Name: Michael Riordan

Title: Chief Financial Officer

[Signature Page to Financing Agreement]

COLLATERAL AGENT AND ADMINISTRATIVE AGENT: BLUE TORCH FINANCE LLC

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Authorized Signor

[Signature Page to Financing Agreement]

LENDERS:

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Authorized Signor

[Signature Page to Financing Agreement]